                                                Filed Pursuant to Rule 424(B)(5)
                                                      Registration No. 333-56303

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 14, 2001

                                  $542,700,000
             DISTRIBUTION FINANCIAL SERVICES RV/MARINE TRUST 2001-1

                          DEUTSCHE RECREATIONAL ASSET
                              FUNDING CORPORATION
                                   DEPOSITOR

                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    SERVICER

     The Trust will issue the classes of Notes listed below. Interest and principal on the Notes will be payable monthly, on the 15th of the month or the first business day after the 15th of the month, to the extent described herein. The Notes represent obligations of the Trust only and do not represent obligations of or interests in, and are not guaranteed by, Deutsche Recreational Asset Funding Corporation, Deutsche Financial Services Corporation, Ganis Credit Corporation, Deutsche Bank AG or any other person or entity.

     INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. YOU SHOULD CONSIDER THE DISCUSSION OF "RISK FACTORS" BEGINNING ON PAGE S-17 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                          UNDERWRITING
                        PRINCIPAL     INTEREST                                            DISCOUNTS AND     PROCEEDS TO
                          AMOUNT        RATE     STATED MATURITY DATE   PRICE TO PUBLIC    COMMISSIONS     DEPOSITOR(1)
                       ------------   --------   --------------------   ---------------   -------------   ---------------
Class A-1 Notes......  $189,000,000    2.82%       November 17, 2008         99.999047%          0.150%        99.849047%
Class A-2 Notes......  $ 54,000,000    4.05%         August 16, 2010         99.995098%          0.200%        99.795098%
Class A-3 Notes......  $ 90,000,000    4.74%            May 15, 2013         99.986687%          0.250%        99.736687%
Class A-4 Notes......  $ 95,000,000    5.67%        January 17, 2017         99.959702%          0.300%        99.659702%
Class A-5 Notes......  $ 72,350,000    6.19%       November 15, 2022         99.953308%          0.350%        99.603308%
Class B Notes........  $ 19,830,000    6.43%       November 15, 2022         99.947596%          0.450%        99.497596%
Class C Notes........  $  9,270,000    6.86%       November 15, 2022         99.968917%          0.550%        99.418917%
Class D Notes........  $ 13,250,000    7.73%       November 15, 2022         99.954108%          0.650%        99.304108%
                       ------------                                     ---------------   -------------   ---------------
Total................  $542,700,000                                     $542,592,151.49   $1,381,070.00   $541,211,081.49

------------

(1) Before deducting expenses estimated to be $790,000.

     The Notes are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company, Clearstream, Luxembourg, and Euroclear, on or about November 27, 2001.

DEUTSCHE BANC ALEX. BROWN
              BANC OF AMERICA SECURITIES LLC
                            BANC ONE CAPITAL MARKETS, INC.
                                                                        JPMORGAN
          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 20, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the Notes in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Notes; and (b) this Prospectus Supplement, which describes the specific terms of the Notes.

     IF THE TERMS OF THE NOTES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT VARY FROM THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Terms" beginning on page S-67 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 80 in the accompanying Prospectus.

     THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO OFFER AND SELL THESE SECURITIES. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

     After the initial distribution of the Notes by the Underwriters, the Prospectus and Prospectus Supplement may be used by Deutsche Banc Alex. Brown Inc., an affiliate of the Transferor, the Servicer and the Depositor, in connection with market making transactions in the Notes. Deutsche Banc Alex. Brown Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                                ----
REPORTS TO NOTEHOLDERS......................................     S-5
SUMMARY OF TERMS............................................     S-6
STRUCTURAL SUMMARY..........................................     S-9
RISK FACTORS................................................    S-17
THE TRUST...................................................    S-24
THE RECEIVABLES POOL........................................    S-25
MANAGEMENT'S DISCUSSION AND ANALYSIS........................    S-36
THE TRANSFEROR..............................................    S-37
UNDERWRITING PROCEDURES AND GUIDELINES......................    S-37
THE SERVICER................................................    S-39
WEIGHTED AVERAGE LIFE OF THE NOTES..........................    S-40
DESCRIPTION OF THE NOTES....................................    S-49
DESCRIPTION OF THE RESIDUAL INTEREST........................    S-54
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........    S-55
FEDERAL INCOME TAX CONSEQUENCES.............................    S-58
STATE AND LOCAL TAX CONSEQUENCES............................    S-58
ERISA CONSIDERATIONS........................................    S-58
UNDERWRITING................................................    S-59
LEGAL OPINIONS..............................................    S-61
GLOSSARY OF TERMS...........................................    S-62
INDEX OF TERMS..............................................    S-67

                         PROSPECTUS
AVAILABLE INFORMATION.......................................       3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............       3
SUMMARY OF TERMS............................................       4
RISK FACTORS................................................      12
THE TRUSTS..................................................      22
THE TRUSTEE.................................................      23
THE BOAT MORTGAGE TRUST.....................................      23
THE RECEIVABLES POOLS.......................................      24
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................      26
POOL FACTORS AND TRADING INFORMATION........................      27
USE OF PROCEEDS.............................................      28
THE DEPOSITOR...............................................      28
THE TRANSFEROR..............................................      28
UNDERWRITING PROCEDURES AND GUIDELINES......................      29
THE SERVICER................................................      29
DESCRIPTION OF THE NOTES....................................      29
DESCRIPTION OF THE CERTIFICATES.............................      34
CERTAIN INFORMATION REGARDING THE SECURITIES................      35
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........      43
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................      54
FEDERAL INCOME TAX CONSEQUENCES.............................      63

                                                                PAGE
                                                                ----
TRUSTS THAT ARE STRUCTURED AS OWNER TRUSTS..................      64
TRUSTS TREATED AS GRANTOR TRUSTS............................      71
STATE AND LOCAL TAX CONSEQUENCES............................      75
ERISA CONSIDERATIONS........................................      76
PLAN OF DISTRIBUTION........................................      79
LEGAL OPINIONS..............................................      79
INDEX OF TERMS..............................................      80
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
  PROCEDURES................................................     I-1

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

     The following summary is a short description of certain terms of the offering of the Notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the Notes, you will need to read both this Prospectus Supplement and the attached Prospectus, each in its entirety.

TRUST.........................   Distribution Financial Services RV/Marine Trust
                                 2001-1.

NOTES.........................   The Trust will issue the following Notes (the
                                 "Notes"):

                                 -  $189,000,000 Class A-1 2.82% Asset Backed
                                    Notes

                                 -  $ 54,000,000 Class A-2 4.05% Asset Backed
                                    Notes

                                 -  $ 90,000,000 Class A-3 4.74% Asset Backed
                                    Notes

                                 -  $ 95,000,000 Class A-4 5.67% Asset Backed
                                    Notes

                                 -  $ 72,350,000 Class A-5 6.19% Asset Backed
                                    Notes

                                 -  $ 19,830,000 Class B  6.43% Asset Backed
                                    Notes

                                 -  $  9,270,000 Class C  6.86% Asset Backed
                                    Notes

                                 -  $ 13,250,000 Class D  7.73% Asset Backed
                                    Notes

DEPOSITOR.....................   Deutsche Recreational Asset Funding
                                 Corporation. The principal executive office of the Depositor is located at 655 Maryville
                                 Centre Drive, St. Louis, Missouri 63141, telephone number (314) 523-3000.

TRANSFEROR....................   Ganis Credit Corporation.

SERVICER......................   Deutsche Financial Services Corporation.

INDENTURE TRUSTEE.............   HSBC Bank USA.

OWNER TRUSTEE.................   Wells Fargo Bank Minnesota, National
                                 Association.

CLOSING DATE..................   The Trust expects to issue the Notes on or
                                 about November 27, 2001.

MONTHLY PAYMENT DATES.........   With respect to each calendar month (each, a
                                 "Collection Period"), the "Monthly Payment
                                 Date" will be the 15th day of the following month or, if the 15th day is not a business day, the next business day.

FIRST MONTHLY PAYMENT DATE....   The first Monthly Payment Date will be December
                                 17, 2001.

STATED MATURITY DATES.........   The Trust is required to pay the outstanding
                                 principal amount of each class of Notes, to the extent not previously paid, in full on the respective Stated Maturity Date (with respect to each class of Notes, its "Stated Maturity
                                 Date") for that class of Notes specified in the cover page of this Prospectus Supplement or, if such date is not a business day, on the next succeeding business day.

INTEREST RATES................   The Trust will pay interest on each class of
                                 Notes at the rates specified on the cover of this Prospectus Supplement.

INTEREST ACCRUAL..............   "30/360", accrued from and including the 15th
                                 day of the preceding calendar month (or, in the case of the first Monthly Payment Date, from and including the Closing Date) to and including the day preceding the 15th day of the current calendar month.

                                 This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each Monthly Payment Date for each class of Notes will be the product of:

                                 - the applicable outstanding principal balance
                                   of such class of Notes;

                                 - the applicable interest rate; and

                                 - for all classes of Notes, one-twelfth (or, in
                                   the case of the first Monthly Payment Date, 18 divided by 360).

                                 For a more detailed description of the payment of interest, you should refer to the section of this Prospectus Supplement titled "Description of the Notes--Payments of Interest."

OPTIONAL REDEMPTION...........   The Notes will be redeemed in whole on any
                                 Monthly Payment Date if the Servicer exercises its option to purchase the Receivables from the Trust. The Servicer may exercise this option only if:

                                 - the Pool Balance is less than 10% of the
                                   Initial Pool Balance; and

                                 - the resulting distribution to the Noteholders
                                   on the applicable Monthly Payment Date is sufficient to pay the sum of the outstanding principal balances of all Notes, plus accrued and unpaid interest thereon.

                                 See "Description of the Notes--Optional
                                 Redemption" in this Prospectus Supplement.

SUBORDINATION.................   To the extent described herein, the Class B
                                 Notes are subordinated to the Class A Notes, the Class C Notes are subordinated to the Class
                                 A Notes and Class B Notes, and the Class D
                                 Notes are subordinated to the Class A Notes and Class B Notes and Class C Notes. See
                                 "Description of the Transfer and Servicing
                                 Agreements--Distributions" in this Prospectus
                                 Supplement.

TAX STATUS....................   In the opinion of Mayer, Brown & Platt, special
                                 counsel to the Depositor, for federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Federal Income Tax
                                 Consequences" and "State and Local Tax
                                 Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences" and
                                 "State and Local Tax Consequences" in the
                                 Prospectus.

ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations" herein and in the Prospectus, the Notes may be eligible for purchase by employee benefit plans. See "ERISA
                                 Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

ABSENCE OF MARKET.............   The Notes will be a new issue of securities
                                 with no established trading market. The Trust does not expect to apply for listing of the Notes on any securities exchange or quote the Notes in the automated quotation system of a registered securities association. The
                                 Underwriters may assist in resales of the Notes, but they are not required to do so. See
                                 "Risk Factors--Noteholders May Be Unable To
                                 Resell Notes" in this Prospectus Supplement.

RISK FACTORS..................   Investors should recognize that there are
                                 material risks associated with an investment in the Notes. See "Risk Factors" in this
                                 Prospectus Supplement and "Risk Factors" in the
                                 Prospectus.

RATINGS.......................   It is a condition of the issuance of the Notes
                                 that the:

                                 - Class A-1 Notes, Class A-2 Notes, Class A-3
                                   Notes, Class A-4 Notes and Class A-5 Notes be rated in the "AAA" rating category or its equivalent by at least two nationally recognized rating agencies;

                                 - Class B Notes be rated in the "AA" rating
                                   category or its equivalent by at least one nationally recognized rating agency;

                                 - Class C Notes be rated in the "A" rating
                                   category or its equivalent by at least one nationally recognized rating agency; and

                                 - Class D Notes be rated in the "BBB" rating
                                   category or its equivalent by at least one nationally recognized rating agency.

                                 See "Risk Factors--Ratings Are Not
                                 Recommendations" in this Prospectus Supplement.

CUSIP NUMBERS.................   - Class A-1 Notes: 254934 AA 0

                                 - Class A-2 Notes: 254934 AB 8

                                 - Class A-3 Notes: 254934 AC 6

                                 - Class A-4 Notes: 254934 AD 4

                                 - Class A-5 Notes: 254934 AE 2

                                 - Class B Notes: 254934 AF 9

                                 - Class C Notes: 254934 AG 7

                                 - Class D Notes: 254934 AH 5

                               STRUCTURAL SUMMARY

     This summary briefly describes certain structural components of the Trust. To fully understand the terms of the Trust, you will need to read both this Prospectus Supplement and the attached Prospectus, each in its entirety.

PROPERTY OF THE TRUST.........   The primary assets of the Trust will be the
                                 Receivables, which are (i) recreational vehicle and (ii) marine (consisting of sport boat, power boat and yacht) installment sales contracts or installment loans originated by DFS or acquired by DFS from Dealers or from an Affiliated Originator ("DFS Receivables") and
                                 (i) recreational vehicle and (ii) marine installment sales contracts or installment loans originated by the Transferor or acquired by the Transferor from Dealers or from an Affiliated Originator or acquired by the Transferor from DFS prior to the Closing Date
                                 (the "Transferor Receivables"). On the Closing
                                 Date, DFS will transfer the DFS Receivables to the Transferor (to the extent not previously transferred by DFS to the Transferor), the Transferor will transfer the DFS Receivables and the Transferor Receivables to the Depositor, and the Depositor will transfer all of such Receivables to the Trust.

                                 The assets of the Trust will also include:

                                 - all monies received under the Receivables after October 31, 2001 (the "Cutoff Date");

                                 - security interests in the Financed Assets created pursuant to the Receivables (other than Federally Documented Boats, the security interests in which will be assigned to the Boat Mortgage Trustee as described under "The Boat Mortgage Trust" in the Prospectus);

                                 - any proceeds from certain related insurance policies;

                                 - amounts on deposit in the Trust Accounts, including the Reserve Account; and

                                 - all rights of the Trust under the Transfer and Servicing Agreement.

                                 See "The Receivables Pool" in this Prospectus Supplement and "The Receivables Pools" and "Description of the Transfer and Servicing Agreements" in the Prospectus.

                                 The Receivables to be acquired by the Trust on the Closing Date are expected to have an aggregate Principal Balance of $529,467,226.64 as of the Cutoff Date (the "Initial Pool Balance").

SERVICING FEE;
  SERVICER ADVANCES...........   The Servicer will be entitled to receive a
                                 monthly Servicing Fee and other compensation as described under "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" and "--Distributions" in this Prospectus Supplement.

                                 The Servicer will advance any interest
                                 shortfall with respect to the Receivables to the extent that the Servicer, in its sole discretion, expects to recoup the advance from subsequent payments on or with respect to the Receivables (a "Servicer Advance"). The Servicer will be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Receivables. Such reimbursements will be made out of available funds prior to the deposit of such funds in the Collection Account. See "Description of the Transfer and Servicing Agreements--Servicer Advances" in the Prospectus.

PRIORITY OF DISTRIBUTIONS.....   From the Total Distribution Amount and, in the
                                 event of a shortfall in meeting the payments described in clauses (1) through (9) below, from amounts withdrawn from the Reserve
                                 Account, the Trust will pay the following amounts on each Monthly Payment Date in the following order of priority:

                                 (1) to the Servicer, the Servicing Fee and all
                                     unpaid Servicing Fees from prior Collection
                                     Periods;

                                 (2) to Class A Noteholders, accrued interest on
                                     the Class A Notes;

                                 (3) to the Principal Distribution Account, the
                                     First Priority Principal Distribution
                                     Amount, which will be the amount, if any, equal to the excess of (a) the principal balances of the Class A Notes over (b) the Pool Balance as of the end of the Collection Period preceding such Monthly Payment Date;

                                 (4) to the Class B Noteholders, accrued
                                     interest on the Class B Notes;

                                 (5) to the Principal Distribution Account, the
                                     Second Priority Principal Distribution
                                     Amount, which will be the amount, if any, equal to the excess of (a) the sum of the principal balances of the Class A Notes and Class B Notes over (b) the Pool Balance as of the end of such Collection Period, less the amounts previously deposited to the Principal Distribution Account in accordance with clause (3) above;

                                 (6) to the Class C Noteholders, accrued
                                     interest on the Class C Notes;

                                 (7) to the Principal Distribution Account the Third Priority Principal Distribution Amount, which will be the amount, if any, equal to the excess of (a) the sum of the principal balances of the Class A Notes, Class B Notes and Class C Notes over (b) the Pool Balance as of the end of such Collection Period, less the amounts previously deposited to the Principal Distribution Account in accordance with clauses (3) and (5) above;

                                 (8)  to the Class D Noteholders, accrued
                                      interest on the Class D Notes;

                                 (9) to the Principal Distribution Account, the Regular Principal Distribution Amount, which will be the amount, if any, equal to the decrease in the Pool Balance during such Collection Period, provided that this amount will be reduced by any amounts previously deposited to the Principal Distribution Account in accordance with clauses (3), (5) and (7) above;

                                 (10) to the Principal Distribution Account, an
                                      amount sufficient to cause the outstanding principal balance of the Notes (after giving effect to all payments on the Monthly Payment Date) to equal the Pool Balance as of the end of such Collection Period;

                                 (11) to the Reserve Account, an amount
                                      sufficient to cause the amount on deposit in the Reserve Account to equal the amount required to be on deposit in the Reserve Account; and

                                 (12) to the Residual Interestholder, any
                                      amounts remaining in the Collection
                                      Account.

                                 See "Description of the Transfer and Servicing Agreements--Distributions" in this Prospectus Supplement.

DISTRIBUTIONS FROM THE
PRINCIPAL DISTRIBUTION
  ACCOUNT.....................   From deposits made to the Principal
                                 Distribution Account, the Trust will generally pay principal on the Notes in the manner and priority set forth below:

                                 Sequentially to the Notes commencing with the Class A-1 Notes until each class of Notes is paid in full if either (1) the Monthly Payment Date is prior to the Monthly Payment Date in December 2005 (the "Crossover Date"), or (2) a Trigger Event is in effect; and

                                 On and after the Crossover Date so long as a Trigger Event is not in effect:

                                 - to the Class A Notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class A Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the

                                    Crossover Date, on the first Monthly Payment
                                    Date after the Crossover Date that a Trigger
                                    Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period, in the following order of priority:

                                    -  first to the Class A-1 Notes until paid
                                    in full;

                                    - second to the Class A-2 Notes until paid in full;

                                    -  third to the Class A-3 Notes until paid
                                    in full;

                                    - fourth to the Class A-4 Notes until paid in full; and

                                    -  fifth to the Class A-5 Notes until paid
                                    in full;

                                 - to the Class B Notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class B Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period;

                                 - to the Class C Notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class C Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period;

                                 - to the Class D Notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class D Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period; and

                                 - to the Residual Interestholder, any funds remaining.

                                 A "Trigger Event" will be in effect for a Monthly Payment Date commencing with the Crossover Date if one of the following conditions occur:

                                 - the average sixty-day delinquency ratio as of the last day of the related Collection Period exceeds 5.00%;

                                 - the cumulative realized losses as of the last day of the related Collection Period exceeds the following percentages of the original Pool Balance for the specified Monthly Payment Date:

                                    December 2005 through November 2006....3.50%
                                    December 2006 through November 2007....4.25%
                                    December 2007 and after...............5.00%;

                                 - the amount on deposit in the Reserve Account for any two prior consecutive Monthly Payment Dates is less than the amount required to be on deposit in the Reserve Account provided that the Trigger Event will no longer be in effect if the amount on deposit in the Reserve Account for three consecutive Monthly Payment Dates thereafter equals the amount required to be on deposit therein; or

                                 - the aggregate outstanding principal amount of the Notes immediately preceding the Monthly Payment Date is greater than the Pool Balance as of the last day of the second Collection Period preceding the Monthly Payment Date.

                                 The average sixty-day delinquency ratio is, in general, the ratio of the aggregate principal balances of Receivables delinquent 60 days or more for the preceding three Collection Periods to the average Pool Balance for this period. Cumulative realized losses are, in general, the aggregate realized losses incurred in respect of defaulted loans since the Cutoff Date.

                                 For a more detailed description of the priority of distributions and the allocation of funds on each Monthly Payment Date, you should refer to "Description of the Notes--Payments of Principal" in this Prospectus Supplement.

CHANGE IN PRIORITY OF PAYMENTS
  FOLLOWING EVENTS OF DEFAULT
  AND ACCELERATION OF THE
  NOTES.......................   If an Event of Default occurs and the Notes are
                                 accelerated following the occurrence of an Event of Default, the Trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes, no distributions of principal or interest on the Class C Notes until payment in full of principal and interest on the Class A Notes and the Class B Notes, and no distributions of principal or interest on the Class D Notes until payment in full of principal and interest on the Class A Notes, the Class B Notes and the
                                 Class C Notes. In addition, payments of
                                 principal on the Class A Notes will be made pro rata to the Class A-1, Class A-2, Class A-3,
                                 Class A-4 and Class A-5 Notes.

                                 For a more detailed description of the Events of Default and the rights of investors in such circumstance, you should refer to "Description of the Notes--The Indenture --Events of Default; Rights Upon Event of Default" in the Prospectus. For a more detailed description of the priority of distributions and allocation of funds following an Event of Default and the acceleration of the Notes, you should refer to "Description of the Notes--Priority of Payments Following an Event of Default Under the Indenture" in this Prospectus Supplement.

CREDIT ENHANCEMENT............   The credit enhancement described in this
                                 Prospectus Supplement provides protection for the Class A Notes, the Class B Notes, the Class
                                 C Notes and the Class D Notes against losses and delays in payment.

                                 The credit enhancement for the Notes will be as follows:

Class A Notes.................   Subordination of the Class B Notes, the Class C
                                 Notes and the Class D Notes, and the Reserve
                                 Account;

Class B Notes.................   Subordination of the Class C Notes and the
                                 Class D Notes, and the Reserve Account;

Class C Notes.................   Subordination of the Class D Notes, and the
                                 Reserve Account; and

Class D Notes.................   The Reserve Account.

SUBORDINATION OF PRINCIPAL AND
  INTEREST....................   As long as the Class A Notes remain
                                 outstanding:

                                 - payments of interest on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to payments of interest on the Class A Notes, and, in certain circumstances, payments of principal on the Class A Notes; and

                                 - payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to payments of interest and principal on the Class A Notes.

                                 As long as the Class A Notes or Class B Notes remain outstanding:

                                 - payments of interest on the Class C Notes and Class D Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes and, in certain circumstances, payments of principal on the Class A Notes and the Class B Notes; and

                                 - payments of principal on the Class C Notes and Class D Notes will be subordinated to payments of interest and principal on the Class A Notes and the Class B Notes.

                                 As long as the Class A Notes or Class B Notes or Class C Notes remain outstanding:

                                 - payments of interest on the Class D Notes will be subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Notes and, in certain circumstances, payments of principal on the Class A Notes, the Class B Notes and the Class C Notes; and

                                 - payments of principal on the Class D Notes, will be subordinated to payments of interest and principal on the Class A Notes, the Class B Notes and the Class C Notes.

                                 For a more detailed discussion of the
                                 subordination of the Notes and the priority of distributions, you should refer to "Description of the Notes--The Indenture" and "Description of the Transfer and Servicing
                                 Agreement--Distributions" in this Prospectus
                                 Supplement.

RESERVE ACCOUNT...............   On the Closing Date, the Depositor will deposit
                                 or cause to be deposited $1,323,668 into the Reserve Account.

                                 On or before each Monthly Payment Date, if collections on the Receivables are insufficient to satisfy clauses (1) through (9) listed in "--Priority of Distributions" above, the Servicer will instruct the Indenture Trustee to withdraw from the Reserve Account, and deposit in the Collection Account, to the extent of the funds in the Reserve Account, the amounts necessary to make distributions of interest, the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount and the Regular Principal Distribution Amount and, on the Stated Maturity Date for any class of Notes, its outstanding principal balance.

                                 The balance required to be on deposit in the Reserve Account (the "Reserve Account Required Amount") with respect to any Monthly Payment Date will be the lesser of

                                 $3,971,004 and the outstanding principal balance of the Notes.

                                 On each Monthly Payment Date, the Trust will distribute funds on deposit in the Reserve Account in excess of the required balance in accordance with the priority of payments described in "--Priority of Distributions" above.

                                 On each Monthly Payment Date, the Trust will deposit in the Reserve Account, to the extent necessary to cause the amount on deposit in the Reserve Account to equal the Reserve Account Required Amount, any part of the Total Distribution Amount remaining after the first ten clauses listed in "--Priority of Distributions" above are satisfied.

                                 For a more detailed description of the Reserve Account, you should refer to "Description of the Transfer and Servicing Agreements--Reserve Account" in this Prospectus Supplement.

UNDERCOLLATERALIZATION........   Initially, the principal balance of the Notes
                                 will exceed the Pool Balance by approximately
                                 2.5% of the Pool Balance. Such
                                 undercollateralization amount will be reduced to the extent of distributions pursuant to clause (10) under "--Priority of Distributions" in this Prospectus Supplement.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, you should consider the following risk factors and the risk factors set forth in the Prospectus in deciding whether to purchase Notes.

Noteholders May Be Unable to
Resell Notes                     There is currently no secondary market for the
                                 Notes. The Underwriters may assist in resales of the Notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Notes. There have been times in the past where there have been very few buyers of asset-backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Possible Payment Delays or
Losses Resulting From
Geographic Concentration         Economic conditions in states where Obligors
                                 reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Lack of geographically diverse Obligors may cause losses on the related Receivables to be higher than they would be if the Obligors were more geographically diverse. As of the Cutoff Date, the mailing addresses of Obligors of Receivables representing, by Principal Balance,
                                 21.92%, 12.15%, 8.02% and 7.49% of the Initial
                                 Pool Balance were located in California, Texas,
                                 New York and Florida, respectively. No other state, by billing address, constituted more than 4.50% of the aggregate Principal Balance of the Receivables as of the Cutoff Date. An economic downturn in one or more of states where concentrations of Obligors reside could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the Receivables.

                                 In general, economic factors such as
                                 unemployment, interest rates, the rate of inflation and consumer perceptions may affect the rate of prepayment and defaults on the Receivables and could reduce or delay payments to you. See "The Receivables Pool" in this Prospectus Supplement.

Possible Payment Delays or
Losses as a Result of
Differences
Among the Classes                If you hold Notes of a class that are paid
                                 principal later than another class, you bear more risk of loss than holders of classes of Notes that are paid earlier and you could experience delays or reductions in payments.
                                 See "Description of the Notes--Payments of Interest," "--Payments of Principal,"
                                 "--Priority of Payments Following an Event of
                                 Default under the Indenture" and

                                 "Description of the Transfer and Servicing
                                 Agreements--Distributions" in this Prospectus Supplement.

Ratings Are Not
Recommendations                  Any rating of your Notes by a rating agency
                                 indicates the rating agency's view on the likelihood of the ultimate payment of principal and the timely payment of interest at the applicable interest rate on your Notes.

                                 Among the things a rating will not indicate are:

                                 - the likelihood that principal will be paid on a scheduled date;

                                 -  the likelihood that an Event of Default
                                    under the Indenture will occur

                                 - whether or not the discussion under "Federal Income Tax Consequences" or "State and Local Tax Consequences" in this Prospectus Supplement or the Prospectus is adequate, or the likelihood that a United States withholding tax will be imposed on non-U.S. investors in Notes;

                                 - whether or not the discussion under "ERISA Considerations" in this Prospectus Supplement or the Prospectus is adequate, or whether a "prohibited transaction" will occur;

                                 -  the marketability of your Notes;

                                 -  the market price of your Notes; or

                                 -  whether your Notes are an appropriate
                                    investment for you or any other investor.

                                 A rating is not a recommendation to buy, sell, or hold your Notes. A rating may be lowered or withdrawn at any time. You should evaluate each rating independently of any other rating.

                                 See "Ratings are Not Recommendations; There is No Assurance That a Rating Will Remain in Effect" in the Prospectus.

Possible Delays and Reductions
in
Payments on The Notes Due to
Limited Assets of the Trust      The Trust will not have any significant assets
                                 or sources of funds other than the Receivables.
                                 Notes will be payable only from the assets of the Trust. You must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. However, amounts to be deposited in the Reserve Account are limited in amount and the balance of the Reserve Account may be reduced from time to time as described herein. The Notes represent obligations of the Trust only and do not represent an interest in or an obligation of, and are not insured or guaranteed by, the Transferor, the Depositor, DFS, Ganis Credit Corporation, Deutsche Bank AG or any other person or entity. You will have no recourse to the Transferor, the Depositor, DFS, Ganis Credit Corporation,

                                 Deutsche Bank AG or any other person or entity in the event that proceeds of the assets of the Trust are insufficient or otherwise unavailable to make payments on the Notes.

                                 If losses or delinquencies occur with respect to Receivables which are not covered by payments on other Receivables or by the Reserve Account, or if the initial undercollateralization amount is not reduced to zero, you may experience delays and reductions in payments on your Notes.

Possible Losses Due to Payment
Prior to Maturity                The actual maturity of any class of Notes could
                                 occur significantly earlier than the Stated
                                 Maturity Date for such class of Notes. See
                                 "Risk Factors--Possible Losses Resulting From
                                 Payment Prior to Maturity" in the Prospectus, and "Weighted Average Life of the Notes" and "Description of the Notes--Optional Redemption" in this Prospectus Supplement. You will bear the risk of being able to reinvest principal received on Notes at a yield at least equal to the yield on such Notes. If you acquire a Note at a premium, repayment of principal at a rate that is faster than you anticipated will result in a yield that is lower than you anticipated.
                                 If you acquire a Note at a discount, repayment of principal at a rate that is slower than you anticipated will result in a yield that is lower than you anticipated.

Amount of Advance with Respect
to Financed Assets May Be
Greater Than Value of Financed
Assets The amount advanced on a Financed Asset may exceed the value of the Financed Asset at the time the loan is initially made or at any subsequent time, including at the time of foreclosure or repossession of the Financed Asset. This may have the effect of increasing the amount of loss in the event that a Receivable defaults, which could in turn result in delays or reductions in payments on your Notes. See "Underwriting Procedures and Guidelines" in the Prospectus.

Forward-Looking Statements       Some statements contained or incorporated in
                                 this Prospectus Supplement or the Prospectus are forward-looking statements concerning operations, economic performance and financial condition of the Receivables and the Trust and other parties. These statements involve risks and uncertainties and actual results may differ materially from those expressed or implied in those statements.

Possible Delays and Reductions
in
Payments Due on Notes Due to
Subordination of Notes           The Class B Notes bear greater risk than the
                                 Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described in this Prospectus Supplement, to payments of interest and principal on the Class A Notes. The Class C
                                 Notes bear greater credit risk than the Class A
                                 Notes and the Class B Notes because payments of interest and principal on the Class C Notes are subordinated, to the extent described in this Prospectus Supplement, to payments of interest and principal on the Class
                                 A Notes and the Class B Notes. The Class D
                                 Notes bear greater credit risk than the Class A
                                 Notes, the Class B Notes and the Class C Notes because payments of interest and principal on the Class D Notes are subordinated, to the extent described in this Prospectus Supplement, to payments of interest and principal on the Class A Notes, the Class B Notes and the Class
                                 C Notes.

                                 For a more detailed description of such
                                 principal payment circumstances, see
                                 "Description of the Transfer and Servicing
                                 Agreements--Distributions--Priority of
                                 Payments" in this Prospectus Supplement. The payment sequence changes, however, following an acceleration of the Notes upon some events of default under the indenture. See "Description of the Notes--Priority of Payments Following an Event of Default Under the Indenture" in this Prospectus Supplement.

Possible Delays and Reductions
In
Payments on Notes Due to
Limited Credit Enhancement       The amount of credit enhancement for the Notes
                                 is limited and may be reduced from time to time as described herein. If the amount available under such credit enhancement is reduced to zero, you will bear directly the credit and other risks associated with your investment in the Notes and will be more likely to experience delays and reductions in payments on your Notes. See "Description of the Transfer and
                                 Servicing Agreement--Distributions",
                                 "Description of the Transfer and Servicing
                                 Agreement--Reserve Account", "Description of the Notes" and "Risk Factors--Possible Payment
                                 Delays or Losses as a Result of Priority
                                 Differences Among the Classes" in this
                                 Prospectus Supplement.

Possible Failure to Make Final
Payment on Stated Maturity
Date It is expected that final payment of each class of Notes will occur on or prior to the respective stated maturity dates. Failure to make final payment of any class of Notes on or prior to the respective stated maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of Notes in full on or prior to the stated maturity date. If sufficient funds are not available, final payment of any class of Notes could occur later than the stated maturity date for that class. See "The Indenture--Events of Default; Rights Upon Event of Default" in the Prospectus.

Possible Losses Due to Limited
Control Over Actions of the
Trust
and Conflicts Between Classes
of
Notes Because the Trust has pledged the property of the Trust to the indenture trustee to secure payment on the Notes, the indenture trustee may, and at the direction of the required percentage of the Controlling Class will, take one or more of the other actions specified in the indenture relating to the property of the Trust, including a sale of the Receivables. The Controlling Class will be the Class A Notes for so long as any Class A Notes are outstanding, the Class B Notes after the Class A Notes have been paid in full, the Class C Notes after the Class B Notes have been paid in full and the Class D Notes after the Class C Notes have been paid in full. In addition, the holders of a majority of the Class A Notes, under some circumstances, have the right to waive events of servicing termination or terminate the Servicer without consideration of the effect such waiver or termination would have on the holders of the Class B Notes, the Class C Notes or the Class D Notes. The holders of the Class B Notes will not have the ability to waive events of servicing termination or to remove the Servicer until the Class A Notes have been paid in full. The holders of the Class C Notes will not have the ability to waive any such events or to remove the Servicer until the Class B Notes have been paid in full. The holders of the Class D Notes will not have the ability to waive any such events or to remove the Servicer until the Class C Notes have been paid in full.

                                 See "Certain Matters Regarding the
                                 Servicer--Servicer Defaults" in the Prospectus.

Failure to Pay Interest on the
Subordinated Classes of Notes
is
Not an Event of Default          The indenture provides that failure to pay
                                 interest when due on any outstanding
                                 subordinated class or classes of Notes--for example, for so long as any of the Class A
                                 Notes are outstanding, the Class B Notes, the Class C Notes or the Class D Notes--will not be an event of default under the indenture. Under these circumstances, the holders of any outstanding subordinated Notes will not have any right to declare an event of default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

Prepayments and Potential
Losses
May Result From an Event of
Default Under the Indenture      An event of default under the indenture may
                                 result in payments on the Notes being
                                 accelerated. As a result:

                                 - you may suffer losses on your Notes if the assets of the Trust are insufficient to pay the amounts owed on the Notes;

                                 - payments on your Notes may be delayed until more senior classes of Notes are repaid; and

                                 -  your Notes may be repaid earlier than
                                    scheduled, which may require you to reinvest your principal at a lower rate of return.

The Occurrence of an Event of
Default Under the Indenture
May
Delay Payments on the Class B
Notes, the Class C Notes and
the
Class D Notes                    The Trust will not make any distributions of
                                 principal or interest on a subordinate class of Notes until payment in full of principal and interest on the senior classes of Notes following:

                                 -  an event of default under the indenture
                                    relating to the payment of principal on any Note or the payment of interest on the controlling class of Notes which has resulted in acceleration of the Notes;

                                 -  an event of default under the indenture
                                    relating to an insolvency event or a
                                    bankruptcy with respect to the Trust which has resulted in an acceleration of the Notes; or

                                 - a liquidation of the Trust assets following any event of default under the indenture.

                                 This may result in a delay or default in making payments on the Class B Notes, the Class C Notes or the Class D Notes.

Subordinated Noteholders May
Not Be Able to Direct the
Indenture Trustee Upon an
Event
of Default Under the Indenture   If an event of default occurs under the
                                 indenture, only the holders of the Controlling
                                 Class of Notes may waive such event of default, accelerate the maturity dates of the Notes or direct or consent to any action under the indenture. The holders of any outstanding subordinated class or classes of Notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of Notes has been repaid in full.

The Indenture Trustee May Sell
the Receivables in an Event of
Default If the final payment dates of the Notes are accelerated following an event of default under the indenture, the indenture trustee may, under some circumstances, sell the Receivables and prepay the Notes. Upon a sale of the Receivables following an event of default:

                                 - no amounts will be distributed to the Class B Noteholders until all interest and principal due on the Class A Notes have been paid in full;

                                 - no amounts will be distributed to the Class C Noteholders until all interest and principal due on the Class A Notes and Class B Notes have been paid in full; and

                                 - no amounts will be distributed to the Class D Noteholders until all interest and principal due on the Class A Notes, Class B Notes and Class C Notes have been paid in full.

                                 So long as the Class A Notes are the
                                 Controlling Class, the holders of the Class B Notes, Class C Notes and Class D Notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the Notes following an event of default and will have the right to vote on the sale of the Receivables following an event of default and acceleration in only limited circumstances.

                                 So long as the Class B Notes are the
                                 Controlling Class, the holders of the Class C Notes and Class D Notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the Notes following an event of default and will have the right to vote on the sale of the Receivables following an event of default and acceleration in only limited circumstances.

                                 So long as the Class C Notes are the
                                 Controlling Class, the holders of the Class D Notes will not have any right in vote on waivers of an event of default or to direct the indenture Trustee to accelerate the Notes following an event of default and will have the right to vote on the sale of the Receivables following an event of default and acceleration in only limited circumstances.

                                 See "Description of the Notes--The
                                 Indenture--Events of Default; Rights Upon Event of Default" in the Prospectus.

The Notes are Not Suitable
Investments for all Investors    The Notes may not be a suitable investment if
                                 you require a regular or predictable schedule of payments or payment on any specific date.
                                 The Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment, the tax consequences of an investment, and the interaction of these factors.

Effects of Recent Terrorist
Attacks Any effect that the terrorist attacks on the World Trade Center and on the Pentagon in the United States on September 11, 2001 and related military action may have on the performance of the Receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the Receivables. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract relating to a recreational vehicle, sport boat, power boat or yacht, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the Military Reservist Relief Act of 1991, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment contracts, including the Receivables, for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. No information can be provided as to the number of Receivables that may be affected. If an obligor's obligation to repay a receivable is reduced, adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the Notes.

                                   THE TRUST

GENERAL

     The Trust, Distribution Financial Services RV/Marine Trust 2001-1, is a common law trust formed under the laws of the State of New York. The purpose of the Trust is generally to engage in the following activities: (i) to acquire the Receivables pursuant to the Transfer and Servicing Agreement; (ii) to issue the Notes pursuant to the Indenture and to sell the Notes; (iii) with the proceeds of the sale of the Notes to pay certain expenses of the Trust and to pay the balance to the Depositor; (iv) to grant a security interest in the Receivables pursuant to the Indenture; (v) to enter into and perform its obligations under the documents to which it is to be a party; (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and (vii) subject to compliance with the documents to which it is a party, to engage in such other activities as may be required in connection with conservation of the Receivables and other items and the making of distributions to the Residual Interestholder and the Noteholders.

     The net proceeds from the sale of the Notes will be distributed to the Depositor.

     If the credit enhancement provided (a) to the Class A Noteholders by the subordination of the Class B Notes, Class C Notes, and Class D Notes, (b) to the Class B Noteholders by the subordination of the Class C Notes and Class D Notes,
(c) to the Class C Noteholders by the subordination of the Class D Notes and (d) to the Noteholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders with respect to the Notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" in this Prospectus Supplement and "Risk Factors" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in Minneapolis, Minnesota, in care of Wells Fargo Bank Minnesota, National Association, as Owner Trustee, at the address listed below under "--The Owner Trustee".

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes in the respective amounts set forth herein had taken place on such date:

                                                                CAPITALIZATION OF
                                                                    THE TRUST
                                                                -----------------
Class A-1 Notes.............................................      $189,000,000
Class A-2 Notes.............................................      $ 54,000,000
Class A-3 Notes.............................................      $ 90,000,000
Class A-4 Notes.............................................      $ 95,000,000
Class A-5 Notes.............................................      $ 72,350,000
Class B Notes...............................................      $ 19,830,000
Class C Notes...............................................      $  9,270,000
Class D Notes...............................................      $ 13,250,000
                                                                  ------------
     Total..................................................      $542,700,000
                                                                  ============

THE OWNER TRUSTEE

     Wells Fargo Bank Minnesota, National Association, is the Owner Trustee under the Trust Agreement. Wells Fargo Bank Minnesota, National Association, is a national banking association and its principal offices are located at Sixth & Marquette, Minneapolis, Minnesota 55479-0070. The Depositor and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables held by the Trust (the "Receivables Pool") will include only the Receivables transferred by the Depositor to the Trust on the Closing Date. Such Receivables will be acquired by the Depositor from the Transferor on the Closing Date. The Transferor originated certain of such Receivables prior to the Closing Date, acquired certain of such Receivables from Dealers and Affiliated Originators prior to the Closing Date, and will have acquired the rest of such Receivables from DFS on or prior to the Closing Date. Such Receivables were selected from the Transferor's portfolio for transfer to the Depositor, and were selected from the Depositor's portfolio for inclusion in the Receivables Pool, by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had a Principal Balance of at least $500,
(ii) had a remaining maturity of at least 12 months but not more than 240 months, (iii) had an APR of at least 5.99% and not more than 18.25% per annum, and (iv) was not more than 29 days past due. All of such Receivables have fixed rate APRs, provided that the APRs of Receivables representing approximately 0.44% of the Initial Pool Balance change to a new fixed rate one or more times during the terms of such Receivables. As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of a bankruptcy proceeding. As of the Cutoff Date, Receivables representing approximately 1.31% of the Initial Pool Balance are secured by recreational vehicles which are equipped with compartments designed to transport horses, or which are designed solely to transport horses. As of the Cutoff Date, no single Obligor on the Receivables in the Receivables Pool is an Obligor on more than 0.14% of the Initial Pool Balance. No selection procedures believed by the Depositor to be adverse to Noteholders were used in selecting the Receivables.

     All of the Receivables are Simple Interest Receivables, as described under "The Receivables Pools--General" in the Prospectus.

     A maximum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, may deviate from certain characteristics of the Receivables as described in this Prospectus Supplement.

     Receivables representing approximately 8% of the Receivables Pool were acquired by DFS or the Transferor from Thor Credit Corporation. Thor Credit Corporation is a joint venture between DFS and Thor Industries, Inc., a manufacturer of recreational vehicles. Although we make no representations regarding the underwriting standards of Thor Credit Corporation, the underwriting standards employed by Thor Credit Corporation were the same as used by DFS.

     Set forth in the following tables is information measured and determined as of the Cutoff Date concerning: the composition, distribution by annual percentage rate ("APR"), geographic distribution, remaining term, loan age, year of origination and current balances of the Receivables expected to be included in the Receivables Pool. Prior to the issuance of the Notes, Receivables not exceeding five percent of the aggregate principal balance set forth below may be removed from or added to the Receivables Pool. The percentages in the following tables may not add to 100% because of rounding. Dollar amounts in the following tables may not add to the totals indicated because of rounding.

                      COMPOSITION OF THE RECEIVABLES POOL

     WEIGHTED                                           WEIGHTED             WEIGHTED
      AVERAGE          AGGREGATE                        AVERAGE              AVERAGE           AVERAGE
      APR OF           PRINCIPAL      NUMBER OF        REMAINING             ORIGINAL         PRINCIPAL
    RECEIVABLES         BALANCE      RECEIVABLES          TERM                 TERM            BALANCE
-------------------   ------------   -----------   ------------------   ------------------   ------------
      9.088%          $529,467,227    10,713           177 Months           192 Months         $49,423
(5.990% to 18.250%)                                (12 to 240 Months)   (18 to 240 Months)    ($582.38 to
                                                                                             $722,630.95)

     Recreational vehicle Receivables represented 59.7% of the Initial Pool Balance, and marine Receivables represented 40.3% of the Initial Pool Balance.

     Receivables representing approximately 58.6% of the Initial Pool Balance were secured by new Financed Assets at the time such Receivables were originated, and Receivables representing approximately 41.4% of the Initial Pool Balance were secured by used Financed Assets at the time such Receivables were originated.

                  DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                      PERCENTAGE OF
                                                      NUMBER OF         AGGREGATE            AGGREGATE
                     APR (%)                         RECEIVABLES    PRINCIPAL BALANCE    PRINCIPAL BALANCE
                     -------                         -----------    -----------------    -----------------
 5.001 - 6.000...................................           8              0.20%           $  1,046,224
 6.001 - 7.000...................................          34              0.88               4,672,432
 7.001 - 8.000...................................       1,035             22.60             119,678,855
 8.001 - 9.000...................................       2,603             35.02             185,434,694
 9.001 - 10.000..................................       2,656             24.96             132,143,160
10.001 - 11.000..................................       2,570             11.99              63,506,769
11.001 - 12.000..................................       1,026              3.05              16,141,673
12.001 - 13.000..................................         466              0.90               4,770,354
13.001 - 14.000..................................         172              0.26               1,386,441
14.001 - 15.000..................................          67              0.07                 382,715
15.001 - 16.000..................................          54              0.04                 224,501
16.001 - 17.000..................................          15              0.01                  57,085
17.001 - 18.000..................................           6              0.00                  19,780
18.001 - 19.000..................................           1              0.00                   2,544
                                                       ------            ------            ------------
     Total:......................................      10,713            100.00%           $529,467,227
                                                       ======            ======            ============

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

                                                                             PERCENTAGE OF
                                                             NUMBER OF         AGGREGATE            AGGREGATE
                        STATE(1)                            RECEIVABLES    PRINCIPAL BALANCE    PRINCIPAL BALANCE
                        --------                            -----------    -----------------    -----------------
Alabama.................................................         156              1.07%           $  5,686,565
Alaska..................................................          55              0.61               3,246,720
Arizona.................................................         328              3.46              18,304,111
Arkansas................................................         213              1.04               5,509,558
California..............................................       2,280             21.92             116,047,224
Colorado................................................         147              1.08               5,739,366
Connecticut.............................................         118              1.17               6,208,381
Delaware................................................          30              0.39               2,053,691
District of Columbia....................................           6              0.08                 434,406
Florida.................................................         743              7.49              39,634,161
Georgia.................................................         238              1.92              10,183,629
Hawaii..................................................           4              0.03                 145,678
Idaho...................................................          52              0.34               1,793,179
Illinois................................................         135              1.08               5,720,615
Indiana.................................................          58              0.76               4,014,362
Iowa....................................................          47              0.28               1,491,741
Kansas..................................................          83              0.62               3,304,179
Kentucky................................................          48              0.47               2,483,688
Louisiana...............................................         196              1.70               8,994,047
Maine...................................................          44              0.22               1,176,877
Maryland................................................         195              2.12              11,247,836
Massachusetts...........................................         280              2.24              11,885,712
Michigan................................................          80              0.89               4,700,534
Minnesota...............................................         267              1.51               8,010,906
Mississippi.............................................         106              0.63               3,352,960
Missouri................................................         177              1.16               6,142,723
Montana.................................................          37              0.48               2,516,233
Nebraska................................................          42              0.20               1,032,868
Nevada..................................................         221              1.90              10,071,235
New Hampshire...........................................          62              0.52               2,746,365
New Jersey..............................................         235              2.62              13,889,506
New Mexico..............................................         107              0.66               3,496,043
New York................................................         501              8.02              42,441,246
North Carolina..........................................         269              2.16              11,430,469
North Dakota............................................          12              0.04                 210,580
Ohio....................................................          83              1.00               5,296,389
Oklahoma................................................         179              0.97               5,157,980
Oregon..................................................         312              2.69              14,266,521
Pennsylvania............................................         248              2.00              10,609,498
Puerto Rico.............................................           1              0.01                  32,832
Rhode Island............................................          51              0.33               1,762,678
South Carolina..........................................          98              0.90               4,743,548
South Dakota............................................          30              0.30               1,610,735
Tennessee...............................................         142              1.53               8,118,945
Texas...................................................       1,239             12.15              64,322,088
Utah....................................................          38              0.45               2,381,472
Vermont.................................................          17              0.16                 854,497
Virginia................................................         174              1.43               7,568,072
Virgin Islands..........................................           1              0.00                   7,197
Washington..............................................         418              4.34              22,954,002
West Virginia...........................................          16              0.07                 379,243
Wisconsin...............................................          77              0.62               3,302,352
Wyoming.................................................          17              0.14                 751,786
                                                              ------            ------            ------------
    Total:..............................................      10,713            100.00%           $529,467,227
                                                              ======            ======            ============

------------
(1) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

             DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES POOL

                                                                     PERCENTAGE OF
                                                      NUMBER OF        AGGREGATE           AGGREGATE
             REMAINING TERM IN MONTHS                RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE
             ------------------------                -----------   -----------------   -----------------
  1 - 12...........................................         6             0.00%          $     14,530
 13 - 24...........................................        87             0.09                474,776
 25 - 36...........................................       193             0.21              1,099,424
 37 - 48...........................................       293             0.71              3,770,273
 49 - 60...........................................       341             0.75              3,958,978
 61 - 72...........................................       275             0.58              3,045,901
 73 - 84...........................................       343             0.81              4,294,145
 85 - 96...........................................       479             1.51              7,977,493
 97 - 108..........................................       977             3.67             19,414,419
109 - 120..........................................     1,170             4.47             23,690,751
121 - 132..........................................     1,138             4.62             24,467,462
133 - 144..........................................       906             4.30             22,784,382
145 - 156..........................................       714             7.64             40,435,218
157 - 168..........................................     1,611            18.11             95,882,202
169 - 180..........................................       794            10.32             54,640,331
181 - 192..........................................        40             0.55              2,932,668
193 - 204..........................................        38             0.79              4,202,937
205 - 216..........................................       311             9.05             47,900,421
217 - 228..........................................       590            17.79             94,218,277
229 - 240..........................................       407            14.03             74,262,640
                                                       ------           ------           ------------
     Total:........................................    10,713           100.00%          $529,467,227
                                                       ======           ======           ============

                  DISTRIBUTION BY AGE OF THE RECEIVABLES POOL

                                                                     PERCENTAGE OF
                                                      NUMBER OF        AGGREGATE           AGGREGATE
                   AGE IN MONTHS                     RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                   -------------                     -----------   -----------------   -----------------
 0.................................................         6             0.13%          $    685,951
 1 - 6.............................................     2,733            24.41            129,233,654
 7 - 12............................................     1,767            16.96             89,813,737
13 - 18............................................     3,709            28.96            153,352,395
19 - 24............................................     1,074            13.74             72,727,702
25 and greater.....................................     1,424            15.80             83,653,788
                                                       ------           ------           ------------
     Total:........................................    10,713           100.00%          $529,467,227
                                                       ======           ======           ============

            DISTRIBUTION BY ORIGINATION YEAR OF THE RECEIVABLES POOL

                                                                     PERCENTAGE OF
                                                      NUMBER OF        AGGREGATE           AGGREGATE
                 ORIGINATION YEAR                    RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                 ----------------                    -----------   -----------------   -----------------
1997...............................................         2             0.11%          $    569,768
1998...............................................        14             0.15                774,044
1999...............................................     2,011            23.19            122,791,327
2000...............................................     4,609            39.42            208,704,186
2001...............................................     4,077            37.14            196,627,901
                                                       ------           ------           ------------
     Total:........................................    10,713           100.00%          $529,467,227
                                                       ======           ======           ============

            DISTRIBUTION BY CURRENT BALANCE OF THE RECEIVABLES POOL

                                                                      PERCENTAGE OF
                                                      NUMBER OF         AGGREGATE            AGGREGATE
               CURRENT BALANCE ($)                   RECEIVABLES    PRINCIPAL BALANCE    PRINCIPAL BALANCE
               -------------------                   -----------    -----------------    -----------------
500.01 - 25,000.00...............................       5,618             14.48%           $ 76,655,671
25,000.01 - 50,000.00............................       2,201             14.79              78,310,616
50,000.01 - 100,000.00...........................       1,465             19.57             103,631,357
100,000.01 - 150,000.00..........................         664             15.27              80,839,835
150,000.01 - 200,000.00..........................         343             11.26              59,596,372
200,000.01 - 250,000.00..........................         161              6.79              35,925,961
250,000.01 - 300,000.00..........................         104              5.41              28,631,767
300,000.01 - 350,000.00..........................          58              3.58              18,958,005
350,000.01 - 400,000.00..........................          26              1.85               9,780,490
400,000.01 - 450,000.00..........................          26              2.09              11,042,075
450,000.01 - 500,000.00..........................          12              1.09               5,771,568
500,000.01 - 550,000.00..........................          12              1.19               6,296,215
550,000.01 - 600,000.00..........................          14              1.52               8,032,520
600,000.01 - 650,000.00..........................           4              0.48               2,526,264
650,000.01 - 700,000.00..........................           3              0.38               2,033,667
700,000.01 - 725,000.00..........................           2              0.27               1,434,843
                                                       ------            ------            ------------
     Total:......................................      10,713            100.00%           $529,467,227
                                                       ======            ======            ============

DELINQUENCIES AND NET LOSSES

     Set forth below is certain information concerning the experience of the Transferor and DFS pertaining to marine and recreational vehicle receivables originated or acquired by the Transferor and DFS and secured by new or used boats and recreational vehicles. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below.

     The tables below do not include information as to marine and recreational vehicle receivables following the sale of such receivables by DFS or the Transferor in Servicing Released Sale Transactions. "Servicing Released Sale Transactions" are transactions in which (a) marine or recreational vehicle receivables are sold by DFS or the Transferor to a bank or other institution and
(b) after the sale of such receivables, neither DFS nor the Transferor services such receivables. Since June 1999, the Transferor and DFS have sold $300.6 million of marine receivables and $832.9 million of recreational vehicle receivables in Servicing Released Sale Transactions. The tables below include information as to marine and recreational vehicle receivables previously sold by DFS or the Transferor whereby DFS continued to service such receivables after such sales.

     The data presented in the tables below are for illustrative purposes only. There is no assurance that the delinquency and loss experience of the Trust with respect to the receivables to be transferred to it will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of the Servicer's portfolio. The percentages do not in any way reflect the past performance of the Receivables. Accordingly, the delinquency and loss percentages may be lower than those shown if a group of receivables were isolated at a period in time and the delinquency and loss data showed the activity only for that isolated group of receivables over the period indicated.

              DELINQUENCY EXPERIENCE OF DFS AND THE TRANSFEROR(1)
         MANAGED RECREATIONAL VEHICLE AND MARINE RECEIVABLES PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                  AT SEPTEMBER 30,
                                                 --------------------------------------------------
                                                          2001                       2000
                                                 -----------------------    -----------------------
                                                 NUMBER OF                  NUMBER OF
                                                 CONTRACTS      AMOUNT      CONTRACTS      AMOUNT
                                                 ---------    ----------    ---------    ----------
Portfolio....................................     75,170      $3,357,321     64,925      $2,876,532
Period of Delinquency
  30-59 Days.................................        687          28,468        396          14,195
  60-89......................................        217           8,664        140           5,320
  90+........................................        118           4,041         97           3,385
Total Delinquencies..........................      1,022      $   41,173        633      $   22,900
Total as % of Portfolio......................       1.36%           1.23%      0.97%           0.80%

                                                         AT DECEMBER 31,
                            --------------------------------------------------------------------------
                                     2000                      1999                      1998
                            ----------------------    ----------------------    ----------------------
                            NUMBER OF                 NUMBER OF                 NUMBER OF
                            CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                            ---------   ----------    ---------   ----------    ---------   ----------
Portfolio.................   66,451     $2,953,042     70,743     $3,059,178     50,506     $2,190,487
Period of Delinquency
  30-59 Days..............      516         18,522        445         15,844        282          8,035
  60-89...................      161          6,692        105          4,014         53          1,994
  90+.....................      128          4,722         72          2,537         62          2,720
Total Delinquencies.......      805     $   29,936        622     $   22,395        397     $   12,749
Total as % of Portfolio...     1.21%          1.01%      0.88%          0.73%      0.79%          0.58%

------------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

              DELINQUENCY EXPERIENCE OF DFS AND THE TRANSFEROR(1)
                      MANAGED MARINE RECEIVABLES PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                  AT SEPTEMBER 30,
                                                 --------------------------------------------------
                                                          2001                       2000
                                                 -----------------------    -----------------------
                                                 NUMBER OF                  NUMBER OF
                                                 CONTRACTS      AMOUNT      CONTRACTS      AMOUNT
                                                 ---------    ----------    ---------    ----------
Portfolio....................................     20,358      $1,143,352     17,534      $1,025,305
Period of Delinquency
  30-59 Days.................................        201          10,447        132           5,353
  60-89......................................         70           3,178         34           1,294
  90+........................................         27           1,171         19             700
Total Delinquencies..........................        298      $   14,796        185      $    7,347
Total as % of Portfolio......................       1.46%           1.29%      1.06%           0.72%

                                                          AT DECEMBER 31,
                            ---------------------------------------------------------------------------
                                     2000                       1999                      1998
                            -----------------------    -----------------------    ---------------------
                            NUMBER OF                  NUMBER OF                  NUMBER OF
                            CONTRACTS      AMOUNT      CONTRACTS      AMOUNT      CONTRACTS     AMOUNT
                            ---------    ----------    ---------    ----------    ---------    --------
Portfolio...............     17,868      $1,045,859     18,849      $1,007,533     11,922      $722,254
Period of Delinquency
  30-59 Days............        156           6,564        137           5,918         81         3,208
  60-89.................         35           1,767         33           1,153         15           583
  90+...................         28           1,108         21             842         15           813
Total Delinquencies.....        219      $    9,439        191      $    7,913        111      $  4,604
Total as % of
  Portfolio.............       1.23%           0.90%      1.01%           0.79%      0.93%         0.64%

------------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

              DELINQUENCY EXPERIENCE OF DFS AND THE TRANSFEROR(1)
               MANAGED RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                  AT SEPTEMBER 30,
                                                 --------------------------------------------------
                                                          2001                       2000
                                                 -----------------------    -----------------------
                                                 NUMBER OF                  NUMBER OF
                                                 CONTRACTS      AMOUNT      CONTRACTS      AMOUNT
                                                 ---------    ----------    ---------    ----------
Portfolio....................................     54,812      $2,213,969     47,391      $1,851,227
Period of Delinquency
  30-59 Days.................................        486          18,021        264           8,842
  60-89......................................        147           5,486        106           4,026
  90+........................................         91           2,870         78           2,685
Total Delinquencies..........................        724      $   26,377        448      $   15,553
Total as % of Portfolio......................       1.32%           1.19%      0.95%           0.84%

                                                         AT DECEMBER 31,
                            --------------------------------------------------------------------------
                                     2000                      1999                      1998
                            ----------------------    ----------------------    ----------------------
                            NUMBER OF                 NUMBER OF                 NUMBER OF
                            CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                            ---------   ----------    ---------   ----------    ---------   ----------
Portfolio.................   48,583     $1,907,183     51,894     $2,051,645     38,584     $1,468,233
Period of Delinquency
  30-59 Days..............      360         11,958        308          9,926        201          4,827
  60-89...................      126          4,925         72          2,861         38          1,411
  90+.....................      100          3,614         51          1,695         47          1,907
Total Delinquencies.......      586     $   20,497        431     $   14,482        286     $    8,145
Total as % of Portfolio...     1.21%          1.07%      0.83%          0.71%      0.74%          0.55%

------------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

              CREDIT LOSS EXPERIENCE OF DFS AND THE TRANSFEROR(1)
         MANAGED RECREATIONAL VEHICLE AND MARINE RECEIVABLES PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                       9 MONTHS ENDED
                                        SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                   -----------------------   ------------------------------------
                                      2001         2000         2000         1999         1998
                                   ----------   ----------   ----------   ----------   ----------
Average Amount Outstanding During
  the Period.....................  $3,150,674   $3,296,680   $3,201,835   $2,645,210   $1,871,934
Average Number of Contracts
  Outstanding During the Period..      70,992       75,957       73,411       61,068       44,127
Net Losses.......................  $   15,583   $   12,337   $   18,938   $    9,031   $    6,449
Net Losses as a Percent of
  Average Amount
  Outstanding(2)(3)(4)...........        0.49%        0.37%        0.59%        0.34%        0.34%

------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract.

(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of
    (i) a breach of a warranty by the Dealer in the Dealer Agreement or (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.

(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

(4) The percentages for 9 months ended September, 2001 and 2000 are not annualized percentages.

              CREDIT LOSS EXPERIENCE OF DFS AND THE TRANSFEROR(1)
                      MANAGED MARINE RECEIVABLES PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                          9 MONTHS ENDED
                                           SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                                      -----------------------   --------------------------------
                                         2001         2000         2000        1999       1998
                                      ----------   ----------   ----------   --------   --------
Average Amount Outstanding During
  the Period........................  $1,095,795   $1,103,505   $1,086,405   $875,105   $611,389
Average Number of Contracts
  Outstanding During the Period.....      19,212       20,701       19,954     15,871      9,872
Net Losses..........................  $    4,054   $    2,807   $    4,334   $  2,478   $  1,580
Net Losses as a Percent of Average
  Amount Outstanding(2)(3)(4).......        0.37%        0.25%        0.40%      0.28%      0.26%

------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract.

(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of
    (i) a breach of a warranty by the Dealer in the Dealer Agreement or (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.

(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

(4) The percentages for 9 months ended September, 2001 and 2000 are not annualized percentages.

              CREDIT LOSS EXPERIENCE OF DFS AND THE TRANSFEROR(1)
               MANAGED RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                       9 MONTHS ENDED
                                        SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                   -----------------------   ------------------------------------
                                      2001         2000         2000         1999         1998
                                   ----------   ----------   ----------   ----------   ----------
Average Amount Outstanding During
  the Period.....................  $2,054,879   $2,193,175   $2,115,430   $1,770,105   $1,260,545
Average Number of Contracts
  Outstanding During the Period..      51,780       55,256       53,457       45,197       34,255
Net Losses.......................  $   11,529   $    9,530   $   14,604   $    6,553   $    4,869
Net Losses as a Percent of
  Average Amount
  Outstanding(2)(3)(4)...........        0.56%        0.43%        0.69%        0.37%        0.39%

------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract.

(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of
    (i) a breach of a warranty by the Dealer in the Dealer Agreement or (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.

(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

(4) The percentages for 9 months ended September, 2001 and 2000 are not annualized percentages.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     The Trust was formed for the purposes described under "The Trust" herein. As of the date of this Prospectus Supplement, the Trust had no operating history.

CAPITAL RESOURCES AND LIQUIDITY

     The Trust's primary sources of capital are expected to be the net proceeds from the sale of the Notes and amounts deposited in the Reserve Account. The net proceeds from the sale of the Notes will be distributed to the Depositor.

     The Trust's primary sources of liquidity will be payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

     The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables, the interest costs of the Notes and related operating expenses will determine the Trust's results of operations in the future. The principal operating expense of the Trust is expected to be the Servicing Fee.

     The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to pay interest and principal on the Notes will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of DFS and the Transferor pertaining to receivables secured by new and used boats and recreational vehicles, including receivables previously sold which DFS continues to service, refer to "The Receivables Pool--Delinquencies and Net Losses."

     Total marine receivables at September 30, 2001 of $1.143 billion reflect substantially all boat receivables originated or acquired by the Transferor and DFS since June, 1997 (other than, with respect to receivables sold in Servicing Released Sale Transactions, for the period of time commencing with the sale thereof) which remained outstanding at September 30, 2001 (the "Managed Marine Receivables Portfolio"). Total recreational vehicle receivables at September 30, 2001 of $2.214 billion reflect substantially all recreational vehicle receivables originated or acquired by the Transferor and DFS since June, 1997 (other than, with respect to receivables sold in Servicing Released Sale Transactions, for the period of time commencing with the sale thereof) which remained outstanding at September 30, 2001 (the "Managed Recreational Vehicle Receivables Portfolio"). The tables included in "The Receivables Pool-- Delinquencies and Net Losses" in this Prospectus Supplement reflect the delinquency and loss experience with respect to the Managed Marine Receivables Portfolio and the Managed Recreational Vehicle Receivables Portfolio.

     The increased level of delinquencies at September 30, 2001 (1.23% of the combined portfolio) was in part caused by disruptions in mail service resulting from the terrorist attacks of September 11, 2001. At October 31, 2001, delinquencies were 1.02% of the combined portfolio.

     Net losses on the receivables in the Managed Marine Receivables Portfolio were $4.334 million in 2000 or 0.40% of average receivables outstanding in the Managed Marine Receivables Portfolio during 2000, as compared to $2.478 million in 1999 or 0.28% of average receivables outstanding in the Managed Marine Receivables Portfolio during 1999. Net losses on the receivables in the Managed Marine Receivables Portfolio for the first nine months of 2001 were $4.054 million. As a percent of average receivables outstandings in the Managed Marine Receivables Portfolio, losses for the first nine months of 2001 in the Managed Marine Receivables Portfolio were higher than the experience of the first nine months of the prior year. Net losses on the receivables in the Managed Recreational Vehicle Receivables Portfolio were $14.604 million in 2000 or 0.69% of average receivables outstanding in the Managed Recreational Vehicle Receivables Portfolio during 2000, as compared to $6.553 million in 1999 or 0.37% of average receivables outstanding in the Managed Recreational Vehicle Receivables Portfolio during 1999. Net losses on the receivables in the Managed Recreational Vehicle Receivables Portfolio for the first nine months of 2001 were $11.529 million. As a percent of average receivables outstanding in the Managed Recreational Vehicle Receivables Portfolio, losses for the first nine months of 2001 in the Managed Recreational Vehicle Receivables Portfolio were higher than the experience of the prior three years.

     Delinquency and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of DFS or the Transferor. There is no assurance that future delinquency and loss experience will be similar to that set forth in the tables above.

                                 THE TRANSFEROR

     Ganis Credit Corporation ("Ganis" or the "Transferor"), a Delaware corporation headquartered in Costa Mesa, California, is a wholly-owned subsidiary of DFS. Ganis was founded in 1980 and provides financing to recreational vehicle and marine consumers nationwide. In February 1995, BankBoston, N.A. ("BankBoston") acquired Ganis. Following such acquisition, Ganis originated loans exclusively for the portfolio of BankBoston. In June 1997, BankBoston sold Ganis to DFS.

                     UNDERWRITING PROCEDURES AND GUIDELINES

     DFS engages in indirect consumer lending through its "recreation end user" headquarters in Costa Mesa, California and its regional offices in Clearwater, Florida and Harrisburg, Pennsylvania. Ganis engages in direct consumer lending through its headquarters and its district offices. "Direct lending" refers to financing or refinancing provided directly to an Obligor. "Indirect lending" refers to acquisitions of Receivables from Dealers and from Originators (which Originators may be Affiliated Originators).

     Each dealer who seeks to enter into financing arrangements with DFS is required to submit an application and provide, among other things, evidence of licenses by appropriate state agencies, financial information and resumes of key personnel. DFS investigates the creditworthiness, licensing and general business reputation of the Dealer prior to entering into a financing arrangement with such Dealer. The regional offices of DFS maintain relationships with the Dealers and coordinate the underwriting and settlement process relating to Receivables originated by such Dealers.

     Credit applications are initially reviewed by an underwriter located at the consumer headquarters or in one of the regional offices of DFS or, if applicable, located at the headquarters or in one of the district offices of Ganis. Such review of an application is intended to determine the customer's overall creditworthiness based upon the customer's willingness and ability to repay and the adequacy of the underlying collateral. Credit applicants are required to provide information pertaining to their income, employment history, financial liabilities, personal status and a description of the asset for which the loan is requested. In addition, DFS or Ganis, as the case may be, requires one or more credit reports on each credit applicant from a national reporting company. Once a loan request passes a preliminary review, the underwriter, where appropriate, seeks verification of, among other things, income, employment, outstanding debt and the value of the asset for which the loan is requested. Loans outside of an underwriter's authority require approval by a more senior credit underwriting employee.

     DFS or Ganis, as the case may be, has and has had certain minimum requirements, as described below. DFS or Ganis' management, as the case may be, does not believe these minimum requirements are themselves generally sufficient to warrant credit approval of a credit applicant. There were and are no requirements which allow automatic approval or declination of the applicant without review by a credit officer. Based on credit risk factors and credit bureau score, each applicant is either approved, declined or, if necessary, referred to the appropriate senior credit officer level for review.

     DFS or Ganis, as the case may be, typically looks for stability of employment and residence measured by a minimum of 2 years in the job or industry and residence, a debt ratio (the ratio of total installment and revolving debt and housing expenses to gross monthly income) of 42% or less, a down payment of at least 10% of the purchase price of the asset for which the loan is requested, and overall favorable credit profile. Approval of retail applicants who do not meet the above referenced general guidelines is considered on a case-by-case basis by appropriate senior level credit officers. Approvals granted in such instances may be based on the applicant's job and residential stability factors, ability to pay and past payment performance. On an occasional basis, a cosigner or guarantor may be considered in determining the credit decision being made.

     With respect to recreational vehicle Receivables, the maximum amount DFS or Ganis, as the case may be, will have advanced to an Obligor is (i) in the case of a new vehicle, up to 110% to the manufacturer's invoice price of the vehicle securing any such Receivable (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of manufacturer's invoice price) plus taxes, fees and insurance, and (ii) in the case of a used vehicle, up to 105% of the wholesale value of the vehicle securing any such Receivable as reported in the used recreational vehicle guidebooks of the National Automobile Dealers Association ("NADA") or in the Kelly guidebook (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of the aforementioned value) plus taxes, fees and insurance. Funding of the contract is authorized subsequent to verifications of the stipulations of approval, confirmation of the advance and satisfactory delivery of the related collateral.

     With respect to marine Receivables, the maximum amount DFS or Ganis, as the case may be, will have advanced to an Obligor is (i) in the case of a new boat, up to 110% to the manufacturer's invoice price of the boat securing any such Receivable (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of manufacturer's invoice price) plus taxes, fees and insurance, and (ii) in the case of a used boat, up to 105% of the average retail value of the boat as reported in the used boat guide of the NADA or as reported in the "BUC" guide, or based on a marine survey or appraisal of the boat (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of the aforementioned value) plus taxes, fees and insurance. Funding of the contract is authorized subsequent to verifications of the stipulations of approval, confirmation of the advance and satisfactory delivery of the related collateral.

     The amount advanced on a Financed Asset may exceed the value of the Financed Asset at the time the loan is initially made or at any subsequent time, including at the time of foreclosure or repossession of the Financed Asset. This may have the effect of increasing the amount of loss in the event that a Receivable defaults, which could in turn result in delays or reductions in payments on your Notes.

                                  THE SERVICER

GENERALLY

     Deutsche Financial Services Corporation ("DFS" or the "Servicer") was incorporated in Nevada in 1969. It is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS was formerly known as ITT Commercial Finance Corp. DFS is a financial services company which provides inventory financing, retail financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by DFS include, but are not limited to: computers and computer products, manufactured housing, recreational vehicles, boats and boat motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. DFS also is in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs. DFS also provides financing to recreational vehicle and boat customers nationwide, directly and through Ganis, its wholly-owned subsidiary.

     We cannot assure you that DFS will continue to be a wholly-owned subsidiary of Deutsche Bank AG. We cannot assure you that Ganis will continue to be a wholly-owned subsidiary of DFS. We cannot assure you that the Depositor will continue to be a wholly-owned subsidiary of Ganis.

     Deutsche Bank AG is exploring opportunities to reduce its equity interest in DFS. There can be no assurance that any transaction or other opportunity will occur or be pursued, and there can be no assurance as to what form any transaction or other opportunity may take or as to the timing of any transaction or other opportunity.

     DFS has offices in several areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832. The telephone number of such office is (314) 523-3000.

SERVICING OPERATIONS; COLLECTION ACTIVITIES

     The Servicer's servicing operations are conducted from its servicing centers in Costa Mesa, California and Bannockburn, Illinois.

     The Servicer generally commences collections activities by phone or written correspondence with respect to delinquent contracts when payment is more than 10 days past due. At 45 days past due, collection personnel issue notices of intent to repossess unless a secured payment promise is obtained. The Servicer continues to work the account until the account is 65 days past due, at which time the repossession process is initiated for those accounts which remain delinquent. The collateral is generally disposed of 75 to 90 days following repossession. In the case of recreational vehicles, the Servicer's benchmark for recovery values is 85% of the average retail value of the vehicle as reported in the Kelly guidebook or in the used vehicle guidebooks of the National Automobile Dealers Association ("NADA") on a gross basis, with expenses ranging up to 5% depending on the type of collateral. In the case of boats, the Servicer's benchmark for recovery values is 85% of the average retail value as reported in the NADA used boat guide or as reported in the "BUC" guide for the collateral on a gross basis, with expenses ranging up to 5% depending on the type of collateral. Delinquent contracts, including those due to bankruptcies, are generally charged-off by the Servicer at 120 days delinquent. For a discussion of collection procedures with respect to the Receivables, see "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the Prospectus.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Information regarding certain maturity and prepayment considerations with respect to the Notes is set forth under "Weighted Average Life of the Securities" in the Prospectus. If the Notes are accelerated upon the occurrence and during the continuation of an Event of Default under the Indenture:

     - principal payments will be made on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes ratably until the Outstanding Amount of all of the classes of the Class A Notes have been paid in full;

     - no principal payments will be made on the Class B Notes until the Outstanding Amounts of the Class A Notes have been paid in full;

     - no principal payments will be made on the Class C Notes until the Outstanding Amount of the Class A Notes and the Outstanding Amount of the Class B Notes have been paid in full; and

     - no principal payments will be made on the Class D Notes until the Outstanding Amount of the Class A Notes, the Outstanding Amount of the Class B Notes and the Outstanding Amount of the Class C Notes have been paid in full.

See "Description of the Notes--Payments of Principal" in this Prospectus Supplement. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, the final payment of any class of the Notes could occur significantly earlier than its Stated Maturity Date. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yields on their respective Notes. The final payment on any class of Notes could also occur later than its Stated Maturity Date.

     As of the Cutoff Date, a portion of the Receivables are at least one scheduled monthly payment paid-ahead. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables, the number or the principal amount of the scheduled payments which may be paid-ahead or what effect the Paid-Ahead Receivables may have on the Weighted Average Life of the Notes. See "The Receivables Pools--Paid-Ahead Receivables" and "Weighted Average Life of the Securities" in the attached Prospectus.

     Prepayments on recreational vehicle and marine receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes that the outstanding principal balance of a pool of loans prepays at a specified constant annual rate ("CPR"). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume the series of CPR percentages assumed herein or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. CPR does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables to be transferred to the trust.

     The following tables were prepared on the basis of the assumptions that (i) scheduled interest and principal payments on the Receivables are received on the applicable due dates, there are no delinquencies or losses on the Receivables and prepayments in full are received at the applicable percentages of CPR set forth in each table, (ii) each scheduled payment includes thirty days of accrued interest, (iii) there are no prepayment interest shortfalls, (iv) there are no substitutions or repurchases of Receivables, (v) there is no optional redemption of the Notes (except with respect to the weighted average life with optional redemption set forth below in each table), (vi) there are no investment earnings on amounts in the Reserve Account, (vii) payments are made on the Notes on the 15th day of each month, commencing December 15, 2001, (viii) the Notes are issued on November 27, 2001 and (ix) there are 5 groups of Receivables having the following weighted average characteristics:

OUTSTANDING     GROSS     NET       AGE      MONTHS TO
  BALANCE      COUPON    COUPON   (MONTHS)   MATURITY
------------   -------   ------   --------   ---------
$  5,359,003   10.672%   9.922%      16          39
$ 19,276,516   10.209%   9.459%      15          78
$ 90,357,013    9.776%   9.026%      13         122
$193,890,419    9.221%   8.471%      14         164
$220,584,275    8.553%   7.803%      15         224

     Such assumptions are made solely for the purpose of the tables set forth below. The actual characteristics and performance of the Receivables will differ from such assumptions. In particular, it can be expected that there will be delinquencies in payment and losses with respect to the Receivables, and it is highly unlikely that prepayments of the Receivables will be received at the constant rates indicated in the following tables, or at any constant rate. The following tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.

     Subject to the foregoing assumptions and qualifications, the following tables indicate the weighted average lives of the Notes and set forth the percentage of the initial aggregate principal amount of each Class of Notes that would be outstanding after each of the Monthly Payment Dates shown at various percentages of CPR.

     The weighted average life of a Class of Notes is determined by (i) multiplying the net reduction, if any, of the applicable initial principal amount by the number of years from the date of issuance of the Notes to the related Monthly Payment Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of initial principal amount described in
(i) above.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                  CLASS A-1
                                                    --------------------------------------
PAYMENT DATE                                        5%     10%    15%    18%    20%    25%
------------                                        ---    ---    ---    ---    ---    ---
Initial Percentage................................  100    100    100    100    100    100
November 2002.....................................   68     55     41     33     28     14
November 2003.....................................   44     20      0      0      0      0
November 2004.....................................   21      0      0      0      0      0
November 2005.....................................    0      0      0      0      0      0
November 2006.....................................    0      0      0      0      0      0
November 2007.....................................    0      0      0      0      0      0
November 2008.....................................    0      0      0      0      0      0
November 2009.....................................    0      0      0      0      0      0
November 2010.....................................    0      0      0      0      0      0
November 2011.....................................    0      0      0      0      0      0
November 2012.....................................    0      0      0      0      0      0
November 2013.....................................    0      0      0      0      0      0
November 2014.....................................    0      0      0      0      0      0
November 2015.....................................    0      0      0      0      0      0
November 2016.....................................    0      0      0      0      0      0
November 2017.....................................    0      0      0      0      0      0
November 2018.....................................    0      0      0      0      0      0
November 2019.....................................    0      0      0      0      0      0
November 2020.....................................    0      0      0      0      0      0
Weighted Average Life (Years) (Without Optional
  Redemption).....................................  1.8    1.2    0.9    0.8    0.7    0.6
Weighted Average Life (Years) (With Optional
  Redemption).....................................  1.8    1.2    0.9    0.8    0.7    0.6

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                  CLASS A-2
                                                    --------------------------------------
PAYMENT DATE                                        5%     10%    15%    18%    20%    25%
------------                                        ---    ---    ---    ---    ---    ---
Initial Percentage................................  100    100    100    100    100    100
November 2002.....................................  100    100    100    100    100    100
November 2003.....................................  100    100     93     48     19      0
November 2004.....................................  100     64      0      0      0      0
November 2005.....................................   95      0      0      0      0      0
November 2006.....................................   30      0      0      0      0      0
November 2007.....................................    0      0      0      0      0      0
November 2008.....................................    0      0      0      0      0      0
November 2009.....................................    0      0      0      0      0      0
November 2010.....................................    0      0      0      0      0      0
November 2011.....................................    0      0      0      0      0      0
November 2012.....................................    0      0      0      0      0      0
November 2013.....................................    0      0      0      0      0      0
November 2014.....................................    0      0      0      0      0      0
November 2015.....................................    0      0      0      0      0      0
November 2016.....................................    0      0      0      0      0      0
November 2017.....................................    0      0      0      0      0      0
November 2018.....................................    0      0      0      0      0      0
November 2019.....................................    0      0      0      0      0      0
November 2020.....................................    0      0      0      0      0      0
Weighted Average Life (Years) (Without Optional
  Redemption).....................................  4.7    3.1    2.3    2.0    1.8    1.5
Weighted Average Life (Years) (With Optional
  Redemption).....................................  4.7    3.1    2.3    2.0    1.8    1.5

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                  CLASS A-3
                                                    --------------------------------------
PAYMENT DATE                                        5%     10%    15%    18%    20%    25%
------------                                        ---    ---    ---    ---    ---    ---
Initial Percentage..............................    100    100    100    100    100    100
November 2002...................................    100    100    100    100    100    100
November 2003...................................    100    100    100    100    100     70
November 2004...................................    100    100     80     48     28      0
November 2005...................................    100     81     17      0      0      0
November 2006...................................    100     38      0      0      0      0
November 2007...................................     80      0      0      0      0      0
November 2008...................................     44      0      0      0      0      0
November 2009...................................     10      0      0      0      0      0
November 2010...................................      0      0      0      0      0      0
November 2011...................................      0      0      0      0      0      0
November 2012...................................      0      0      0      0      0      0
November 2013...................................      0      0      0      0      0      0
November 2014...................................      0      0      0      0      0      0
November 2015...................................      0      0      0      0      0      0
November 2016...................................      0      0      0      0      0      0
November 2017...................................      0      0      0      0      0      0
November 2018...................................      0      0      0      0      0      0
November 2019...................................      0      0      0      0      0      0
November 2020...................................      0      0      0      0      0      0
Weighted Average Life (Years) (Without Optional
  Redemption)...................................    6.9    4.8    3.5    3.0    2.7    2.2
Weighted Average Life (Years) (With Optional
  Redemption)...................................    6.9    4.8    3.5    3.0    2.7    2.2

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                  CLASS A-4
                                                   ---------------------------------------
PAYMENT DATE                                        5%     10%    15%    18%    20%    25%
------------                                       ----    ---    ---    ---    ---    ---
Initial Percentage.............................     100    100    100    100    100    100
November 2002..................................     100    100    100    100    100    100
November 2003..................................     100    100    100    100    100    100
November 2004..................................     100    100    100    100    100     83
November 2005..................................     100    100    100     84     65     23
November 2006..................................     100    100     76     47     29      0
November 2007..................................     100    100     43     16      1      0
November 2008..................................     100     68     16      0      0      0
November 2009..................................     100     41      0      0      0      0
November 2010..................................      79     16      0      0      0      0
November 2011..................................      48      0      0      0      0      0
November 2012..................................      25      0      0      0      0      0
November 2013..................................       3      0      0      0      0      0
November 2014..................................       0      0      0      0      0      0
November 2015..................................       0      0      0      0      0      0
November 2016..................................       0      0      0      0      0      0
November 2017..................................       0      0      0      0      0      0
November 2018..................................       0      0      0      0      0      0
November 2019..................................       0      0      0      0      0      0
November 2020..................................       0      0      0      0      0      0
Weighted Average Life (Years) (Without Optional
  Redemption)..................................    10.1    7.7    5.9    5.0    4.5    3.6
Weighted Average Life (Years) (With Optional
  Redemption)..................................    10.1    7.7    5.9    5.0    4.5    3.6

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                  CLASS A-5
                                                  -----------------------------------------
PAYMENT DATE                                       5%     10%     15%     18%    20%    25%
------------                                      ----    ----    ----    ---    ---    ---
Initial Percentage............................     100     100     100    100    100    100
November 2002.................................     100     100     100    100    100    100
November 2003.................................     100     100     100    100    100    100
November 2004.................................     100     100     100    100    100    100
November 2005.................................     100     100     100    100    100    100
November 2006.................................     100     100     100    100    100     91
November 2007.................................     100     100     100    100    100     63
November 2008.................................     100     100     100     91     74     43
November 2009.................................     100     100      93     67     53     29
November 2010.................................     100     100      69     48     37     19
November 2011.................................     100      92      50     33     25     12
November 2012.................................     100      71      36     23     17      8
November 2013.................................     100      53      25     16     11      5
November 2014.................................      76      37      17     10      7      3
November 2015.................................      54      24      10      6      4      2
November 2016.................................      42      18       7      4      3      1
November 2017.................................      30      12       5      3      2      1
November 2018.................................      19       7       3      1      1      0
November 2019.................................       7       3       1      0      0      0
November 2020.................................       0       0       0      0      0      0
Weighted Average Life (Years) (Without
  Optional Redemption)........................    14.8    12.7    10.7    9.5    8.8    7.3
Weighted Average Life (Years) (With Optional
  Redemption).................................    13.2    11.1     9.1    8.1    7.4    6.1

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                   CLASS B
                                                  -----------------------------------------
PAYMENT DATE                                       5%     10%     15%     18%    20%    25%
------------                                      ----    ----    ----    ---    ---    ---
Initial Percentage............................     100     100     100    100    100    100
November 2002.................................     100     100     100    100    100    100
November 2003.................................     100     100     100    100    100    100
November 2004.................................     100     100     100    100    100    100
November 2005.................................     100     100     100    100    100    100
November 2006.................................      89      84      79     76     75     70
November 2007.................................      77      70      62     58     55     48
November 2008.................................      67      57      48     43     40     33
November 2009.................................      57      46      37     32     29     22
November 2010.................................      48      36      27     23     20     15
November 2011.................................      38      28      20     16     14      9
November 2012.................................      31      21      14     11      9      6
November 2013.................................      24      16      10      8      6      4
November 2014.................................      18      11       7      5      4      2
November 2015.................................      13       7       4      3      2      1
November 2016.................................      10       5       3      2      1      1
November 2017.................................       7       4       2      1      1      0
November 2018.................................       4       2       1      1      0      0
November 2019.................................       2       1       0      0      0      0
November 2020.................................       0       0       0      0      0      0
Weighted Average Life (Years) (Without
  Optional Redemption)........................     9.3     8.4     7.6    7.3    7.1    6.6
Weighted Average Life (Years) (With Optional
  Redemption).................................     9.0     7.9     7.0    6.6    6.3    5.7

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                   CLASS C
                                                    --------------------------------------
PAYMENT DATE                                        5%     10%    15%    18%    20%    25%
------------                                        ---    ---    ---    ---    ---    ---
Initial Percentage..............................    100    100    100    100    100    100
November 2002...................................    100    100    100    100    100    100
November 2003...................................    100    100    100    100    100    100
November 2004...................................    100    100    100    100    100    100
November 2005...................................    100    100    100    100    100    100
November 2006...................................     89     84     79     76     75     70
November 2007...................................     77     70     62     58     55     48
November 2008...................................     67     57     48     43     40     33
November 2009...................................     57     46     37     32     29     22
November 2010...................................     48     36     27     23     20     15
November 2011...................................     38     28     20     16     14      9
November 2012...................................     31     21     14     11      9      6
November 2013...................................     24     16     10      8      6      4
November 2014...................................     18     11      7      5      4      2
November 2015...................................     13      7      4      3      2      1
November 2016...................................     10      5      3      2      1      1
November 2017...................................      7      4      2      1      1      0
November 2018...................................      4      2      1      1      0      0
November 2019...................................      2      1      0      0      0      0
November 2020...................................      0      0      0      0      0      0
Weighted Average Life (Years) (Without Optional
  Redemption)...................................    9.3    8.4    7.6    7.3    7.1    6.6
Weighted Average Life (Years) (With Optional
  Redemption)...................................    9.0    7.9    7.0    6.6    6.3    5.7

------------
(1) The percentages in this table have been rounded to the nearest whole number.

          PERCENTAGE OF INITIAL AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                                   CLASS D
                                                    --------------------------------------
PAYMENT DATE                                        5%     10%    15%    18%    20%    25%
------------                                        ---    ---    ---    ---    ---    ---
Initial Percentage..............................    100    100    100    100    100    100
November 2002...................................    100    100    100    100    100    100
November 2003...................................    100    100    100    100    100    100
November 2004...................................    100    100    100    100    100    100
November 2005...................................    100    100    100    100    100    100
November 2006...................................     89     84     79     76     75     70
November 2007...................................     77     70     62     58     55     48
November 2008...................................     67     57     48     43     40     33
November 2009...................................     57     46     37     32     29     22
November 2010...................................     48     36     27     23     20     15
November 2011...................................     38     28     20     16     14      9
November 2012...................................     31     21     14     11      9      6
November 2013...................................     24     16     10      8      6      4
November 2014...................................     18     11      7      5      4      2
November 2015...................................     13      7      4      3      2      1
November 2016...................................     10      5      3      2      1      1
November 2017...................................      7      4      2      1      1      0
November 2018...................................      4      2      1      1      0      0
November 2019...................................      2      1      0      0      0      0
November 2020...................................      0      0      0      0      0      0
Weighted Average Life (Years) Without Optional
  Redemption....................................    9.3    8.4    7.6    7.3    7.1    6.6
Weighted Average Life (Years) (With Optional
  Redemption)...................................    9.0    7.9    7.0    6.6    6.3    5.7

------------
(1) The percentages in this table have been rounded to the nearest whole number.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. HSBC Bank USA, a New York banking corporation, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

     The Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes set forth on the cover of this Prospectus Supplement and will be payable to the Noteholders on each Monthly Payment Date commencing on the date set forth under "Summary of Terms--First Monthly Payment Date" herein. The Trust will make payments to the Noteholders which were Noteholders as of the preceding Record Date.

     Calculation of Interest. Interest will accrue during each Interest Accrual Period and will be calculated on the various classes of Notes as follows:

     - 30/360. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     - Unpaid Interest Accrues. Interest accrued as of any Monthly Payment Date, but not paid on such Monthly Payment Date, will be due on the next Monthly Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Monthly Payment Date. In that event, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and the Class A-5 Noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. The ratable share of each such class of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A Noteholders.

     Interest Paid on the Class B Notes, the Class C Notes and the Class D Notes is Subordinate to Interest Paid on the Class A Notes. Interest on the Class B Notes will not be paid on any Monthly Payment Date until interest payments on the Class A Notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Monthly Payment Date, each Class B Noteholder will receive its ratable share (based upon the total amount of interest due to the Class B Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class B Notes. Interest on the Class C Notes will not be paid on any Monthly Payment Date until interest payments on the Class A Notes have been paid in full, the First Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class B Notes have been paid in full and the Second Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class C Notes is less than the amount of interest payable on the Class C Notes on any Monthly Payment Date, each Class C Noteholder will receive its ratable share (based upon the total amount of interest due to the Class C Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class C Notes. Interest on the Class D Notes will not be paid on any Monthly Payment Date until interest payments on the Class A Notes have been paid in full, the First Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class B Notes have been paid in full, the Second Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class C Notes have been paid in full and the Third Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class D Notes is less than the amount of interest payable on the Class D Notes on any Monthly Payment Date, each Class D Noteholder will receive its ratable share (based upon the total amount of interest due to the Class D Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class D Notes. See "Description of the Transfer and Servicing Agreements--Distributions" in this Prospectus Supplement.

     Event of Default Regarding the Payment of Interest. An Event of Default under the Indenture will occur if the full amount of interest due on the Controlling Class of Notes is not paid within five days of the related Monthly Payment Date. The failure to pay interest on any other Class of Notes within five days of the related Monthly Payment Date will not be an Event of Default. See "The Indenture--Events of Default; Rights Upon Event of Default" in this Prospectus Supplement.

PAYMENTS OF PRINCIPAL

     The Trust will generally make principal payments to the Noteholders on each Monthly Payment Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Monthly Payment Date equals the sum of:

     -  the First Priority Principal Distribution Amount;

     -  the Second Priority Principal Distribution Amount;

     -  the Third Priority Principal Distribution Amount;

     -  the Regular Principal Distribution Amount; and

     -  the Parity Principal Distribution Amount.

     See "Description of the Transfer and Servicing Agreements--Distributions" in this Prospectus Supplement.

     Priority of Principal Repayments. Principal payments on the Notes will generally be made sequentially on each Monthly Payment Date from amounts on deposit in the Principal Distribution Account, in the following order of priority:

     1. Prior to the Crossover Date, or if a Trigger Event is in effect, sequentially to the Notes commencing with the Class A-1 Notes until the Outstanding Amount of each class of Notes is reduced to zero.

     2. On and after the Crossover Date so long as a Trigger Event is not in effect:

     - to the Class A Notes, the amount required to reduce the Outstanding Amount thereof to an amount equal to the product of (1) (a) the Outstanding Amount of the Class A Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period, in the following order of priority:

       - first to the Class A-1 Notes on account of principal until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

       - second to the Class A-2 Notes on account of principal until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

       - third to the Class A-3 Notes on account of principal until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

       - fourth to the Class A-4 Notes on account of principal until the Outstanding Amount of the Class A-4 Notes is reduced to zero; and

       - fifth to the Class A-5 Notes on account of principal until the Outstanding Amount of the Class A-5 Notes is reduced to zero;

     - to the Class B Notes, the amount required to reduce the Outstanding Amount thereof to an amount equal to the product of (1) (a) the Outstanding Amount of the Class B Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period;

     - to the Class C Notes, the amount required to reduce the Outstanding Amount thereof to an amount equal to the product of (1) (a) the Outstanding Amount of the Class C Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period;

     - to the Class D Notes, the amount required to reduce the Outstanding Amount thereof to an amount equal to the product of (1) (a) the Outstanding Amount of the Class D Notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the Pool Balance as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Monthly Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the Pool Balance as of the last day of the preceding Collection Period; and

     -  any remaining amounts to the Residual Interestholder.

RECORD DATE

     Payments of principal and interest on any Note on a Monthly Payment Date will be made to the holder in whose name such Note is registered as of the close of business on the applicable Record Date. The registered holder of any class of Notes will be referred to herein as a "Holder" or a "Noteholder." Notwithstanding any reference herein to the Holders or Noteholders of a particular class of Notes, it is anticipated that the only registered holder of each class of Notes will be Cede as nominee for DTC. See "Risk Factors--Risk of Book-Entry Registration" in the Prospectus.

     The "Record Date" with respect to any Monthly Payment Date will be the close of business on the day immediately preceding such Monthly Payment Date or, if Definitive Notes have been issued pursuant to the Indenture, the last day of the Collection Period immediately preceding such Monthly Payment Date.

PRIORITY OF PAYMENTS FOLLOWING AN EVENT OF DEFAULT UNDER THE INDENTURE

     Following the occurrence and during the continuation of an Event of Default which has resulted in the acceleration of the Notes, the priority of payment on the Notes changes. In particular, payments on the Notes on each Monthly Payment Date following such acceleration of the Notes will be made in the following order of priority:

     -  interest on the Class A Notes, ratably;

     - to the Outstanding Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes, ratably, until such Outstanding Amount is paid in full;

     -  interest on the Class B Notes;

     - to the Outstanding Amount of the Class B Notes until such Outstanding Amount is paid in full;

     -  interest on the Class C Notes;

     - to the Outstanding Amount of the Class C Notes until such Outstanding Amount is paid in full;

     -  interest on the Class D Notes; and

     - to the Outstanding Amount of the Class D Notes until such Outstanding Amount is paid in full.

     Following the occurrence of any Event of Default which has not resulted in an acceleration of the Notes, the Trust will continue to pay interest and principal on the Notes on each Monthly Payment Date in the manner set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this Prospectus Supplement.

     The occurrence of an Event of Default will not result in the acceleration of the Notes unless there is a declaration by the Indenture Trustee, or by Noteholders of a certain amount of the Controlling Class of Notes (as described below), that all of the Notes are immediately due and payable. If an Event of Default, other than a Payment Default, should occur and be continuing, then the Indenture Trustee or Noteholders of the Controlling Class of Notes representing not less than a majority of the Outstanding Amount of all of the Controlling Class of Notes may declare all of the Notes to be immediately due and payable. If an Event of Default which is a Payment Default should occur and be continuing, then the Indenture Trustee or the Noteholders of the Controlling Class of Notes representing not less than a majority of the Highest Priority Notes may declare all of the Notes to be due and payable.

     Upon such a declaration as described above, the unpaid principal of all of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     See "The Indenture--Events of Default; Rights Upon Event of Default" in the Prospectus.

OPTIONAL REDEMPTION

     The Notes are subject to redemption in whole, but not in part, on any Monthly Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Monthly Payment Date occurring at any time after the last day of a Collection Period as of which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option generally will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than 50 days' notice to the Indenture Trustee of its intention to exercise such option. The Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the Outstanding Amount of the

Notes plus accrued and unpaid interest thereon. See also "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     Appointment of Additional Indenture Trustees. Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes, the Class B notes, the Class C notes or the Class D notes if an Event of Default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Class A notes, the Class B notes, the Class C notes and the Class D notes in order that there be separate trustees for each of the Class A notes, the Class B notes, the Class C notes and the Class D notes. In general, so long as any amounts remain unpaid with respect to the Class A notes:

     - only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the indenture; and

     - only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement. When the Class A Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. The Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus supplement. When the Class A Notes and the Class B Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes. The Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class D Notes to the Class A Notes, the Class B Notes and the Class C Notes as described in this prospectus supplement. When the Class A Notes, the Class B Notes and the Class C Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class D notes.

     If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

                      DESCRIPTION OF THE RESIDUAL INTEREST

     The Trust will not issue any class of Certificates. The undivided beneficial ownership interest in the Trust (the "Residual Interest") will be retained by the Depositor (in its capacity as the holder of the Residual Interest, the "Residual Interestholder") pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Notes. The description of the Residual Interest in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement. The description of the Residual Interest in this Prospectus Supplement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

     The Residual Interestholder generally will have the rights of the Certificateholders as set forth in the Prospectus, except that the Residual Interest will not be certificated, will not have a principal balance and will not bear interest. For a description of distributions to the Residual Interest on any Monthly Payment Date, see "Description of the Transfer and Servicing Agreements--Distributions" herein.

     The Residual Interest is not being offered hereby.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Transfer and Servicing Agreement and the Trust Agreement pertaining to the Trust (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

TRANSFER OF RECEIVABLES

     Certain information regarding the transfer of the Receivables by DFS to the Transferor, by the Transferor to the Depositor and by the Depositor to the Trust is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "Servicing Fee" for each Monthly Payment Date will equal the product of
(a) one-twelfth, (b) 0.75% and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer will also be entitled to keep all late fees, prepayment charges and other administrative fees or similar charges provided for under the Receivables or allowed by applicable law, in each case to the extent not prohibited by applicable law, collected (from whatever source) on the Receivables, plus amounts distributed from the Reserve Account to the Servicer as described under "--Reserve Account" in this Prospectus Supplement. See also "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     Deposits to the Collection Account. On or before each Monthly Payment Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. On or before each Monthly Payment Date, the Servicer will instruct the Indenture Trustee to make a withdrawal from the Reserve Account and deposit into the Collection Account an amount equal to the lesser of:

     - the amount, if any, by which (a) the Total Required Payment exceeds (b) the Total Distribution Amount for such Monthly Payment Date; and

     - the amount of cash or other immediately available funds in the Reserve Account on such Monthly Payment Date.

     On each Determination Date, the Servicer will determine the amount in the Collection Account for distribution on the related Monthly Payment Date and will notify the Indenture Trustee in writing. Payments to Noteholders will be made on each Monthly Payment Date in accordance with that determination.

     Priority of Payments. On the Business Day preceding each Monthly Payment Date, except as set forth above under "Description of the Notes--Priority of Payments Following an Event of Default under the Indenture," the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, from amounts on deposit in the Collection Account on such Monthly Payment Date (including funds, if any, deposited into the Collection Account from the Reserve Account) in the following order of priority:

          (1) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (2) to the Class A Noteholders:

             (a) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class A Notes at their respective interest rates on the Outstanding Amount of the Class A Notes as of the previous Monthly Payment Date after giving effect to all payments of principal to the Class A Noteholders on such previous Monthly Payment Date; and

             (b) the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Monthly Payment Dates over the amounts actually paid to the Class A Noteholders in respect of interest on the Class A Notes on those prior Monthly Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (3) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

          (4) to the Class B Noteholders:

             (a) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class B Notes at the interest rate on such Notes on the Outstanding Amount of the Class B Notes as of the previous Monthly Payment Date after giving effect to all payments of principal to the Class B Noteholders on such previous Monthly Payment Date; and

             (b) the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Monthly Payment Dates over the amounts actually paid to the Class B Noteholders in respect of interest on the Class B Notes on those prior Monthly Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (5) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

          (6) to the Class C Noteholders:

             (a) the aggregate amount of interest accrued for the related Interest Period on the Class C Notes at the interest rate on such Notes on the Outstanding Amount of the Class C Notes as of the previous Monthly Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Monthly Payment Date; and

             (b) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Monthly Payment Dates over the amounts actually paid to the Class C Noteholders in respect of interest on the Class C Notes on those prior Monthly Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (7) to the Principal Distribution Account, the Third Priority Principal Distribution Amount, if any;

          (8) to the Class D Noteholders:

             (a) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class D Notes at the interest rate on such Notes on the Outstanding Amount of the Class D Notes as of the previous Monthly Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Monthly Payment Date; and

             (b) the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Monthly Payment Dates over the amounts actually paid to the Class D Noteholders in respect of interest on the Class D Notes on those prior Monthly Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (9) to the Principal Distribution Account, the Regular Principal Distribution Amount;

          (10) to the Principal Distribution Account, an amount sufficient to cause the Outstanding Amount of the Notes (after giving effect to all payments on the Monthly Payment Date) to equal the Pool Balance as of the end of the related Collection Period;

          (11) to the Reserve Account, an amount sufficient to cause the amount on deposit in the Reserve Account to equal the Reserve Account Required Amount; and

          (12) to the Residual Interestholder, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Monthly Payment Date.

RESERVE ACCOUNT

     On the Closing Date, the Depositor will deposit (or cause to be deposited) in the Reserve Account cash in an amount described in "Structural Summary--Reserve Account" in this Prospectus Supplement. The Reserve Account will be funded on each Monthly Payment Date as described under "--Priority of Payments" above, until the amount on deposit in the Reserve Account equals the Reserve Account Required Amount. Funds will be withdrawn from the Reserve Account on any Monthly Payment Date if, and to the extent that, the Total Distribution Amount with respect to such Monthly Payment Date is less than the Total Required Payment payable on such Monthly Payment Date and such difference will be deposited into the Collection Account.

     On each Monthly Payment Date on which the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, the Indenture Trustee (based upon the instructions of the Servicer) will deposit therein amounts, if any, remaining in the Collection Account after payment on such date of amounts senior under "--Priority of Payments" above, until the amount on deposit therein equals the Reserve Account Required Amount. Amounts in the Reserve Account on any Monthly Payment Date (after giving effect to all distributions to be made on such Monthly Payment Date) in excess of the Reserve Account Required Amount for such Monthly Payment Date will be released to the Depositor and will no longer be available to the Noteholders.

     Amounts on deposit in the Reserve Account will be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments, and investment earnings--net of losses and investment expenses--therefrom will be deposited into the Collection Account on each Monthly Payment Date. Eligible Investments are generally limited to obligations or securities that mature on or before the next Monthly Payment Date. However, to the extent each rating agency rating the Notes confirms that such actions will not adversely affect its ratings of the Notes, funds in the Reserve Account may be invested in securities that will not mature prior to the next Monthly Payment Date with respect to such Notes and will not be sold to meet any shortfalls.

     The Reserve Account is intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Trust will be structured as an owner trust. In the opinion of Mayer, Brown & Platt, special counsel for the Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation. The Notes will not be issued with original issue discount ("OID"). For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

     In the opinion of Bryan Cave LLP, special state tax counsel to the Depositor, which is based in part on the opinion of Mayer, Brown and Platt, special counsel to the Depositor with respect to certain federal income tax matters, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for California, Illinois, New York and Missouri income tax purposes. For additional information regarding state and local tax consequences, see "State and Local Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

     Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as entities deemed to hold "plan assets" of any of the foregoing under the Plan Asset Regulations (as defined below) (each a "Benefit Plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title 1 of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an employee benefit plan or certain other retirement plans or accounts, such as an individual retirement account (each a "Benefit Plan") subject to ERISA or Section 4975 of the Code. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the Trust would be treated as assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming that the Notes would be treated as debt under applicable local law, the Depositor believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses; the risk of recharacterization is enhanced for subordinate classes of Notes.

     However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the Servicer, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to purchase a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes.

     Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred by its acceptance and holding of any Notes or an interest therein, will be deemed to represent and warrant that its acquisition and continued holding of the Notes, throughout the term of the holding, is eligible for and satisfies all of the requirements of a prohibited transaction exemption under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However governmental plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement and related terms agreement (collectively, the "Underwriting Agreement"), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters, for whom Deutsche Banc Alex. Brown Inc. is acting as representative, has severally agreed to purchase from the Depositor, the principal amount of the Notes set forth opposite its name below:

                                                                                BANC ONE
                                        DEUTSCHE BANC      BANC OF AMERICA       CAPITAL         J.P. MORGAN
                                       ALEX. BROWN INC.    SECURITIES LLC     MARKETS, INC.    SECURITIES INC.
                                       ----------------    ---------------    -------------    ---------------
Class A-1 Notes....................      $76,500,000         $37,500,000       $37,500,000       $37,500,000
Class A-2 Notes....................      $22,500,000         $10,500,000       $10,500,000       $10,500,000
Class A-3 Notes....................      $36,000,000         $18,000,000       $18,000,000       $18,000,000
Class A-4 Notes....................      $38,000,000         $19,000,000       $19,000,000       $19,000,000
Class A-5 Notes....................      $28,850,000         $14,500,000       $14,500,000       $14,500,000
Class B Notes......................      $19,830,000         $        --       $        --       $        --
Class C Notes......................      $ 9,270,000         $        --       $        --       $        --
Class D Notes......................      $13,250,000         $        --       $        --       $        --

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The underwriting discounts and commissions of the Underwriters, the selling concessions that the Underwriters may allow to certain dealers and the discounts that certain dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, will be as follows:

                                                          UNDERWRITING      SELLING
                                                           DISCOUNTS      CONCESSIONS,    REALLOWANCE,
                                                              AND            NOT TO          NOT TO
                                                          COMMISSIONS        EXCEED          EXCEED
                                                          ------------    ------------    ------------
Class A-1 Notes.......................................       0.150%          0.090%          0.050%
Class A-2 Notes.......................................       0.200%          0.120%          0.070%
Class A-3 Notes.......................................       0.250%          0.150%          0.090%
Class A-4 Notes.......................................       0.300%          0.180%          0.110%
Class A-5 Notes.......................................       0.350%          0.210%          0.130%
Class B Notes.........................................       0.450%          0.270%          0.160%
Class C Notes.........................................       0.550%          0.330%          0.200%
Class D Notes.........................................       0.650%          0.390%          0.230%

     Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     If the Underwriters create a short position in the Notes in connection with this offering (i.e., they sell more Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Notes in the open market.

     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Notes as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

     DFS and the Depositor have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

     After the initial distribution of the Notes by the Underwriters, the Prospectus and this Prospectus Supplement may be used by Deutsche Banc Alex. Brown Inc., an affiliate of the Transferor, the Servicer and the Depositor, in connection with market making transactions in the Notes. Deutsche Banc Alex. Brown Inc. may act as principal or agent in such transaction. Such transactions will be at prices related to prevailing market prices at the time of sale.

     Deutsche Banc Alex. Brown Inc., the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of Deutsche Banc Alex. Brown Inc. are the sole responsibility of Deutsche Banc Alex. Brown Inc. and do not create any obligation on the part of any affiliate of Deutsche Banc Alex. Brown Inc.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Notes and certain federal income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters relating to the Notes and certain state income tax matters will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                               GLOSSARY OF TERMS

     Following are definitions of some of the capitalized terms used in this Prospectus Supplement.

     "Affiliated Originator" means an originator affiliated with DFS, Ganis and/or the Depositor.

     "Average Sixty-Day Delinquency Ratio" means the ratio of the average of the aggregate Principal Balances of Receivables delinquent 60 days or more for the preceding three Collection Periods to the average Pool Balance for such preceding three Collection Periods.

     "Controlling Class" means, with respect to any Outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding, and thereafter the Class D Notes as long as any Class D Notes are Outstanding--excluding Notes held by the Depositor, the Servicer or their affiliates.

     "CPR" means the assumed constant prepayment rate of the Receivables each month relative to the then outstanding Principal Balance of the Receivables.

     "Crossover Date" is defined under "Structural Summary--Distributions from the Principal Distribution Account" in this Prospectus Supplement.

     "Cumulative Realized Losses" means with respect to any Monthly Payment Date
(1) the aggregate Principal Balance of all Receivables that have become Defaulted Receivables during any Collection Period from the Cutoff Date through the Collection Period preceding the Monthly Payment Date minus (2) all Liquidation Proceeds.

     "Defaulted Receivable" means a Receivable as to which any of (a) all or any part of a scheduled payment is 120 days past due and the Servicer has not repossessed the related Financed Asset, (b) the Servicer has repossessed and liquidated the related Financed Asset, or (c) without duplication, any other Receivable charged off under the Servicer's credit and collection policy, shall have occurred.

     "Event of Default" means an event of default under the Indenture, as described in "Description of the Notes--The Indenture--Events of Default; Rights Upon Event of Default" in the attached Prospectus.

     "Financed Asset" means a new or used recreational vehicle, new or used sport or power boat (including any boat motors and accompanying trailers) or yacht (both power and sail), together with all accessions thereto, securing an obligor's indebtedness under the respective Receivable.

     "First Priority Principal Distribution Amount" means, with respect to any Monthly Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Class A Notes as of the Monthly Payment Date preceding such Monthly Payment Date (after giving effect to any principal payments made on the Class A Notes on the Monthly Payment Date preceding such Monthly Payment
Date), over (b) the Pool Balance at the end of the related Collection Period; provided, however, that the First Priority Principal Distribution Amount shall not exceed the Outstanding Amount of all of the Notes on such Monthly Payment Date (prior to giving effect to any principal payments made on the Notes on such Monthly Payment Date); and provided, further that the First Priority Principal Distribution Amount on or after the Stated Maturity Date of a class of Class A Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of such class of Class A Notes and all earlier maturing classes of Class A Notes to zero.

     "Highest Priority Notes" means the Notes of the Controlling Class.

     "Interest Accrual Period" means the period from (and including) the 15th day of the preceding calendar month (or in the case of the first Monthly Payment Date, from and including the Closing Date) to and including the day preceding the 15th day of the current calendar month.

     "Liquidation Proceeds" means, with respect to any Defaulted Receivable, the monies collected in respect thereof, from whatever source, on such Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of any amounts of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable.

     "Note Distribution Account" means the account designated as such, established and maintained in the name of the Indenture Trustee pursuant to the Transfer and Servicing Agreement.

     "Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

          (i) Notes theretofore cancelled by the note registrar referred to in the Indenture or delivered to the note registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any paying agent referred to in the Indenture in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser.

     "Outstanding Amount" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

     "Parity Principal Distribution Amount" means amounts distributable pursuant to clause (10) under "Description of the Transfer and Servicing
Agreements--Distributions--Priority of Payments."

     "Payment Default" means an Event of Default that occurs as a result of (a) a failure of the Trust to pay interest when due on any of the Notes of the Controlling Class on any Monthly Payment Date, or (b) a failure to pay the Outstanding Amount of all of the Notes on a date selected for redemption of the Notes as described under "Description of the Notes--Optional Redemption" in this Prospectus Supplement, or (c) a failure of the Trust to pay the Outstanding Amount of the Notes of a particular class on the Stated Maturity Date for such class of Notes.

     "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Defaulted Receivables).

     "Principal Balance" means, with respect to a Receivable, as of the close of business on the last day of a Collection Period, the amount advanced toward the purchase price of the related Financed Asset and any related costs minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such date and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount for such Receivable allocable to principal.

     "Principal Distribution Account" means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the Transfer and Servicing Agreement.

     "Principal Distribution Amount" for a Monthly Payment Date will be the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount, the Regular Principal Distribution Amount and the Parity Principal Distribution Amount with respect to such Monthly Payment Date.

     "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of such Collection Period.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer from the Trust pursuant to the Transfer and Servicing Agreement, purchased by DFS from the Transferor pursuant to the DFS/Ganis Transfer Agreement, purchased by the Transferor from the Depositor pursuant to the Ganis/ Depositor Transfer Agreement, or purchased by the Depositor from the Trust pursuant to the Transfer and Servicing Agreement.

     "Recoveries" means, with respect to any Receivable that becomes a Defaulted Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any amounts expended by the Servicer for the account of the Obligor and (ii) any amounts required by law to be remitted to the Obligor.

     "Regular Principal Distribution Amount" means, with respect to any Monthly Payment Date, an amount not less than zero equal to (x) the decrease in the Pool Balance during the related Collection Period minus (y) the sum of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Third Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Account each with respect to such Monthly Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the Outstanding Amount of all of the Notes on such Monthly Payment Date (after giving effect to any principal payments made on the Notes on such Monthly Payment Date in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any and the Third Priority Principal Distribution Amount, if any); and provided, further, that the Regular Principal Distribution Amount on or after the Stated Maturity Date for the Class D Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class D Notes to zero.

     "Reserve Account" means the account designated as such, established and maintained in the name of the Indenture Trustee pursuant to the Transfer and Servicing Agreement.

     "Reserve Account Required Amount" is defined under "Structural Summary--Reserve Account" in this Prospectus Supplement.

     "Reserve Account Transfer Amount" means, with respect to any Monthly Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Monthly Payment Date, and (b) the amount, if any, by which (1) the Total Required Payments for such Monthly Payment Date exceeds (2) the Total Distribution Amount for such Monthly Payment Date.

     "Second Priority Principal Distribution Amount" means, with respect to any Monthly Payment Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of the Outstanding Amount of the Class A Notes and the Outstanding Amount of the Class B Notes as of the Monthly Payment Date preceding such Monthly Payment Date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on the Monthly Payment Date preceding such Monthly Payment Date) over (b) the Pool Balance at the end of the related Collection Period, minus (ii) the First Priority Principal Distribution Amount, if any, deposited to the Principal Distribution Account with respect to such Monthly Payment Date; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the Outstanding Amount of the Notes on such Monthly Payment Date after giving effect to any principal payments made on the Notes on such Monthly Payment Date in respect of the First Priority Principal Distribution Amount, if any; and provided, further that the Second Priority Principal Distribution Amount on or after the Stated Maturity Date for the Class B Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class B Notes to zero.

     "Simple Interest Method" means the method of allocating a payment with respect to a Receivable to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the stated APR multiplied by the unpaid principal balance of the Receivable multiplied by the period of time elapsed (as a fraction of a calendar year) since the preceding payment of interest was made and the remainder of such payment is allocable to reduce the principal.

     "Third Priority Principal Distribution Amount" means, with respect to any Monthly Payment Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of the Outstanding Amount of the Class A Notes, the Outstanding Amount of the Class B Notes and the Outstanding Amount of the Class C Notes as of the Monthly Payment Date preceding such Monthly Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on the Monthly Payment Date preceding such Monthly Payment Date) over (b) the Pool Balance at the end of the related Collection Period preceding such Monthly Payment Date, minus (ii) the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, deposited to the Principal Distribution Account with respect to such Monthly Payment Date; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the Outstanding Amount of the Notes on such Monthly Payment Date after giving effect to any principal payments made on the Notes on such Monthly Payment Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any; and provided, further that the Third Priority Principal Distribution Amount on or after the Stated Maturity Date for the Class C Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class C Notes to zero.

     "Total Distribution Amount" means, with respect to any Monthly Payment Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Monthly Payment
Date: (1) all collections on Receivables allocable to interest and principal,
(2) all Liquidation Proceeds or other collections attributable to accrued interest on or the principal amount of Receivables that became Defaulted Receivables during such Collection Period, plus interest on amounts in the Reserve Account, (3) all Servicer Advances, (4) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, (5) all Recoveries and (6) partial payments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligors thereon as of the date of the original contract and only to the extent not included under clause (1) above; provided, however, that in calculating the Total Distribution Amount the following will be excluded: (i) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period; (ii) amounts received in respect of interest on the Receivables (which amounts will be determined based on the Simple Interest Method) during such preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Receivables during such Collection Period at their respective APRs if a payment were received on each Receivable during such Collection Period on the date payment is due under the terms of such Receivable; (iii) late payments of interest to the extent applied to reimbursement of Servicer Advances; and (iv) Liquidation Proceeds with respect to a Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

     "Total Required Payment" means, with respect to any Monthly Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A Notes, the First Priority Principal Distribution Amount, the accrued and unpaid interest on the Class B Notes, the Second Priority Principal Distribution Amount, the accrued and unpaid interest on the Class C Notes, the Third Priority Principal Distribution Amount, the accrued and unpaid interest on the Class D Notes, and the Regular Principal Distribution Amount; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, on any Monthly Payment Date until the Monthly Payment Date on which the Outstanding Amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the amount necessary to reduce the Outstanding Amount of all the Notes to zero.

     "Trigger Event" will be in effect for a Monthly Payment Date commencing with the Crossover Date if one of the following conditions occur:

     - the Average Sixty-Day Delinquency Ratio as of the last day of the related Collection Period exceeds 5.00%;

     - the Cumulative Realized Losses as of the last day of the related Collection Period exceeds the following percentages of the original Pool Balance for the specified Monthly Payment Date:

        December 2005 through November 2006................................3.50%
        December 2006 through November 2007................................4.25%
        December 2007 and after...........................................5.00%;

     - the amount on deposit in the Reserve Account for any two prior consecutive Monthly Payment Dates is less than the Reserve Account Required Amount, provided that this Trigger Event will no longer be in effect if the amount on deposit in the Reserve Account for three consecutive Monthly Payment Dates thereafter equals the Reserve Account Required Amount; or

     - the Outstanding Amount of the Notes immediately preceding the Monthly Payment Date is greater than the Pool Balance as of the last day of the second Collection Period preceding the Monthly Payment Date.

                                 INDEX OF TERMS

Affiliated Originator.......................................     S-9
APR.........................................................    S-25
Average Sixty-Day Delinquency Ratio.........................    S-62
BankBoston..................................................    S-37
Benefit Plan................................................    S-58
Cede........................................................     S-5
Closing Date................................................     S-7
Collection Period...........................................     S-6
Commission..................................................     S-5
Controlling Class...........................................    S-62
CPR.........................................................    S-40
Crossover Date..............................................    S-11
Cutoff Date.................................................     S-9
Defaulted Receivable........................................    S-62
Depositor...................................................     S-6
DFS.........................................................    S-39
DFS Receivables.............................................     S-9
DTC.........................................................     S-5
ERISA.......................................................    S-58
Exchange Act................................................     S-5
Event of Default............................................    S-62
Financed Asset..............................................     S-9
First Priority Principal Distribution Amount................    S-62
Ganis.......................................................    S-37
Highest Priority Notes......................................    S-62
Holder......................................................    S-52
Indenture Trustee...........................................     S-6
Initial Pool Balance........................................     S-9
Interest Accrual Period.....................................     S-7
Liquidation Proceeds........................................    S-63
Managed Marine Receivables Portfolio........................    S-31
Managed Recreational Vehicle Receivables Portfolio..........    S-32
Monthly Payment Date........................................     S-6
NADA........................................................    S-38
Note Distribution Account...................................    S-63
Noteholder..................................................    S-52
Notes.......................................................     S-6
OID.........................................................    S-58
Outstanding.................................................    S-63
Outstanding Amount..........................................    S-63
Owner Trustee...............................................     S-6
Parity Principal Distribution Amount........................    S-63
Payment Default.............................................    S-63
Pool Balance................................................    S-55
Principal Balance...........................................    S-36
Principal Distribution Account..............................    S-63
Principal Distribution Amount...............................    S-63
Prospectus..................................................     S-6
Purchase Amount.............................................    S-64
PTCE........................................................    S-59
Purchased Receivable........................................    S-64
Rating Agency...............................................     S-8
Receivables Pool............................................    S-25
Record Date.................................................    S-52

Recoveries..................................................    S-64
Regular Principal Distribution Amount.......................    S-64
Reserve Account.............................................    S-15
Reserve Account Required Amount.............................    S-15
Reserve Account Transfer Amount.............................    S-64
Residual Interest...........................................    S-54
Residual Interestholder.....................................    S-54
Second Priority Principal Distribution Amount...............    S-64
Servicer....................................................    S-39
Servicer Advance............................................    S-10
Servicing Fee...............................................    S-39
Servicing Released Sale Transactions........................    S-29
Simple Interest Method......................................    S-65
Stated Maturity Date........................................     S-6
Third Priority Principal Distribution Amount................    S-65
Total Distribution Amount...................................    S-65
Total Required Payment......................................    S-66
Transfer and Servicing Agreements...........................    S-55
Transferor..................................................    S-37
Transferor Receivables......................................     S-9
Trigger Event...............................................    S-66
Trust.......................................................     S-6
Underwriters................................................    S-59
Underwriting Agreement......................................    S-59

PROSPECTUS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           (EACH ISSUABLE IN SERIES)

                               ------------------

                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION

                                   DEPOSITOR
                               ------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Deutsche Recreational Asset Funding Corporation (the "Depositor") and the trustee specified in the related Prospectus Supplement (the "Trustee" or "Owner Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and Deutsche Financial Services Corporation, as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. In the event that the Depositor and/or affiliates of the Depositor are the sole holders of undivided interests in a Trust, such undivided interests may not be represented by a certificate. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts or installment loan contracts (the "Receivables") secured by new or used recreational vehicles and new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail), as applicable, certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby (other than security interests in Federally Documented Boats, which security interests will be assigned to the Boat Mortgage Trustee as described under "The Boat Mortgage Trust") and certain other property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which may be used to acquire additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement or to make distributions to the Depositor with respect thereto.

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT

REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, GANIS CREDIT CORPORATION, DEUTSCHE FINANCIAL SERVICES CORPORATION, DEUTSCHE BANK AG OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                               ------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                               ------------------

November 14, 2001

                             AVAILABLE INFORMATION

     Deutsche Recreational Asset Funding Corporation (the "Depositor") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and 233 Broadway, New York, New York 10279. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Deutsche Recreational Asset Funding Corporation, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor"), as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) 523-3000.

                               ------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page 80.

ISSUER........................   With respect to each series of Securities, the
                                 trust (referred to herein as the "Trust" or the "Issuer") to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Depositor and the Servicer.

DEPOSITOR.....................   Deutsche Recreational Asset Funding
                                 Corporation.

TRANSFEROR....................   Ganis Credit Corporation ("Ganis").

SERVICER......................   Deutsche Financial Services Corporation ("DFS"
                                 or the "Servicer").

TRUSTEE/OWNER TRUSTEE.........   With respect to each series of Securities, the
                                 Trustee or Owner Trustee will be specified in the related Prospectus Supplement.

INDENTURE TRUSTEE.............   With respect to any applicable series of
                                 Securities, the Indenture Trustee will be specified in the related Prospectus Supplement.

THE NOTES.....................   A series of Securities may include one or more
                                 classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related
                                 Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                                 Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only subject to the next sentence. Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the
                                 Securities--Definitive Securities".

                                 Except in the case of any Strip Notes, as described below, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related

                                 Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                                 With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                 To the extent provided in the related
                                 Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing
                                 Agreements--Termination".

THE CERTIFICATES..............   A series may include one or more classes of
                                 Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby. In the event that the Depositor and/or affiliates of the Depositor are the sole holders of undivided interests in a Trust, such undivided interests may not be represented by a certificate.

                                 Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only subject to the next sentence. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                                 Except in the case of any Strip Certificates, as described below, each class of Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the Pass Through Rate.

                                 With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                                 In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                 If a series of Securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                 To the extent provided in the related
                                 Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price for the Receivables will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements--Termination".

TRUST PROPERTY................   The property of each Trust will include a pool
                                 of retail installment sale contracts or
                                 installment loans (the "Recreational Vehicle
                                 Receivables") secured by new or used
                                 recreational vehicles (the "Financed
                                 Recreational Vehicles"), retail installment sale contracts or installment loan contracts
                                 (the "Boat Receivables"; the Boat Receivables and the Recreational Vehicle Receivables may be referred to collectively as the "Receivables" and individually as a "Receivable") secured by new or used recreational sport and power boats
                                 (including any boat motors and accompanying trailers) and yachts (both power and sail) (the
                                 "Financed Boats"; the Financed Boats and the
                                 Financed

                                 Recreational Vehicles may be referred to collectively as the "Financed Assets" and individually as a "Financed Asset"), collections and other payments with respect to the Receivables received after the date specified in the related Prospectus Supplement (the "Cutoff Date") and monies on deposit in certain Trust accounts.

                                 Any reference in this Prospectus or the related Prospectus Supplement to a "boat" will include, unless the context otherwise requires, recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail).

                                 On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a Trust (the "Closing Date"), the Transferor will transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the Cutoff Date to the Depositor, which will transfer the Initial Receivables to such Trust on or prior to the Closing Date pursuant to either a Transfer and Servicing Agreement among the Depositor, the Servicer and the Owner Trustee (as amended and supplemented from time to time, a "Transfer and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, and any other account identified in the applicable Prospectus Supplement.

                                 To the extent provided in the related
                                 Prospectus Supplement, the Transferor will be obligated (subject only to the availability thereof) to transfer to the Depositor which will be obligated to acquire and transfer to the related Trust, and such Trust will then be obligated to acquire (subject to the satisfaction of certain conditions described in the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period, if any, specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust the Funding Period, if any, will be specified in the applicable Prospectus Supplement and in any event will not exceed one year in length. With respect to each Trust, the Pre-Funded

                                 Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

                                 The Receivables have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by DFS and/or other entities (DFS and such other entities being referred to as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans or other receivables secured by boats or recreational vehicles. For a description of the Transferor, see "The Transferor." For a description of DFS, see "The Servicer" in the related Prospectus Supplement.

CREDIT AND CASH FLOW
  ENHANCEMENT.................   If and to the extent specified in the related
                                 Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                                 Supplement.

TRANSFER AND SERVICING
  AGREEMENTS..................   With respect to each Trust, the Transferor will
                                 transfer the related Receivables to the
                                 Depositor, which, in turn, will transfer the related Receivables to such Trust pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Transfer and Servicing Agreement will be transferred to the Indenture Trustee as collateral for the Notes of the related series. If so specified in the related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes, which duties would in the absence of an Administrator be performed for the related Trust primarily by the related
                                 Indenture Trustee or by the Depositor.

                                 The Servicer will advance any interest
                                 shortfall with respect to a Receivable to the extent that the Servicer, in its sole discretion, expects to recoup the advance from subsequent payments on or with respect to the Receivables (a "Servicer Advance"). The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Receivables as described under "Description of the Transfer and Servicing Agreements--Servicer Advances."

                                 The Servicer will be entitled to receive compensation for servicing the Receivables of each Trust as described under "Description of the Transfer and Servicing Agreements-- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.................   In connection with the transfer of Receivables
                                 to a Trust, security interests in the Financed
                                 Assets (other than Federally Documented Boats) securing such Receivables will be transferred by the Transferor to the Depositor (or by the related Dealer or an Originator to the Transferor and by the Transferor to the Depositor) and by the Depositor to such Trust.
                                 Security interests in the Federally Documented
                                 Boats will be assigned by DFS or the
                                 Transferor, as applicable, to the Boat Mortgage
                                 Trustee. See "The Boat Mortgage Trust." Due to administrative burden and expense, the certificates of title to those Financed Assets financed in states where security interests in boats or recreational vehicles, as applicable, are subject to certificate of title statutes will not be amended to reflect any such transfers, and the Uniform Commercial Code
                                 ("UCC") financing statements in respect of those Financed Assets financed in states where security interests in boats or recreational vehicles, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers. Assignments of security interests in Federally Documented
                                 Boats to the Boat Mortgage Trustee will not be filed with the Coast Guard until on or before 180 days after the Closing Date specified in the related Prospectus Supplement. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states and will not have a perfected security interest in the Federally Documented Boats. In any event, the
                                 Trust will not have any direct security
                                 interest in the Federally Documented Boats. If such Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset may be adversely affected. See "Risk Factors" and "Certain Legal
                                 Aspects of the Receivables."

TAX STATUS....................   If the Prospectus Supplement specifies that the
                                 related Trust will be treated as an owner trust upon the issuance of the related series of Securities, Mayer, Brown & Platt ("Tax
                                 Counsel") is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes.

                                 If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Tax Counsel to such Trust is of the opinion to the effect that such Trust will not be classified as an association taxable as a corporation for federal income tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                                 See "Federal Income Tax Consequences" herein for additional information concerning the application of federal and state tax laws.

ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations" herein and in the related Prospectus Supplement, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates may be eligible for purchase by employee benefit plans.

                                 The Certificates of any series that are
                                 subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATING........................   It will be a requirement for issuance of any
                                 series that the Securities offered by this Prospectus and the related Prospectus
                                 Supplement be rated at the time of initial sale by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each series offered hereby and by the related
                                 Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Receivables may have on the yield to investors in the Securities of such Series. See "Risk Factors" herein.

LEGAL INVESTMENT..............   The appropriate characterization of each class
                                 of Notes (or Certificates) of a series under various legal investment restrictions applicable to the investment activities of certain investors, and thus the ability of investors subject to these restrictions to purchase Notes (or Certificates), may be subject to significant interpretive uncertainties. Investors should consult with their own counsel in determining whether, and to what extent, Notes (or Certificates) will constitute legal investments for them.

RISK FACTORS..................   In considering an investment in any
                                 Certificates and/or Notes, investors should recognize that there are material risks associated with such an investment. See "Risk
                                 Factors" herein and in the related Prospectus
                                 Supplement.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in the related Prospectus Supplement, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities. The risk factor disclosure here and in the related Prospectus Supplement summarizes material risk factors relating to the Securities.

     Possible Payment Delays or Losses Resulting From Failure of the Trust to Have A Perfected Security Interest in Certain Financed Assets. If a Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders and delays and reductions in payments to Securityholders could result.

     In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets (other than Federally Documented Boats) securing such Receivables will be, or will have been, transferred by the Transferor to the Depositor and by the Depositor to such Trust simultaneously with the transfer of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to those Financed Assets financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect such transfers and (ii) UCC financing statements in respect of those Financed Assets financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states.

     Security interests in the Federally Documented Boats securing Receivables transferred to a Trust will be transferred by DFS or the Transferor, as the case may be, to the Boat Mortgage Trustee before or at the time of the transfer of such Receivables to the Trust holding such Receivables. However, assignments of security interests in the Federally Documented Boats to the Boat Mortgage Trustee will not be filed with the Coast Guard until on or before the 180th day after the Closing Date specified in the related Prospectus Supplement. In the absence of such filings, the Boat Mortgage Trustee will not have a perfected security interest in the Federally Documented Boats. In any event, the Trust will not have any direct security interest in the Federally Documented Boats.

     The Transferor will be obligated to purchase from the Trust any Transferor Receivable transferred to such Trust as to which a perfected security interest in the name of the Transferor in the Financed Asset securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, provided that such purchase obligation shall apply only in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables." Such purchase obligation will not address or remedy the situation where a perfected security interest in the name of a Trust in the Financed Asset securing a Receivable has not been perfected as a result of the absence of the procedures described in the preceding paragraph or for any other reason. The Servicer will be obligated to purchase from the Trust any Receivable secured by a Federally Documented Boat if the assignment of the security interest in such Federally Documented Boats from DFS or the Transferor, as the case may be, to the Boat Mortgage Trustee is not filed with the Coast Guard by the 180th day after the Closing Date specified in the related Prospectus Supplement. If a Trust or the Boat Mortgage Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders.

     Possible Payment Delays or Losses Resulting From Certain Liens Having Priority Over a Perfected Security Interest. To the extent the security interest of a Trust in a Financed Asset is perfected, such Trust generally will have a prior claim over subsequent purchasers of such Financed Asset and holders of subsequently perfected security interests. However, as against maritime liens, liens for repairs of a Financed Asset or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Asset. If an Obligor takes a Financed Asset to a dealer and the Financed Asset becomes part of the dealer's inventory, the Financed Asset may become subject to claims of the dealer's creditors or to claims of the bankruptcy trustee of such dealer. If an Obligor arranges for a dealer to sell a Financed Asset on consignment and the dealer then sells the Financed Asset to a third party which is a "buyer in the ordinary course", the third party will take the Financed Asset free of the security interest created by the Obligor (even though the security interest is perfected). All maritime liens and various other claims of a maritime nature recognized under federal admiralty law (including those referred to in the next sentence) will have priority over state title liens or security interests in Financed Boats perfected by filing UCC financing statements.

     With respect to Preferred Mortgages on Federally Documented Boats, certain liens, including liens for damages arising out of a maritime tort, for wages of a stevedore when employed directly by the owner, operator, master, ship's husband, or agent of the vessel, for wages of the crew of a vessel, for general average, or for salvage would, as a matter of law, have priority over a Preferred Mortgage. In addition, any Preferred Mortgages granted and perfected prior in time to the Preferred Mortgage in question and liens under Federal law for "necessaries" (which are generally goods and services rendered or delivered to the Financed Boat) furnished before the Preferred Mortgage in question is perfected will have priority over the Preferred Mortgage in question. The above-described risk for crew wages exists in the case of the Financed Boats because boat owners may utilize crew members and because liens for wages owed to such crew members would have priority over the Trust's or the Boat Mortgage Trust's interest in a Financed Boat.

     If a Trust or the Boat Mortgage Trust does not have a first perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. None of the Transferor, the Servicer or the Depositor will have any obligation to purchase a Receivable as to which any of the aforementioned occurrences result in a Trust or the Boat Mortgage Trust losing the priority of its security interest or its security interest in such Financed Asset after the date such security interest was conveyed to such Trust. See "Possible Payment Delays or Losses Resulting From Failure of the Trust to Have a Protected Security Interest in the Receivables" herein.

     Possible Payment Delays or Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in the Receivables. If a Trust does not have a perfected security interest in the Receivables, its ability to realize on such Receivable in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders.

     The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the transfer of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of a security interest (including an ownership interest) therein because such purchaser would not learn of the transfer of or security interest in the Receivables from a review of the chattel paper.

     Possible Payment Delays or Losses Resulting From Lack of Enforceability of Receivables. The inability of a Trust to realize amounts owed in respect of a Receivable could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make a transferee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The Transferor will be obligated to purchase (or cause an Originator to purchase) from the Trust any Receivable which fails to comply with such requirements in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Certain Legal Aspects of the Receivables--Consumer Protection Laws" herein. However, if the Transferor or an Originator fails for any reason to perform its purchase obligation, Securityholders could experience delays or reductions in payments on their Securities.

     Possible Payment Delays or Losses Resulting From Third Party Liabilities of Trusts. To the extent that a Dealer, Ganis or an Originator (including DFS) violates consumer protection laws applicable to Receivables, a Trust could be liable to the obligor, as assignee of the affected Receivables. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws." The related Ganis/Depositor Transfer Agreement provides that the Transferor is required to purchase or to cause an Originator to purchase from the Trust Receivables that do not comply in all material respects with applicable law in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables." However, if the Transferor (or an Originator) fails for any reason to perform its purchase obligation, Securityholders could experience delays or reductions in payments on their Securities as a result of any such liabilities imposed on the applicable Trust.

     Possible Payment Delays or Losses Resulting From Insolvency of a Bank Originator. The FDIC, if appointed as conservator or receiver for an insolvent Bank Originator, may interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables. Such interference could result in delays and reductions in payments to the Securityholders. In the case of an Originator (a "Bank Originator") that is a depository institution, if such Bank Originator becomes insolvent or is in an unsound condition, or under certain other circumstances, the applicable banking regulators may appoint a conservator or receiver for such Bank Originator. In most instances, the conservator or receiver would be the Federal Deposit Insurance Corporation (the "FDIC").

     In the event that the FDIC were to assert that the transfer of Receivables by a Bank Originator that is subject to the Federal Deposit Insurance Act, as amended (the "FDIA"), constituted a grant of a security interest rather than a sale, the FDIA sets forth certain powers that the FDIC, in its capacity as conservator or receiver for a Bank Originator, could exercise. Positions taken by the FDIC do not suggest that the FDIC, if appointed as conservator or receiver for a Bank Originator, would interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables, provided that certain conditions, as described below, had been satisfied. To the extent that such Bank Originator has granted a security interest in the Receivables to the Transferor and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before such Bank Originator's insolvency, was not taken in contemplation of the insolvency of such Bank Originator, and was not taken with the intent to hinder, delay or defraud such Bank Originator or the creditors of such Bank Originator, such security interest should not be subject to avoidance if the Originator Agreement and related documents are approved by such Bank Originator and are continuously maintained records of such Bank Originator (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of such Bank Originator. If the foregoing conditions are satisfied and transfers of the Receivables constitute neither voidable preferences nor fraudulent conveyances, payments to the Transferor with respect to the Receivables should not be subject to recovery by the FDIC, as conservator or receiver of such Bank Originator. The foregoing conclusion is based upon policy statements of the FDIC and opinions of a former general counsel of the FDIC. No assurance can be given, however, that all such conditions have been satisfied with respect to any Bank Originator and the Receivables transferred by such Bank Originator. If such conditions were not satisfied or the FDIC, as conservator or receiver for a Bank Originator, were to assert a position contrary to the policy statements, or were to require the Transferor, the Depositor, the Trustee or the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Bank Originator as provided under the FDIA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur.

     Notwithstanding the foregoing, the FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome. If the FDIC were to repudiate an Originator Agreement, the claims (and any security interest securing such claims) of the affected party thereof would be limited to actual, direct compensatory damages and any security securing such claims would be enforceable only to the extent of such damages. The FDIA does not define the term "actual direct compensatory damages", but requires such damages to be determined as of the date of the appointment of the conservator or receiver.

     The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable state or Federal law (including laws regarding bank insolvencies and applicable laws regarding preferences or fraudulent conveyances). In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trustee or the Indenture Trustee in the Receivables. In addition, if the FDIC were appointed as conservator or receiver of a Bank Originator, certain administrative expenses of the conservator, receiver or banking authorities may have priority over the Transferor's, the Depositor's, the Trustee's or the Indenture Trustee's interest in the Receivables.

     Possible Payment Delays or Losses Resulting From Insolvency of a Dealer, a Nonbank Originator, the Transferor or the Depositor. The Transferor will represent and warrant that, immediately prior to transferring Receivables to the Depositor, the Transferor owns such

Receivables and that the transfer of the Receivables by it to the Depositor will constitute a conveyance of such Receivables. References in this Prospectus or the related Prospectus Supplement to a "conveyance" or a "transfer" from the Transferor to the Depositor contemplate either a "sale" or a "capital contribution" from the Transferor to the Depositor. The Ganis/Depositor Transfer Agreement will set forth whether such conveyance or transfer is intended to be a "sale" or a "capital contribution" of such Receivable by the Transferor to the Depositor. The Depositor intends that the transfer of Receivables by it to a Trust will constitute either a conveyance of such Receivables or a pledge of such Receivables.

     If a Dealer, the Transferor, an Originator other than a Bank Originator (a "Nonbank Originator") or the Depositor were to become a debtor in a bankruptcy case (or if the parent or another affiliate of a Dealer, the Transferor, a Nonbank Originator or the Depositor were to become a debtor in a bankruptcy case and the assets of such Dealer, the Transferor, such Nonbank Originator or the Depositor, as applicable, were consolidated with those of its parent or with those of such affiliate) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables by such Dealer, the Transferor, such Nonbank Originator, or the Depositor, as the case may be, should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Dealer, an Originator, the Transferor or the Depositor is treated as a pledge instead of a conveyance, a tax or government lien on the property of the Dealer, the Originator, the Transferor or the Depositor, as applicable, arising before such transfer may have priority over the interest of the Transferor, the Depositor or the Trust or the Indenture Trustee in such Receivables. If all of the transactions contemplated herein are treated as conveyances, the Receivables would not be part of the bankruptcy estate of a Nonbank Originator, the Transferor or the Depositor and would not be available to their respective creditors.

     The Depositor has established various Trusts, and may establish additional Trusts from time to time. To the extent that securities issued by any Trust are rated lower than the securities issued by another Trust, the holders of the lower rated securities may have an incentive to file a bankruptcy petition against the Depositor and seek repayment of such securities from other assets of the Depositor. Consequently, a default of lower-rated securities issued by a Trust established by the Depositor could bring about the bankruptcy of the Depositor that would result in, among other things, a default on higher-rated (and other) securities issued by that Trust or another Trust.

     Possible Losses Resulting From Insolvency of the Depositor Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of the Depositor, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

     Possible Payment Delays or Losses Resulting From Application of Octagon Gas Case. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a transfer or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of a Dealer, an Originator, the Transferor or the Depositor, however, even if the transfers of Receivables by the Dealer, by the Originator, by the Transferor and by the Depositor were treated as conveyances, the Receivables would be part of the bankruptcy estate of the Dealer, the Originator, the Transferor or the Depositor (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result. In light of the adoption of Revised Article 9 of the UCC in Nevada, a result similar to that in the Octagon case could occur under the transactions contemplated herein because the Depositor and DFS are Nevada corporations, and the Depositor has an office in Nevada.

     Possible Payment Delays or Losses Resulting From Substantive
Consolidation. The Transferor has taken steps in structuring the transactions described herein that are intended to ensure that the voluntary or involuntary application for the relief by the Transferor under the United States Bankruptcy Code or similar state insolvency laws (collectively, "Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of the Depositor. These steps include the creation of the Depositor as a separate, bankruptcy-remote, special-purpose corporation under a certificate of incorporation containing certain limitations (including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of an independent director). However, there can be no assurance that the activities of the Depositor would not result in a court's concluding that the assets and liabilities of the Depositor should be consolidated with those of the Transferor or with those of another entity in a proceeding under any Insolvency Law. If the assets of the Depositor were consolidated into the bankruptcy estate of the Transferor or any other entity, the assets would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     Possible Payment Delays or Losses Resulting From Inability to Collect Payments From Obligors. Numerous statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a creditor to collect payments due under a contract or to enforce a deficiency judgment against an Obligor. For example, a bankruptcy court may reduce the monthly payments of an Obligor due under a Receivable or change the rate of interest applicable to such Receivable. Such actions could result in delays in payments on the Securities and possible reductions in the amount of those payments.

     Possible Payment Delays or Losses Resulting From Failure of the Depositor, Transferor or Servicer to Perform Under the Agreements. None of the Transferor, the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the transfer of Receivables by the Transferor to the Depositor and the Depositor to a Trust, the Transferor will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to purchase from the Trust or the Transferor would be required to purchase or to cause an Originator to purchase from the Depositor or the Trust Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the

Transfer and Servicing Agreements--Servicing Procedures". If the Depositor, the Transferor and/or the Servicer failed for any reason to perform in accordance with their respective purchase obligations, then delays in payments on the Securities and possible reductions in the amount of those payments could occur.

     Moreover, if the Servicer were to cease acting as Servicer, the performance of the Receivables could be adversely affected. In addition, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. See "The Servicer."

     Possible Payment Delays or Losses Resulting From Subordination of Payments. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Notes or Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Notes or Certificates of such series. Investors in any subordinated class or classes of Notes or Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account (if any) or any other credit enhancement, as described in the related Prospectus Supplement, is exhausted and could result in delays and reductions in payments to such investors.

     Possible Payment Delays or Losses Resulting From Insufficient Payments on the Receivables. No Trust will have, and no Trust is permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Transferor, the Depositor, the Servicer, any Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables. Losses on Receivables may be larger than otherwise because the amount advanced on a Financed Asset may exceed the value of the Financed Asset at the time a loan is initially made or at any subsequent time, including at the time of foreclosure or repossession of the Financed Asset if a default occurs with respect to the related Receivable. See "Underwriting Procedures and Guidelines." If losses occur which are not covered by credit enhancement for the Securities or exceed the amount covered by such credit enhancement, delays and reductions in payments to Securityholders could result.

     Possible Losses Resulting From Payment Prior to Maturity. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to purchase from the Trust and the Transferor (or an Originator) will be obligated to purchase from the Depositor or the Trust Receivables pursuant to a Transfer and Servicing

Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein. As a result, the actual maturity of any Class of Notes and/or Certificates could occur significantly earlier than expected. Any such reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Weighted Average Life of the Securities." See also "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under "Possible Losses Resulting From an Insolvency Event of the Depositor Related to Certain Trusts", in the case of a Trust that is not a grantor Trust if so specified in the related Prospectus Supplement, as described in such Prospectus Supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor occurs.

     Possible Payment Delays or Losses Resulting From Commingling. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and each Rating Agency in respect of Securities issued by such Trust (as such term is defined in the related Prospectus Supplement, a "Rating Agency" and, collectively, the "Rating Agencies") affirm its ratings of the related Securities at the initial level, then for so long as DFS is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on the applicable Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the applicable Securityholders and delays and reductions in payments to Securityholders could result. In order to satisfy the requirements described above, the Servicer may (but is not required to) obtain a letter of credit or other credit enhancement for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables.

     It is anticipated that the Servicer will satisfy the conditions to making monthly or less frequent remittances and thus the Servicer will commingle collections and will not be required to deposit such amounts in the Collection Account until on or before each Distribution Date or Payment Date.

     Possible Payment Delays and Losses Resulting From Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers, by Originators or by the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher or lower rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables or may result in delays or reductions in payments to Securityholders.

     Possible Loss of Yield Resulting From Use of Balance in Pre-Funding Account to Prepay Securities. To the extent that amounts on deposit in the Pre-Funding Account have not been distributed to the Transferor by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. It is anticipated that the principal balance of Subsequent Receivables transferred to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution to Securityholders of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

     Possible Payment Delays and Losses Resulting From Control by Indenture Trustee or Noteholders in Owner Trusts. With respect to any Owner Trust issuing Notes, until the Notes have been paid in full, the ability to cause certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders. The risk that the Noteholders, not the Certificateholders, control the Owner Trust pertains only to Certificateholders of Owner Trusts because an Owner Trust is authorized to issue both Notes and Certificates while a Grantor Trust may issue only Certificates.

     For example, with respect to an Owner Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or certain Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" herein, may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein. The actions by the Indenture Trustee or the Noteholders could result in delays or reductions in payments to Certificateholders.

     Risk of Book-Entry Registration. Each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. The Noteholders and the Certificateholders are referred to collectively as the "Securityholders."

     Ratings Are Not Recommendations; There Is No Assurance That a Rating Will Remain In Effect. It will be a condition to the issuance of a series of Securities that they be rated in one of the four highest rating categories by a Rating Agency identified in the related Prospectus Supplement. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Receivables will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Class of Notes and/or Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Note and/or Certificate at a significant premium might fail to recoup its initial investment under certain scenarios.

     The Depositor has established Trusts prior to the date hereof and may establish additional Trusts in the future. If the rating on some or all of the Securities issued by a Trust is lowered or withdrawn by a rating agency, such rating agency may also lower or withdraw its rating on some or all of the Securities issued by another Trust.

     There is no assurance that any rating of any Securities will remain in effect for any given period of time or may not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. A reduction or withdrawal of a rating of Securities could adversely affect a Securityholder's ability to transfer its Securities.

     Risk if Non-U.S. Citizens Hold Securities. The validity of a Preferred Mortgage or a state law security interest in a Financed Boat that has ever been federally documented and operated other than for pleasure could be challenged if Securityholders having a controlling interest with respect to a Trust were determined to be nationals of, or under the control (directly or indirectly) of entities in, countries that the U.S. Maritime Administration has named pursuant to applicable regulations as being contrary to United States foreign policy interests, or were determined to be foreign nationals or subject to foreign control (directly or indirectly) in time of war or national emergency (and in connection therewith transfers of Securities to such nationals or entities could also be challenged). Any such challenge could result in delays or reductions in payments on the Securities.

     Nature of Summaries. It should be noted that this Prospectus and the Prospectus Supplement contain summaries of certain legal matters. The summaries do not purport to be complete and are qualified in their entirety by reference to applicable federal and state laws. In particular, the summaries may include matters governed by state laws; however, such laws may differ substantially from state to state. The summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which any person, entity or Financed Asset may be situated.

     Possible Losses and Delays in Payments Relating to Other Events or Circumstances. Other events or circumstances could result in delays and reductions in payments to Securityholders. Those events and circumstances include, among others, those described under "Certain Legal Aspects of the Receivables" herein.

                                   THE TRUSTS

     With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts or installment loan contracts (i) between dealers (the "Dealers") and Obligors, (ii) between Originators and Obligors and/or (iii) between the Transferor and Obligors, and all payments received thereunder on and after the applicable Cutoff Date. "Obligors" are persons who purchase or refinance new and used recreational vehicles or who purchase or refinance new and used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail). The Receivables of each Receivables Pool were or will be originated by the Transferor, Originators and/or Dealers, acquired by the Transferor, pursuant to agreements between the Transferor and Dealers ("Dealer Agreements"), or pursuant to agreements between the Transferor and one or more Originators, and transferred to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Transferor will transfer the Receivables to the Depositor. On or prior to the applicable Closing Date, the Depositor will transfer the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be transferred to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so transferred will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) the Depositor's rights with respect to security interests in the Financed Assets (other than security interests in Federally Documented Boats, which security interests will be assigned to the Boat Mortgage Trustee as described under "The Boat Mortgage Trust"); (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     Although the property of each Trust will include any interest of the Depositor in proceeds from claims on physical damage insurance policies covering the Financed Assets, the Servicer typically allows Obligors (unless the Financed Asset is a total loss) to use such proceeds to repair or replace Financed Assets instead of making corresponding prepayments of the applicable Receivables. The applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement will permit the Servicer, subject to the servicing standards referred to therein, to allow Obligors to use proceeds from such claims to repair or replace Financed Assets rather than making prepayments of Receivables in the related Trust.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Assets will not be amended to reflect the transfer of the security interest in the Financed Assets to each Trust. Assignments of security interests in the Federally Documented Boats to the Boat Mortgage Trustee will not be filed with the Coast Guard until on or before the 180th day after the Closing Date specified in the related Prospectus Supplement. In the absence of such amendments and filings, a Trust may not have a perfected security interest in the Financed Assets in all states and the Boat Mortgage Trust will not have a perfected security interest in Federally Documented Boats. In any event, the Trust will not have a direct security interest in the Federally Documented Boats. See "Risk Factors--Certain Legal Aspects--Security Interest in Financed Assets," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

     If the protection provided to any Noteholders of a series by the subordination of the related Certificates or other Notes and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to payments on the related Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Assets in all jurisdictions may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     Each Trust may be a "business trust" or common-law trust.

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

                                  THE TRUSTEE

     The Trustee for each Trust under the related Trust Agreement or Pooling and Servicing Agreement will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Transfer and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee is adjudged insolvent. In such circumstances, the Depositor, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                            THE BOAT MORTGAGE TRUST

     DFS and Ganis have entered into a boat mortgage trust agreement (the "Boat Mortgage Trust Agreement") with Wilmington Trust Company as trustee (the "Boat Mortgage Trustee"), a form of which has been filed with the Commission. This Prospectus summarizes certain terms of the Boat Mortgage Trust Agreement. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Boat Mortgage Trust Agreement.

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

     The Boat Mortgage Trust Agreement provides that DFS and Ganis will assign to the Boat Mortgage Trustee security interests in Financed Boats that are documented under federal law (the "Federally Documented Boats"). Pursuant to the Boat Mortgage Trust Agreement, the Boat Mortgage Trustee is appointed as trustee of a trust (the "Boat Mortgage Trust") with respect to security interests in such Federally Documented Boats. The Boat Mortgage Trustee will hold such security interests for the benefit of DFS and Ganis at such time as DFS and Ganis have not financed such Receivables through a Trust or another financing transaction. Upon the transfer to a Trust of Receivables secured by Federally Documented Boats, the Boat Mortgage Trustee will hold security interests in such Federally Documented Boats for the benefit of such Trust and the applicable Owner Trustee and Indenture Trustee.

     At any point in time, the Boat Mortgage Trustee may be holding security interests in different Federally Documented Boats for the benefit of different Trusts. In addition, in the event that DFS, Ganis or the Depositor finances Receivables other than through a Trust, the Boat Mortgage Trustee will hold security interests in the Federally Documented Boats for the applicable parties to such other financing transaction. The Boat Mortgage Trust Agreement provides that Federally Documented Boats pertaining to a particular Trust or other financing transaction will not be deemed to be collateral for any other Trust or financing transaction.

     If the Depositor, DFS, the Transferor or the Servicer purchases a Receivable from a Trust (or from the Depositor, if applicable), then the Boat Mortgage Trustee will hold the security interest with respect to the related Federally Documented Boat for the benefit of the entity which will own such Receivable after giving effect to such purchase or release.

     DFS and Ganis entered into the Boat Mortgage Trust Agreement in order to minimize the expense of assigning security interests in Federally Documented Boats in connection with the formation of the Trusts and other financing transactions secured by Receivables. In the absence of the arrangements contemplated by the Boat Mortgage Trust Agreement, assigning a perfected security interest in a Federally Documented Boat for the benefit of a Trust would require (i) multiple assignments (from DFS to Ganis (if DFS Receivables secured by Federally Documented Boats will be transferred to a Trust), from Ganis to the Depositor, from the Depositor to the Trust and by the Trust in favor of the Indenture Trustee (if applicable)), (ii) corresponding multiple filings with the Coast Guard, and (iii) payment of separate filing fees to the Coast Guard for each such filing. In contrast, the arrangements contemplated by the Boat Mortgage Trust Agreement allow a single assignment by DFS or Ganis, as the case may be, to the Boat Mortgage Trustee and a corresponding reduction in the number of filings in respect of such assignments with the Coast Guard.

                             THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool are and will be retail installment sales contracts or installment loans that have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by Deutsche Financial Services Corporation ("DFS") and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators. The installment loans are typically documented in a combined note and security agreement. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by boats or recreational vehicles. In addition, the related Receivables Pool may include Receivables acquired by an

Affiliate of the Transferor through acquisitions. Receivables will be transferred by the Transferor to the Depositor pursuant to the Ganis/Depositor Transfer Agreement and then will be transferred by the Depositor to the applicable Trust.

     The Receivables to be held by each Trust will be acquired by the Depositor and chosen at random from the portfolio of the Transferor for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used boat or recreational vehicle, (ii) was originated in the United States, and (iii) as of the Cutoff Date was not more than 59 days past due (provided that, as of the Cutoff Date, the ratio of (x) the aggregate outstanding principal balance of the Receivables that are 31 to and including 59 days delinquent to (y) the aggregate outstanding principal balance of the Receivables does not equal or exceed 20%). No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

     All of the Receivables will be Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of periodic payments, generally in monthly installments. Each such installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

PAID-AHEAD RECEIVABLES

     If an obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because the obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable in such Collection Period and, unless otherwise requested by the obligor, the obligor will not be required to make any scheduled payment in respect of such receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the receivable, as reduced by the application of the additional scheduled payments made in the Collection Period in which such receivable became a Paid-Ahead Receivable. The obligor's receivable would not be considered delinquent during the Paid-Ahead Period.

     When the obligor resumes his required payments following the Paid-Ahead Period, the payment so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. Notwithstanding such insufficiency, the obligor's receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the receivable. Depending on the principal balance and interest rate of the related receivable, and on the number of payments that were paid-ahead, there may be extended periods of time during which receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the noteholders with respect to such receivables.

     Paid-Ahead Receivables will affect the weighted average life of the Securities. The distribution of the paid-ahead amount on the payment date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Securities. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of the Securities may be extended.

     Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement.

SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated by Dealers, Originators or the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of the applicable Trust.

UNDERWRITING

     For a description of certain underwriting procedures and guidelines of the Transferor and of DFS (in its capacity as an Originator), see "Underwriting Procedures and Guidelines" in the related Prospectus Supplement.

SERVICING AND COLLECTIONS

     For a description of the Servicer's servicing procedures, see "The Servicer" in the related Prospectus Supplement and "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this Prospectus.

LOSSES AND DELINQUENCIES

     Certain information concerning the loss and delinquency experience of DFS and the Transferor with respect to boat and recreational vehicle receivables will be set forth in each Prospectus Supplement. There can be no assurance that the loss and delinquency experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of boat and recreational vehicle receivables is influenced by a variety of economic, social and other factors, including the fact that the Receivables generally provide that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without the consent of DFS or Ganis, as the case may be, or its successors and assigns. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to purchase from a Trust or the Transferor (or an Originator, if applicable) will be obligated to purchase Receivables from the Depositor or a Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements --Termination" herein regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by Paid-Ahead Receivables. See "The Receivables Pool -- Paid-Ahead Receivables."

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     The Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the aggregate Principal Balance of the Receivables as of the close of business on the last day of a given Collection Period (excluding Purchased Receivables and Defaulted Receivables) (the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" herein.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to acquire Receivables from the Depositor or otherwise to make a distribution to the Depositor, or (ii) for any other purpose described in the related Prospectus Supplement. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to acquire Receivables from the Transferor or otherwise to make a distribution to the Transferor and for general corporate purposes.

                                 THE DEPOSITOR

     Deutsche Recreational Asset Funding Corporation (the "Depositor") was incorporated in the State of Nevada in 1998 as a wholly-owned subsidiary of the Transferor. The Depositor maintains its principal office at 655 Maryville Centre Drive, St. Louis, Missouri 63141. Its telephone number is (314) 523-3000.

     The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to purchase Receivables under certain circumstances. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables." The Depositor will also undertake certain obligations to the applicable underwriters pursuant to the applicable underwriting agreement for a Series of Certificates of Notes. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Asset. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

     Neither the Depositor nor the Transferor nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                                 THE TRANSFEROR

     For a description of the Transferor and certain underwriting procedures and guidelines of the Transferor, see "The Transferor" and "Underwriting Procedures and Guidelines" in the related Prospectus Supplement.

                     UNDERWRITING PROCEDURES AND GUIDELINES

     For a description of certain underwriting procedures and guidelines of DFS and Ganis, see "Underwriting Procedures and Guidelines" in the applicable Prospectus Supplement.

                                  THE SERVICER

     For description of the Servicer, see "The Servicer" in the related Prospectus Supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the related Notes and the Indenture. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in denominations of $1,000, and integral multiples thereof, in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement" herein.

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders, of not less than a majority in principal amount of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     With respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of, any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any such Note or the interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Transferor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not adversely affect in any material respect the interest of any such Noteholder.

     Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; and (vi) any other event specified as an "Event of Default" in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes (which may be referred to in the related Prospectus Supplement as the "Stated Maturity Date" for such class of Notes). In addition, the amount of interest required to be paid to Noteholders of subordinated classes of Notes under an Indenture may be subordinated to payment in full of interest to higher classes of Notes, in which case the failure to pay interest to such subordinated classes of Notes may not constitute an Event of Default under such Indenture.

     The "Highest Priority Notes" of any series are as specified in the related Prospectus Supplement.

     If an Event of Default, other than a payment default, should occur and be continuing with respect to the Notes of any series, then and in every such case the Indenture Trustee or the holders of Notes representing not less than a majority of the outstanding principal amount of the Notes of such series may declare all of the Notes of such series to be immediately due and payable. If an Event of Default should occur as a result of failure to pay interest when due on any class of Notes of such series, or as a result of failure to pay principal upon the redemption date or the maturity date of any class of Notes of such series, then and in every such case the Indenture Trustee or the holders of Notes representing not less than a majority of the outstanding principal amount of the Highest Priority Notes of such series may make such declaration. Upon such declaration, the unpaid principal of all the Notes of such series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority in principal amount of the Notes of such series then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, subject to the next sentence. Notwithstanding any other provision of the related Indenture, the right of any Noteholder to receive payment of the principal of and interest on its Notes, on or after the respective due dates expressed in the Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder, except that the related Indenture may contain provisions limiting or denying the right of any such Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the

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

entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of such Indenture for any property subject to such lien.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the related Trust or the Boat Mortgage Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the related Trust or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or the related Trust or the Boat Mortgage Trust or any substantial part of the property of the Depositor or the related Trust or the Boat Mortgage Trust, or ordering the winding up or liquidation of the affairs of the Depositor or related Trust or the Boat Mortgage Trust.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) except as contemplated by the related Indenture permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement titled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Servicer Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

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

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. If required by the Trust Indenture Act of 1939, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery of all such Notes to the related Indenture Trustee for cancellation or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series may be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the Certificates, the related Trust Agreement or the related Pooling and Servicing Agreement. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     In the event that the Depositor and/or affiliates of the Depositor are the sole holders of undivided interests in a Trust, such undivided interests may not be represented by a certificate.

     Except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or have taken other action under the Related Documents.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

     The timing and priority of distributions, seniority, any allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. To the extent provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

     Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series.

Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount (or percentage) of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement.

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest on the Certificates" herein.

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of one percent) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Clearstream, Luxembourg or Euroclear. Cede, as nominee for DTC, will hold the Securities. Clearstream, Luxembourg and Euroclear will hold omnibus positions in the Notes on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for such securities on DTC's records. The ownership interest of each actual purchaser of each such security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive a written confirmation from DTC of their purchase. Transfers of ownership interests in such securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such securities, except in the event that use of the book-entry system for such securities is discontinued.

     To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC mails an "Omnibus Proxy" to the applicable Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments and redemption proceeds on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the applicable Trust or trustee on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the applicable Trust or the applicable trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. The making of payments and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Trust or the applicable trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to securities at any time by giving notice to the applicable Trust or the applicable trustee.

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000, DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in various currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in various countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator" or "Euroclear"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear

Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Clearstream, Luxembourg or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described under "Certain Information Regarding the Securities --Definitive Securities".

     Except as required by law, none of the Administrator, if any, the Applicable Trustee, the underwriter(s) of the Securities, the Depositor, the Transferor or the Servicer will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     The Notes, if any, and the Certificates, if any, of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Depositor, determines that DTC is no longer willing or able to discharge properly its responsibilities as the Depositor with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount

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

of the Notes or the Certificates, as the case may be, of such series advise DTC in writing that the continuation of a book- entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the typewritten Notes or Certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Trust or the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     With respect to the Notes of any series, three or more holders of the Notes of such series may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     With respect to the Certificates of any series, a holder of a Certificate may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following

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

information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

          (vii) any shortfall in required payments on the Securities, if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (viii) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

          (ix) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (x) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

          (xi) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been distributed to the Transferor and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), and (v) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" herein.

     In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.

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

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Transfer and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will acquire Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This Prospectus and the Prospectus Supplement summarize material terms of the Transfer and Servicing Agreements. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

TRANSFER OF RECEIVABLES

     On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Transferor will transfer, without recourse, to the Depositor its entire interest in the related Initial Receivables and its security interests in the related Financed Assets (other than Federally Documented Boats) pursuant to a transfer agreement (the "Ganis/Depositor Transfer Agreement"). On or prior to such Closing Date, the Depositor will transfer to the Applicable Trustee, without recourse, pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Assets. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Transfer and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be transferred by the Transferor to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     The Depositor will acquire Receivables from the Transferor pursuant to a Ganis/Depositor Transfer Agreement, and the Transferor may acquire Receivables from DFS pursuant to a transfer agreement (the "DFS/Ganis Transfer Agreement") or pursuant to another intercompany transfer arrangement. In each Ganis/Depositor Transfer Agreement the Transferor will represent and warrant, among other things, that: (i) the information provided in the related Schedule of Receivables with respect to Receivables originated by the Transferor or acquired by the Transferor from Dealers or acquired by the Transferor from DFS prior to the Closing Date ("Transferor Receivables") is correct in all material respects; (ii) the Obligor on each Transferor Receivable is required to maintain physical loss and damage insurance covering the related Financed Asset; (iii) immediately prior to the conveyance of the Receivables by the Transferor to the Depositor, the Transferor had good and indefeasible title to the Receivables, free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, to the knowledge of the Transferor, no offsets, defenses or counterclaims have been asserted or threatened with respect to the Transferor Receivables; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Transferor in the related Financed Asset other than certain horse trailers; and

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

(v) to the knowledge of the Transferor, each Transferor Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. DFS will make similar representations and warranties in any DFS/Ganis Transfer Agreement, if applicable, with respect to Receivables originated or acquired by DFS. In the Transfer and Servicing Agreement, the Depositor will represent and warrant as of the Closing Date that (i) no Receivable has been sold, transferred, assigned or pledged by the Depositor other than to the related Trust; (ii) immediately prior to the transfer and assignment by the Depositor to the related Trust, the Depositor had good and marketable title to each Receivable, free and clear of all liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, immediately upon the transfer thereof, the related Trust will have good and marketable title to each Receivable, free and clear of all such liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and such transfer has been perfected under the UCC; and (iii) all filings (including UCC filings) necessary in any jurisdiction to give the related Trust a first perfected ownership interest in the Receivables and the Indenture Trustee a first perfected security interest in the Receivables have been made.

     Upon discovery by the Depositor, the Servicer, the Trustee or the Indenture Trustee of a breach of any of such representations and warranties of the Depositor set forth in the Transfer and Servicing Agreement, of the Transferor set forth in the Ganis/Depositor Transfer Agreement or of DFS set forth in the DFS/Ganis Transfer Agreement, in each case which materially and adversely affects the value of the Receivables or the interest therein of the related Trust or the Indenture Trustee (or which materially and adversely affects the interest of the related Trust or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the person discovering such breach shall give prompt written notice to the other parties thereto. On the last day of the Collection Period following the Collection Period during which the Depositor discovers or receives notice of such a breach, if such breach shall not have been cured in all material respects by such last day, then the Depositor shall purchase (and, if applicable, the Depositor shall enforce the obligation of DFS, under the DFS/Ganis Transfer Agreement, or Ganis, under the Ganis/Depositor Transfer Agreement, to purchase) such Receivable from the related Trust as of such last day at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to such last day (the "Purchase Amount"). The purchase obligations described above constitute the sole remedy available to the Trust, DFS, Ganis, the Depositor, the Certificateholders or the Trustee and any Noteholders or Indenture Trustee for any such uncured breach. The obligation of the Depositor to purchase any Receivable that arises as a result of a breach of the representations and warranties of DFS or the Transferor under the DFS/Ganis Transfer Agreement or the Ganis/Depositor Transfer Agreement, as the case may be, is subject to the payment of the Purchase Amount by DFS or the Transferor.

     Pursuant to each Transfer and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale or loan contracts, and any other documents relating to the Receivables. The Depositor's and the Transferor's accounting records and computer systems will reflect the transfer of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such transfers will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been transferred to the related Trust, and neither will any documents relating to the Receivables. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Indenture Trustee will establish and maintain an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Indenture Trustee may establish and maintain one or more subaccounts of the Note Distribution Account. Any reference in this Prospectus or the related Prospectus Supplement to the Note Distribution Account will be deemed to include a reference, where applicable, to such subaccounts. The applicable Trustee will establish and maintain an account, in the name of the related Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Transfer and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include recreational vehicle retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account or the Collection Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account or the Collection Account at any time may be less than the balance of the Reserve Account or the Collection Account. If the amount required to be withdrawn from any Reserve Account or the Collection Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Collection Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

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

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to recreational vehicle receivables that it services for itself or others. The Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Transfer and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (except that DFS, as Servicer, may, for administrative purposes, modify the due date of a Receivable to a different date in the same month) or the amount of the scheduled payments. If the Servicer extends the final payment date of any Receivable beyond the Monthly Payment Date (as such term is defined in the related Prospectus Supplement) immediately following the latest scheduled maturity date of the Receivables held by the related Trust, or takes certain other actions, the Servicer may be obligated to purchase the related Receivable for the Purchase Amount. The Servicer may sell the Financed Asset securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" herein.

     The Servicer may from time to time perform any portion of its servicing obligations under the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers which (other than the Transferor) shall have been approved by the Rating Agencies. Each applicable Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivable directly.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) DFS is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until the applicable Distribution Date or Payment Date. Pending deposit into the

Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. In order to satisfy the requirements described above, the Servicer may (but is not required to) obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables purchased by the Servicer.

SERVICER ADVANCES

     On or before each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Servicer Advance (but only to the extent that the Servicer, in its sole discretion, expects to recoup such Servicer Advance from subsequent payments on or with respect to the Receivables) an amount equal to the amount of interest due on the related Receivables at their respective APRs for the related Collection Period (assuming that such Receivables pay on their respective due dates) minus the amount of interest actually received on such Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Servicer Advances. In addition, in the event that a Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), certain liquidation proceeds with respect to such Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Servicer Advances. No advances will be made by the Servicer in respect of principal of the Receivables or in respect of Defaulted Receivables. The reimbursement of Servicer Advances will be made out of available funds prior to the deposit of funds in the Collection Account.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to the distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.

     The Servicer will also be entitled to retain any late fees, prepayment charges and other administrative fees or similar charges provided for under the Receivables or allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's customary servicing procedures that it follows with respect to all comparable boat and recreational vehicle receivables that it services for itself or others.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of boat and recreational vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors and reporting tax information to Obligors. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions.

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

     The Servicer will be entitled to receive additional compensation from amounts on deposit in a Reserve Account or other account relating to the applicable Trust, or from other funds (including collections on the related Receivables) relating to such Trust.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on or before each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates or Notes of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates or Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of

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any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to an amount specified in the related Prospectus Supplement by the deposit therein of certain collections on the related Receivables. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor, to the Servicer or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit payments daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Servicer Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to each Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding calendar year (or, in the case of the first such certificate, from the applicable Closing Date through the end of the preceding calendar year) with certain standards relating to the servicing of the applicable Receivables.

     Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will also provide for annual delivery to the related Indenture Trustee or Trustee, as applicable, of a certificate signed by an officer of the Servicer stating that to the best of such officer's

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

knowledge the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date through the end of the preceding calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default known to such officer. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

     Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Transfer and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Transfer and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer substantially as a whole, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     "Servicer Default" under each Transfer and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Transfer and Servicing Agreement or Pooling and Servicing Agreement or other Basic Document, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which

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

continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer, by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; (iii) the occurrence of an Insolvency Event with respect to the Servicer, and (iv) any other event described as a "Servicer Default" in the related Prospectus Supplement. "Insolvency Event" means, with respect to a specified person (1) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (2) the commencement by such person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, as long as a Servicer Default under a Transfer and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Transfer and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Transfer and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of the type of receivables included in the Trust.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely

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

affect the related Indenture Trustee or the Noteholders of such Series) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Transfer and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the related Trust, the Depositor and the Servicer, with the consent of the related Indenture Trustee but without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

NON PETITION

     The related Trust Agreement will provide that the Trustee and the Certificateholders will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust or the Boat Mortgage Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or the Boat Mortgage Trust or any substantial part of the property of the Depositor or the Trust or the Boat Mortgage Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust or the Boat Mortgage Trust.

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

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Transfer and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     To the extent provided in the related Prospectus Supplement, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Noteholders and Certificateholders would be sufficient to pay the sum of the outstanding principal amount of the Securities plus the accrued but unpaid interest on the Securities.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. Any such successful bid must equal an amount which is not less than the outstanding principal amount of the Securities plus accrued interest on the Securities.

     If and to the extent provided in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the

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

Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the transfer of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such transfer.

     Any lien or security interest in a Financed Asset may be held by an agent or trustee for the benefit of DFS and/or the Transferor. In connection with the transfer of the related Receivable to the related Trust, such lien would then be held for the benefit of the applicable Trust.

SECURITY INTEREST IN VEHICLES

     In states in which retail installment sale contracts and installment loans such as the Recreational Vehicle Receivables evidence the credit sale of recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Recreational Vehicle Receivables have been originated, a security interest in Financed Recreational Vehicles is perfected by obtaining the certificate of title to the Financed Recreational Vehicle or notation of the secured party's lien on the Financed Recreational Vehicle's certificate of title. In certain states, however, folding camping trailers and/or slide-in campers, which may constitute the Financed Recreational Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the UCC. However, in some jurisdictions, a purchase money lien in consumer goods is perfected without any filing requirement.

     Because the Servicer will continue to service the Receivables, the Obligors on the contracts and loans will not be notified of the transfers from the Transferor to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from the Transferor to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Recreational Vehicles or otherwise.

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

     Pursuant to the Ganis/Depositor Transfer Agreement, the Transferor will transfer to the Depositor its interests in the Financed Recreational Vehicles securing the Recreational Vehicle Receivables transferred by the Transferor to the Depositor and, with respect to each Trust, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will transfer its interests in the Financed Recreational Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Transferor, the applicable Originator, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Recreational Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 transfers for those Financed Recreational Vehicles for which perfection is governed by the UCC).

     In most states, a transfer such as that under the Ganis/Depositor Transfer Agreement, Transfer and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the transferee succeeds thereby to the transferor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the transfer to the Applicable Trustee of a security interest in Financed Recreational Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively transferred security interest in favor of the Applicable Trustee is not perfected, such transfer of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the Transferor or the applicable Originator, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. The Servicer will continue to hold any certificates of title relating to the Financed Recreational Vehicles in its possession as custodian for such Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein.

     In addition, even in those states where a transfer such as that under each Receivables Transfer Agreement, Transfer and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Transferor (or the Originator, if the Transferor acquired the applicable Receivable from an Originator) or administrative error by state or local agencies, the notation of the lien of the Transferor (or the Originator, if applicable) on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Recreational Vehicle or subsequent lenders who take a security interest in a Financed Recreational Vehicle. If there are any Financed Recreational Vehicles as to which the Transferor or the applicable Originator failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Recreational Vehicles and holders of perfected security interests therein. Such a failure may create an obligation of the Depositor to purchase the related Receivable from the Trust or of the Transferor to purchase the related Receivable from the Depositor or the Trust in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Risk Factors--Possible Payment Delays and Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in Certain Financed Assets."

     If an Obligor takes a Financed Recreational Vehicle to a dealer and the Financed Recreational Vehicle becomes part of the dealer's inventory or is otherwise offered for sale, the Financed Recreational Vehicle may become subject to claims of creditors or the bankruptcy trustee of such dealer. In addition, in some jurisdictions, if an Obligor arranges for a dealer to sell a Financed Recreational Vehicle on consignment and the dealer then sells the Financed Recreational Vehicle to a third party which is a "buyer in the ordinary course", the third party will take the Financed Recreational Vehicle free of the security interest created by the Obligor (even though the security interest is perfected).

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to reregister a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

     However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.

     Additionally, in states that do not require a certificate of title for registration of a recreational vehicle, re- registration could defeat perfection. In the ordinary course of servicing recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take steps to maintain perfection of security interests created by the Receivables in the Financed Recreational Vehicles and is obligated to purchase the related Receivable if it fails to do so and such uncured failure materially and adversely affects such Receivables.

     Under the laws of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. Certain state laws and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under the Ganis/ Depositor Transfer Agreement, the Transferor will represent to the related Trust that, as of the date the related Receivable is transferred to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens, mechanic's liens, and other liens that arise by operation of law) upon such Financed Recreational Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Recreational Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the Transferor's purchase obligation under the applicable Ganis/Depositor Transfer Agreement.

     As of the Closing Date for a Trust, DFS will be the initial Servicer. Unless the Servicer is the secured party of record, it may be unable to take actions necessary to cause a perfected security interest in a Financed Recreational Vehicle to be maintained without cooperation from the secured party of record, which may be Ganis, DFS or another Originator. DFS will be the secured party of record with respect to a Financed Recreational Vehicle only if DFS originated the related Receivable or acquired it from a Dealer, and DFS may not be the Servicer for the entire term of a Trust. Failure of the Servicer to obtain such cooperation from the secured party of record on a timely basis could adversely affect the applicable Trust and holders of Securities issued by that Trust.

SECURITY INTERESTS IN BOATS

     Generally, security interests in boats may be perfected in one of three ways: (a) in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; (b) in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, in some jurisdictions a purchase money lien in consumer goods may be perfected without any filing requirement; and (c) if a boat is documented or an application for documentation has been duly filed under Federal law, a security interest will be perfected only by filing a document that creates a preferred ship mortgage (a "Preferred Mortgage") under the federal ship mortgage statutes with the Secretary of Transportation of the United States, who conducts such function through the United States Coast Guard (the "Coast Guard").

     To qualify for documentation under Federal law, a boat must measure at least five net tons, which is a measure not of weight but of units of 100 cubic feet of enclosed, internal volume after certain deductions of space, as measured under Federal law. If a boat with a security interest perfected under state law is later documented under Federal law (or an application for documentation is duly filed), the exclusive method of perfecting a security interest in it is to have the boat owner or an authorized attorney-in-fact sign a Preferred Mortgage and for the Preferred Mortgage to be filed with the Coast Guard. When a boat becomes documented under federal law (or an application therefor is duly filed) the state law security interest becomes unperfected unless it is continued by the filing of a Preferred Mortgage under Federal law.

     At the time that the Transferor or an Originator makes a loan secured by a Financed Boat, arrangements typically are made so that the necessary documents to grant and perfect the desired title lien, security interest or Preferred Mortgage in favor of the Transferor or the Originator, as the case may be, are signed by the consumer and are filed by the Dealer or the Transferor (or the applicable Originator, if the Transferor acquired the applicable Receivable from an Originator). In the event of clerical error, negligence or otherwise, the necessary actions may not have been taken, or taken in a timely fashion. In such event, the Originator (if applicable) and the Transferor may not have a perfected security interest in the Financed Boat or the security interest may be subordinate to the interests of subsequent purchasers of the Financed Boat, other lienholders, or bankruptcy trustees or receivers of the owner of the Financed Boat. A security interest or Preferred Mortgage may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state or federal recording and filing officials. In addition, under certain state certificate of title statutes the Transferor must separately perfect its security interest in boat motors or trailers. If a Financed Boat is properly documented under Federal law and covered by a Preferred Mortgage, as a matter of Federal law, the particular boat motor is considered to be an appurtenance of the Financed Boat and does not require a separately perfected security interest.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an Obligor moves or relocates the collateral in order to maintain such perfection. Security interests perfected under state law may have to be refiled if the Obligor moves to a state other than the state in which a security interest is originally perfected and in addition, if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

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     If the security interest in a boat is perfected under a title statute and the related Obligor moves to a state other than the state in which the boat is titled, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation but would have to be timely reperfected in the new state (i.e., within four months). Some states issuing certificates of title on boats require surrender of any prior certificate of title to retitle a boat. In those states that also provide for possession of the certificate of title by the secured party, possession of the certificate of title must be surrendered for any related Financed Boat to be retitled. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the Servicer is in possession of a certificate of title that must be surrendered to retitle the Financed Boat, or the Servicer receives notice of any surrender of the certificate of title by another person, the Servicer would then have the opportunity, but only with the cooperation of the secured party of record, to continue the perfection of the security interest in the Financed Boat in the state of retitling. If the Obligor moves to a state which does not require surrender of a certificate of title for retitling of a boat, retitling could defeat perfection. In the ordinary course of servicing its portfolio of boat contracts, the Servicer generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot retitle the boat unless the related lienholder of record (which in the case of the Financed Boats covered by such laws would be the Transferor or, if the Transferor acquired the Receivables from an Originator, would be such Originator or other entity, if applicable, which acquired such Receivable from the related Dealer) surrenders possession of the certificate of title and accordingly the Servicer, in such circumstance, but only with the cooperation of the secured party of record, would have an opportunity to require satisfaction of the related Receivable before release of the lien.

     If a security interest in a Financed Boat was perfected by the filing of a UCC financing statement, or the Obligor moves from a title state to a non-title state or to a different location in the same state, a security interest in the Financed Boat will cease to be perfected unless within four months after such move or change, the secured party of record files a UCC financing statement in the new state of the Obligor, if the Obligor has moved out of state, or in some states amends an existing filing if the Obligor has changed locations in the same state. If the Servicer does not learn of the change or if the Servicer does not act in time (i.e., within four months after the date of such change), the perfection of the security interest could lapse. UCC financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the perfected security interest. In the event that an Obligor moves from a title state to a non-title state, or to a state other than the state in which the UCC financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Financed Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the new certificate of title must be made in order to continue the security interest.

     As of the Closing Date for a Trust, DFS will be the initial Servicer. Unless the Servicer is the secured party of record, it may be unable to take actions necessary to cause a perfected security interest in a Financed Asset to be maintained without cooperation from the secured party of record, which may be Ganis, DFS, another Originator or the Boat Mortgage Trustee. DFS will be the secured party of record with respect to a Financed Boat only if DFS originated the related Receivable or acquired it from a Dealer, and DFS may not be the Servicer for the entire term of a Trust. Failure of the Servicer to obtain such cooperation from the secured

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party of record on a timely basis could adversely affect the applicable Trust and holders of Securities issued by that Trust.

     Due to the administrative burden and expense of (i) endorsing the certificate of title of Financed Boats to reflect a Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Financed Boats titled in states where security interests in boats are subject to certificate of title statutes, and (ii) filing amendments to or assignments of record of UCC-1 financing statements relating to Financed Boats (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Financed Boats registered in states where security interests in boats are perfected by filing a UCC financing statement, none of such certificates of title will be endorsed, delivered and filed, and none of such UCC financing statements will be amended or assigned of record. Assignments of Preferred Mortgages with respect to Federally Documented Boats will not be filed with the Coast Guard until on or before the 180th day after the Closing Date specified in the related Prospectus Supplement. See "The Boat Mortgage Trust." In the absence of such procedures, neither the Depositor nor the Trust may have a perfected security interest in the Financed Boats titled in certificate of title states or registered in UCC states and will not have a perfected security interest in the Federally Documented Boats. In any event, neither the Depositor nor the Trust will have any direct security interest in Federally Documented Boats. The failure to make such endorsements, filings or recordations will not affect the validity of an original perfected security interest as against the Obligor under a Receivable in UCC states.

     In the case of "title" states, in the absence of the step described in clause (i) of the preceding paragraph, the Transferor (or, if the Transferor acquired the related Receivable from an Originator, such Originator) will continue to be named as the secured party on the certificates of title relating to the Financed Boats titled in such states. In most such states, a transfer of such Receivable would be an effective conveyance of such a security interest and the new secured party would succeed to the rights of the Transferor (or, if the Transferor acquired the related Receivable from an Originator, the rights of such Originator) as the secured party (other than the right to retitle). In the absence of fraud or forgery by the Obligor, the Transferor, or an Originator, or administrative error by Federal, state or local recording officials, the notation of the lien of the Transferor (or, if the Transferor acquired the related Receivable from an Originator, the lien of such Originator) on the certificate of title will in most cases be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Boat covered by the laws of such state (provided the Financed Boat has not become part of the inventory of a dealer) or subsequent lenders who take a security interest in the Financed Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of the Transferor or an Originator, as the case may be, in the event of the insolvency of the Transferor or such Originator, as the case may be, and that, through fraud or negligence, the security interest of such Trust could be released by the Transferor or such Originator, as the case may be, as security holder of record.

     Under Federal law, no assignment of a Preferred Mortgage in a Federally Documented Boat is valid against a third party without notice until the transfer is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, the unperfected interest of the Boat Mortgage Trustee (and the indirect interest of a Trust) in Federally Documented Boats is subordinate to creditors and the receiver or trustee of the Transferor, an Originator or any other holder of the related Receivable, as the case may be, in the event of the insolvency of the Transferor (and, if the Transferor acquired the related Receivable from an Originator, in the event of an insolvency of such Originator or any other holder of the related Receivable), as the case may be, and to the rights of subsequent purchasers of such a Financed Boat, subsequent lenders who take a

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

security interest in the Financed Boat and the bankruptcy trustee of the Obligor. This provision does not affect the validity of the original security interest (if such security interest is perfected) as against the Obligor. As a general rule, a Preferred Mortgage on a Federally Documented Boat is subordinate to the costs incurred by the court and the custodian of the Financed Boat incurred during foreclosure proceedings; liens for crew wages, wages of a stevedore, salvage, general average, and tort claims, whenever they arise; Preferred Mortgages granted and perfected prior in time to the Preferred Mortgage in question; any maritime liens arising before, including liens under Federal law for "necessaries" (which are generally goods and services rendered or delivered to the Financed Boat) furnished before the Preferred Mortgage in question is perfected.

     A security interest perfected under state law is not only subordinate to the same costs and liens, but it is also subordinate to all maritime liens of any kind, whenever they arise; previously perfected state law security interests; and certain other liens, including liens for storage, repairs and taxes.

     If an Obligor takes a Financed Boat to a dealer and the Financed Boat becomes part of the dealer's inventory or is otherwise offered for sale, the Financed Boat may become subject to claims of creditors or the bankruptcy trustee of such dealer. In addition, in some jurisdictions if an Obligor arranges for a dealer to sell a Financed Boat on consignment and the dealer sells the Financed Boat to a third party which is a "buyer in the ordinary course," the third party will take the Financed Boat free and clear of the security interest created by the Obligor (even if the security interest is perfected).

     The priority of all security interests, mortgages, and liens may be subject to the application of principles of equitable subordination and other charges due to the exercise by courts of their equitable discretion in appropriate cases. Certain state laws and Federal law permit the seizure and forfeiture of boats by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the forfeited boat. Federal law protects a Preferred Mortgage from this result for violation of Federal laws if the mortgagor did not authorize, consent or conspire with respect to the unlawful act, failure or omission.

     The enforceability and priority of security interests in boats that journey outside the United States are subject to the laws of each country where such boats go, which laws vary from place to place. No assurance can be given as to the effect of such laws on the interest of a Trust or the Boat Mortgage Trustee in any Financed Boat.

     The validity of a Preferred Mortgage or a state law security interest in a Financed Boat that has ever been federally documented and operated other than for pleasure could be challenged if Securityholders having a controlling interest with respect to a Trust were determined to be nationals of, or under the control (directly or indirectly) of entities in, countries that the U.S. Maritime Administration has named pursuant to applicable regulations as being contrary to United States foreign policy interests, or were determined to be foreign nationals or subject to foreign control (directly or indirectly) in time of war or national emergency (and in connection therewith transfers of Securities to such nationals or entities could also be challenged). No assurance can be given as to whether any such challenge would be defeated.

     The holder of a Preferred Mortgage or maritime lien who arrests a boat under Federal law to enforce that Preferred Mortgage or lien is required to give notice of the suit to all mortgagees and lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because a transfer of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of a Preferred Mortgage does not arrest the

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boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any maritime liens on the boat are not terminated by such sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the boat.

     The Transferor will represent and warrant in the applicable Ganis/Depositor Transfer Agreement that, as of the related Closing Date, each Transferor Receivable has created a first priority security interest in favor of the Transferor in the related Financed Boat, that the security interest of the Transferor in each Financed Boat (other than a Federally Documented Boat) has been validly assigned by the Transferor to the Depositor pursuant to such Ganis/ Depositor Transfer Agreement, and that the security interest in each Federally Documented Boat securing a Transferor Receivable has been validly assigned by the Transferor to the Boat Mortgage Trustee pursuant to the Boat Mortgage Trust Agreement. If DFS is transferring a Receivable to the Transferor pursuant to a DFS/Ganis Transfer Agreement, DFS will make a similar representation and warranty in such DFS/Ganis Transfer Agreement with respect to Financed Boats securing DFS Receivables. However, none of such transfers will be accompanied by any of the endorsement or filing procedures described above. In the event of a material adverse breach of such a representation and warranty by the Transferor (or DFS, if applicable), the only recourse of the Trust would be to require the Transferor (or DFS, if applicable) to purchase the related Receivables. See "Risk Factors--Certain Legal Aspects--Security Interests in the Receivables" herein. However, liens that take priority over a perfected security interest in a Financed Boat could arise, or the seizure and forfeiture of a Financed Boat could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or seizure and forfeiture occurs and any such lien or seizure and forfeiture arising after the applicable Closing Date would not give rise to the purchase obligation of the Transferor or DFS under the applicable Ganis/Depositor Transfer Agreement or DFS/Ganis Transfer Agreement.

REPOSSESSION

     If a boat or vehicle owner defaults on its obligations under a retail installment sale contract or an installment loan, the holder of the related retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed boat or vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one- year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the boat or vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

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DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the Financed Assets generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a boat or recreational vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the boat or recreational vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the boat or recreational vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and retail installment sales acts, lending acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect a transferee's ability to enforce consumer finance contracts such as the Receivables.

     The Fair Debt Collection Practices Act contains provisions that restrict where a legal action against a consumer may be filed. In the case of personal property, this is where the consumer resides or where the applicable contract was signed. When the consumer keeps the personal property collateral outside the court jurisdiction where the consumer resides or where the applicable contract was signed, the statute could require that the Trustee enforce the security interest in the Financed Asset by means of private repossession and sale, which is not always available in each case, depending upon the circumstances. In the case of Preferred Mortgages, enforcement is accomplished by an action in rem against the vessel itself as the named defendant in federal court, in whatever jurisdiction (in the United States) in which the boat is located. Any action against the Obligor in personam for a deficiency must comply with the venue requirements of the Fair Debt Collection Practices Act.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that

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the purchaser of the applicable Financed Asset may assert against the seller of the Financed Asset. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Transferor's warranties under the Ganis/Depositor Transfer Agreement and would create an obligation of the Transferor to purchase or to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables."

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In certain cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under the Ganis/Depositor Transfer Agreement, the Transferor will warrant that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would create an obligation of the Transferor to purchase or (if applicable) to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Risk Factors--Possible Payment Delays and Losses Resulting From Lack of Enforceability of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The following summary represents the opinion of Tax Counsel subject to the qualifications set forth herein. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The following summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, the discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the

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

secondary market. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The federal tax discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

     Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and in the Prospectus Supplement and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and the Certificates.

     Following is a brief summary of the tax opinions being rendered by Tax Counsel. If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust, Tax Counsel is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes. If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, Tax Counsel is of the opinion that such Trust will not be classified as an association taxable as a corporation for federal income tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                   TRUSTS THAT ARE STRUCTURED AS OWNER TRUSTS

TAX CLASSIFICATION OF THE TRUST

     If the Prospectus Supplement specifies that the related Trust will be structured as an Owner Trust, Tax Counsel is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of such Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, reduced by its interest expense on the Notes provided the Notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

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TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Transferor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Tax Counsel, the Notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 BEN or a substantially similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substantially similar form provided by the foreign person that owns the

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Note. If such interest is not portfolio interest, then it will be subject to
United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of IRS Form W-8BEN, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of IRS Form W-8ECI.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold up to 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust. The Depositor, the Servicer and the Trustee, and the Certificateholders by their purchase of Certificates, will agree to treat the Trust as either (i) a disregarded entity if there is only one Certificateholder, or if there are no Certificates and the undivided interest in the Trust is held by a single holder for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, or
(ii), if there is more than one Certificateholder, a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of

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the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the intended consequences from treatment of the Certificates as equity in a partnership, described below.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates.

     The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Under the Trust Agreement, interest payments on the Certificates at the Pass Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price, (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the Trust, if any, will be allocated to the Depositor.

     Based on the economic arrangement of the parties, this approach for allocating Trust income arguably should be permissible under applicable Treasury regulations, although no

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

assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, upon transfer of the Receivables to the Trust, the value of the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of transfer. If so, the Receivables may have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the Trust (the "old partnership") will be considered to contribute its assets to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

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

     Disposition of Certificates. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information

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

to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust may rely on IRS Form W-9, IRS Form W- 8BEN, IRS Form W-8ECI or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally would

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be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

     The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 2000. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of up to 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                        TRUSTS TREATED AS GRANTOR TRUSTS

     Tax Classification of the Trust as a Grantor Trust. If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, Tax Counsel is of the opinion that such Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code (such Trust may be referred to herein as the "Grantor Trust"). Owners of Certificates issued by such Grantor Trust (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust's assets as described below. The Certificates issued by the Grantor Trust are referred to herein as "Grantor Trust Certificates."

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Grantor Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Grantor Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Grantor Trust represented by the Grantor Trust Certificates, including interest, OID, if any, market discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Section 162 or 212 of the Code each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Grantor Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of its adjusted gross income. In addition, the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code adjusted for inflation will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation ("excess servicing"), the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     Stripped Bonds and Stripped Coupons. To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of Certificates represent stripped interests in the underlying Receivables, the Grantor Trust Certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized with respect to the Grantor Trust Certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on Certificates such as the Grantor Trust Certificates would be considered unconditionally payable, and thus, Tax Counsel is unable to opine as to the extent to which interest payments on the Certificates would be treated as qualified stated interest.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the Code.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

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

     A holder who acquired a Grantor Trust Certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. See "Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is generally irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate.

Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person would not be subject to withholding if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder).

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which is includible in gross income for federal income tax purposes regardless of its source.

     The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 2000. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, up to 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Prospective investors should consult their tax advisors concerning the potential impact of the Withholding Tax Regulations.

     FASIT Legislation. The "Small Business Job Protection Act of 1996" (the "Act") created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. The Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such Trust Agreement and Indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and

Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate. The applicable Trust Agreement or Pooling and Servicing Agreement will provide that the ability of any FASIT to add or remove assets will be limited to the same extent as real estate mortgage investment conduits ("REMICs") under applicable federal tax rules and regulations.

                        STATE AND LOCAL TAX CONSEQUENCES

GENERAL MATTERS

     The following is a general summary of certain State income tax consequences to the Trust and the original Certificateholders and Noteholders under the State income tax laws of Missouri, Illinois, California, and New York. The summary, together with the discussion in the Prospectus Supplement under the heading "State and Local Tax Consequences", represents the opinion of Bryan Cave LLP ("Special State Tax Counsel") subject to the limitations and qualifications set forth herein. No ruling of any State or local taxing authority has been sought with respect to the matters discussed herein and in the Prospectus Supplement, and the opinion of Special State Tax Counsel is not binding on any State or local taxing authority. The summary is intended as a general explanation only and does not furnish information in the level of detail or with the attention to the holder's specific tax situation as would be provided by a tax advisor to a Certificateholder or a Noteholder. In addition, the summary relies upon the correctness of certain opinions of Tax Counsel with respect to the federal income tax consequences to the Trust, Certificateholders and Noteholders.

     As a consequence of the foregoing, Noteholders and Certificateholders should consult their own tax advisors in determining the specific federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

STATE TAX LAWS DISCUSSED

     Because the Servicer has its principal office in the State of Missouri and will conduct its activities relating to servicing the receivables owned by the Trust from its offices located in the States of Illinois and California, and the Trust will be organized under the common law of the State of New York, these four States currently appear to have the strongest claim to tax any income derived by a Trust, or realized by the holders of Notes and Certificates by virtue of their ownership. It is possible, however, that other states may assert jurisdiction to tax income derived by a Trust, or by the holders of Notes and Certificates. In addition, future changes in the operations of the Servicer, the Trust, or other factors may cause the Trust or the income derived therefrom by Noteholders or Certificateholders to be subject to taxation in other states or jurisdictions. Furthermore, because of the factual nature of the issue, Special State Tax Counsel expresses no opinion as to the tax consequences to Certificateholders attributable to the activities of the Trust or the Servicer under the laws of any State. Finally Special State Tax Counsel is rendering no opinions with respect to the local tax consequences in any State, or the State tax consequences in any State other than California, Illinois, Missouri and New York.

TAX STATUS OF A TRUST FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

     Assuming that the Trust will not constitute an association taxable as a corporation, or a publicly traded partnership for federal income tax purposes, Special State Tax Counsel is of the opinion that a Trust will not constitute an association taxable as a corporation, or publicly traded partnership, for purposes of the income tax laws of the States of California, Illinois, Missouri or New York. Accordingly, such a Trust will not be subject to corporate income or franchise taxes imposed by the States of California, Illinois, Missouri and New York. However, if the Trust were deemed to be doing business in Illinois, the Trust could be subject to Illinois personal property replacement income tax. Such taxes could result in reduced distributions to Certificateholders. In addition, Certificateholders not otherwise subject to taxation in Illinois could become subject to Illinois income tax as a result of their ownership of Certificates.

TAX STATUS OF NOTEHOLDERS FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

     Assuming that the Notes issued by a Trust are classified as debt for federal income tax purposes, Special State Tax Counsel is further of the opinion that such Notes will be classified as debt for purposes of the income tax laws of California, Illinois, Missouri and New York. Accordingly, Special State Tax Counsel is of the opinion that natural persons will not be subject to income tax liability imposed by any of those States with respect to interest and other income derived from the Notes, unless:

          (a) they reside in one of those States (in which case they will be subject to the tax imposed by the state of their residence), or

          (b) the Notes constitute either

             (i) property employed in a business, trade, profession or occupation carried on in Missouri,

             (ii) property employed in a regular trade or business conducted in Illinois,

             (iii) property which has acquired a business situs in California, or

             (iv) property employed in a business, trade, profession or occupation carried on in New York, as the case may be.

     THE FEDERAL AND STATE DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan subject to ERISA is considered to be a fiduciary of such plan.

TRUSTS THAT ISSUE NOTES OR CERTIFICATES

     If the assets of a Trust were deemed to constitute plan assets of a Benefit Plan, the Benefit Plan's investment in Notes or Certificates might be deemed to constitute delegation under ERISA of the duty to manage plan assets by the fiduciaries making the decision on behalf of the Benefit Plan to make the investment, and transactions involving the Trust might be deemed as transactions with the Benefit Plan for the purpose of ERISA's fiduciary and prohibited transaction rules. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the Code.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA, the Code and other applicable law to such investment, whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment sales contracts such as the Receivables. In general, the Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that specific conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those Benefit Plans which are participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., now known as Fitch, Inc., or Fitch IBCA, Inc., now known as Fitch, Inc. (each a "Rating Agency");

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined in the Exemption);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Transferor pursuant to the transfer of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

          (7) The Trust satisfies the following requirements:

             (a) the corpus of the Trust consists solely of assets of the type which have been included in other investment pools,

             (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of a Rating Agency for at least one year prior to the Benefit Plan's acquisition of the Senior Certificates, and

             (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Senior Certificates.

     Furthermore, if the related Prospectus Supplement provides that the property of the Trust will include a Pre-Funding Account, certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan.

     The Exemption does not provide an exemption from ERISA Sections 406(a)(1)(E), 406(a)(2) or 407 for the purchase or holding of Senior Certificates by fiduciaries investing assets of Benefit Plans sponsored by any member of the Restricted Group or any affiliate of such person.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Transferor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

     Any Benefit Plan fiduciary considering the purchase of Senior Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Senior Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code. Each purchaser that purchases Senior Certificates with the assets of one or more Benefit Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois and Bryan Cave LLP, St. Louis, Missouri. Certain federal income tax matters will be passed upon for each Trust by Mayer, Brown & Platt. Certain legal matters and certain state income tax matters will be passed upon for each Trust by Bryan Cave LLP.

                                 INDEX OF TERMS

10 percent shareholder......................................              65
accounts....................................................              17
accredited investor.........................................              78
Act.........................................................              74
Administration Agreement....................................              53
Administration Fee..........................................              54
Administrator...............................................              53
Applicable Trustee..........................................              38
Bank Originator.............................................              14
Base Rate...................................................              36
Benefit Plan................................................              76
Boat Mortgage Trust.........................................              24
Boat Mortgage Trust Agreement...............................              23
Boat Mortgage Trustee.......................................              23
Boat Receivables............................................               6
capital asset...............................................              74
Cede........................................................              20
Certificate Balance.........................................               5
Certificate Distribution Account............................              45
Certificate Pool Factor.....................................              27
Certificateholders..........................................              20
Certificates................................................               1
chattel paper...............................................              13
Closing Date................................................               7
Coast Guard.................................................              57
Code........................................................              64
Collection Account..........................................              45
Commission..................................................               3
controlled foreign corporation..............................              65
coupon stripping............................................              72
Dealer Agreements...........................................              22
Dealers.....................................................              22
Definitive Certificates.....................................              40
Definitive Notes............................................              40
Definitive Securities.......................................              40
Depositaries................................................              36
Depositor...................................................               1
Depository..................................................              29
DFS.........................................................               4
DFS/Ganis Transfer Agreement................................              43
disqualified persons........................................              76
Distribution Date...........................................              35
DTC.........................................................              20
DTC's Nominee...............................................              20
Eligible Deposit Account....................................              46
Eligible Institution........................................              46
Eligible Investments........................................              45
equity interest.............................................              77
ERISA.......................................................              10
ERISA Considerations........................................              10
Euroclear...................................................              39

Euroclear Operator..........................................              39
Euroclear Participants......................................              39
Event of Default............................................              31
Events of Default...........................................              31
evidences of indebtedness...................................              79
excess servicing............................................              72
Exchange Act................................................               3
Exemption...................................................              77
FASIT.......................................................              74
FDIA........................................................              15
FDIC........................................................              14
Federally Documented Boats..................................              24
Financed Asset..............................................               7
Financed Assets.............................................               7
Financed Boats..............................................               6
financial asset securitization investment Trust.............              74
Fixed Rate Securities.......................................              36
Floating Rate Securities....................................              36
foreign person..............................................              65
FTC Rule....................................................              62
Ganis.......................................................               4
Ganis/Depositor Transfer Agreement..........................              43
Grantor Trust...............................................              71
Grantor Trust Certificateholders............................              71
Grantor Trust Certificates..................................              71
guaranteed payments.........................................              67
Highest Priority Notes......................................              31
Holder-in-Due-Course........................................              62
Indenture...................................................               4
Indenture Trustee...........................................               1
Initial Pool Balance........................................               5
Initial Receivables.........................................               7
Insolvency Event............................................              51
Insolvency Laws.............................................              17
Interest Rate...............................................               4
Interest Reset Period.......................................              36
Investment Earnings.........................................              45
IRS.........................................................              63
Issuer......................................................               4
market discount.............................................              72
necessaries.................................................              60
new partnership.............................................              68
Nonbank Originator..........................................              16
Note Distribution Account...................................              45
Note Pool Factor............................................              27
Noteholders.................................................              20
Noteholder..................................................              38
Notes.......................................................               1
Obligors....................................................              22
OID regulations.............................................              65
old partnership.............................................              68
Originators.................................................               8
Owner Trustee...............................................               1

Paid-Ahead Period...........................................              25
Paid-Ahead Receivables......................................              25
Participants................................................              29
parties in interest.........................................              76
Pass Through Rate...........................................               5
Payment Date................................................              30
Plan Assets Regulation......................................              77
Pool Balance................................................              28
Pooling and Servicing Agreement.............................               4
portfolio interest..........................................              65
Pre-Funded Amount...........................................               7
Pre-Funding Account.........................................               1
Preferred Mortgage..........................................              57
prepayments.................................................              18
prohibited transaction......................................              76
Prospectus Supplement.......................................               1
Purchase Amount.............................................              44
qualified stated interest...................................              65
Rating Agencies.............................................              19
Rating Agency...............................................              19
Receivable..................................................               6
Receivables.................................................               6
Receivables Pool............................................              22
Registration Statement......................................               3
Related Documents...........................................              33
related person..............................................              65
REMICs......................................................              75
Reserve Account.............................................              49
Restricted Group............................................              79
Risk Factors................................................              12
sale........................................................              16
Schedule of Receivables.....................................              43
Section 1286 Treasury Regulations...........................              72
Securities..................................................               1
Securities Act..............................................               3
Securityholder..............................................              38
Securityholders.............................................              20
Senior Certificates.........................................              77
Servicer....................................................               1
Servicer Advance............................................               9
Servicer Default............................................              50
Servicing Fee...............................................              47
Servicing Fee Rate..........................................              47
Simple Interest Receivables.................................              25
Small Business Job Protection Act of 1996...................              74
Special State Tax Counsel...................................              75
Spread......................................................              36
Spread Multiplier...........................................              36
Strip Certificates..........................................               6
Strip Notes.................................................               5
Subsequent Receivables......................................               1
Subsequent Transfer Date....................................              43
Tax Counsel.................................................              10

Terms and Conditions........................................              40
The Boat Mortgage Trust.....................................               1
The Servicer................................................               8
The Transferor..............................................               8
The Trust...................................................              22
Transfer and Servicing Agreement............................               7
Transfer and Servicing Agreements...........................              43
Transferor Receivables......................................              43
Trust.......................................................               1
Trust Accounts..............................................              45
Trust Agreement.............................................               4
Trustee.....................................................               4
U.S. Person.................................................              74
UCC.........................................................               9
Underwriting Agreement......................................              79
unrelated business taxable income...........................              66

                                    ANNEX I
                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global

Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Certification of Foreign Status for non-U.S. Persons; Reduced rate or exemption for non-U.S. Persons resident in the treaty countries. Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," is designed to establish foreign status, advise that the signatory is the beneficial owner of the income for which the form is being furnished and, if applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the U.S. has an income tax treaty. For interest payments which qualify as "portfolio interest," non-U.S. Persons generally can obtain complete exemption from withholding tax by completing part I of Form W-8BEN and filing the signed form. If the payments do not qualify as "portfolio interest," non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain a reduced tax rate or exemption depending on the treaty terms by completing parts I and II of the Form W-8BEN and filing the signed form.

     Exemption for non-U.S. Persons with effectively connected income. A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8EC1--Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     Exemption for U.S. Persons. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9--Request for Taxpayer Identification Number and Certification.

     Certification of Foreign Status For Certain Persons Who Are Not The Beneficial Owners of U.S. Source Income. Form W-8IMY, "Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding," is designed to establish foreign status and should be provided by a person who does not constitute a beneficial owner of U.S. source income for U.S. income tax purposes such as a foreign intermediary (qualified or not qualified), a foreign partnership or other fiscally transparent entity, a foreign trustee or executor of a U.S. trust or estate or a U.S. branch of certain foreign banks and insurance companies.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency.

     Form W-8BEN, if furnished with a taxpayer identification number, will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. Form W-8BEN, if furnished without a taxpayer identification number, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, recently finalized U.S. Treasury regulations revise some procedures for withholding on amounts paid to foreign persons. Under these regulations, interest or original issue discount paid to a nonresident alien would continue to be exempt from U.S. withholding taxes, including backup withholding, provided that the holder complies with the new certification procedures.

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                                  $542,700,000
             DISTRIBUTION FINANCIAL SERVICES RV/MARINE TRUST 2001-1

                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
                                   DEPOSITOR

                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    SERVICER

                $189,000,000 2.82% ASSET BACKED NOTES, CLASS A-1

                 $54,000,000 4.05% ASSET BACKED NOTES, CLASS A-2

                 $90,000,000 4.74% ASSET BACKED NOTES, CLASS A-3

                 $95,000,000 5.67% ASSET BACKED NOTES, CLASS A-4

                 $72,350,000 6.19% ASSET BACKED NOTES, CLASS A-5

                  $19,830,000 6.43% ASSET BACKED NOTES, CLASS B

                   $9,270,000 6.86% ASSET BACKED NOTES, CLASS C

                  $13,250,000 7.73% ASSET BACKED NOTES, CLASS D

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------

DEUTSCHE BANC ALEX. BROWN
                   BANC OF AMERICA SECURITIES LLC
                                     BANC ONE CAPITAL MARKETS, INC.
                                                                        JPMORGAN

     We are not offering the Notes in any state where the offer is not permitted.

     Until February 18, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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